UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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2026

Notice of Annual Meeting of Stockholders and Proxy Statement

Our Best
Growth Year Ever

Dear Stockholders,

The reason people nationwide choose T-Mobile comes down to a simple truth: when we put customers first, they place their trust in us. T-Mobile has been defined by that customer-first mindset since day one – relentlessly listening to customers, fixing what's broken, while delivering more value and better experiences. Now, we are focused on pairing that ethos with the best value proposition in the industry.

In 2025, this customer-obsessed culture resulted in the strongest customer growth year in our Company's history. T-Mobile once again led the industry in both core wireless customer growth and broadband customer growth – adding nearly 8 million total postpaid net customers and, driven by strong momentum in fixed wireless and the launch of T-Fiber, we now serve nearly 9.5 million broadband customers. That growth translated into strong financial performance. We generated industry-leading service revenue growth, strong net income, industry-leading Core Adjusted EBITDA growth, strong net cash provided by operating activities and industry-leading Adjusted Free Cash Flow conversion, which enabled us to reinvest in the business while returning meaningful capital to stockholders through dividends and share repurchases.

Underlying this performance is a structural shift in our industry. For decades, the long-standing dynamics of this industry dictated that customers had to choose between the best network, the best value, and the best experience. The strongest networks typically came at a premium price, while better value often meant compromises in quality. At T-Mobile, we set out to change that. Through sustained investment, technological advancement, and disciplined execution, we built a multi-year lead in network, and in 2025 that leadership was finally validated. Across millions of real-world data points and third-party tests, the results were clear: T-Mobile was awarded the Best Mobile Network according to Ookla, ranked #1 in Mobile Experience according to Opensignal, and now, based on direct customer feedback, T-Mobile is recognized as having America's Best Network Quality according to J.D. Power – breaking a competitor's streak of 35 consecutive awards. This leadership is built on the densest network grid, the strongest spectrum portfolio, and a multi-year lead in 5G innovation, including the first nationwide rollout of 5G Advanced. Today, customers can get the best network, the best value, and the best experience at T-Mobile, all in one place.

We've also strengthened our differentiation through digital capabilities that deepen our relationship with customers, making it seamless for customers to engage and transact with us, with T-Life, our flagship customer app, at the center of the experience. Recognized by Apple as a top 25 app in 2025, T-Life now has more than 100 million installs and approximately 24 million monthly active users, transforming one-time transactions into ongoing, personalized relationships. Customers can upgrade devices, select premium plans, and add services seamlessly in one place. By simplifying the customer experience, we improve the customer journey while driving meaningful operating efficiencies across the business.

At the same time, we expanded our platform through strategic investments that strengthen our core business and unlock new, long-term growth avenues. In 2025, we launched T-Fiber through our joint acquisitions of Metronet and Lumos, expanding our broadband offerings. We closed the UScellular acquisition, strengthening our spectrum position and extending our reach into smaller markets and rural communities. We also acquired Vistar Media and Blis, enhancing the capabilities of T-Ads and enabling more effective and targeted marketing solutions.

All of this progress comes alongside our continued commitment to the communities we serve. Through programs like Hometown Grants and 5G Friday Night Lights, we delivered more than $25 million in recent years to support small towns and local schools across the country. Through Project 10Million, we continued helping close the digital divide by connecting millions of students to reliable internet access for learning. And when disaster struck, our T-Priority network and self-healing capabilities helped ensure communities stayed connected when they needed it most.

None of this could happen without our people. Day in and day out, our teams bring this customer-centric spirit to life – solving problems, challenging assumptions, and improving the customer experience. Their passion, creativity, and discipline are the engine behind our results.

2025 also marked an important leadership transition for T-Mobile. After years of exceptional leadership from Mike Sievert, I am privileged and honored to step into the role of Chief Executive Officer. Mike continues to support T-Mobile as Vice Chairman of the Company and Board, and together with our leadership team, we remain deeply committed to the strategy and culture that have driven T-Mobile's success.

Looking ahead, we remain focused on executing our long-term strategy. We will continue doubling down on our leadership in network, value, and customer experience while expanding into new businesses that create durable, long-term growth. Thank you for your continued confidence in T-Mobile.

Sincerely,

Srini Gopalan
President and Chief Executive Officer
April 27, 2026

Notice of Annual Meeting of Stockholders

DATE: June 16, 2026	TIME: 8:00 a.m. PDT	LOCATION: Online only at www.virtualshareholdermeeting.com/TMUS2026

Agenda:

Elect 13 director nominees named in the Proxy Statement to the Company’s Board of Directors;

Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

Conduct an advisory vote to approve the compensation provided to the Company’s named executive officers for 2025; and

Consider any other business that is properly brought before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.

Record Date: You can vote your shares if you were a stockholder of record at the close of business on April 17, 2026.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible by internet, by telephone or by signing and returning your proxy card if you received a paper copy of the proxy card by mail.

The Annual Meeting will be held solely by means of remote communication, in a virtual only format. You can virtually attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/TMUS2026 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 8:00 a.m. PDT. Online check-in will begin at 7:45 a.m. PDT, and you should allow ample time for the online check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone numbers displayed on the meeting website on the meeting date. Once admitted to the Annual Meeting, you may submit questions, vote or view our list of stockholders by following the instructions that will be available on the meeting website.

We encourage you to vote as promptly as possible, even if you plan to attend the virtual meeting.

By Order of the Board of Directors, Timotheus Höttges Chairman of the Board of Directors April 27, 2026	Broady R. Hodder Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2026

The Proxy Statement and Annual Report to Stockholders are available at

https://t-mobile.com/Proxy2026 and https://www.proxyvote.com.

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including information concerning our future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements, including, but not limited to, our efforts to reduce our greenhouse gas emissions, as well as changes in laws or regulations affecting us, such as changes in cybersecurity, data privacy, environmental, safety and health laws, and other risks as disclosed in our most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), include, among others, the following: competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity; cyberattacks, disruptions, data loss or other security breaches; our inability to adopt and deploy network technologies in a timely and effective manner; our inability to effectively execute our digital transformation and drive customer and employee adoption of emerging technologies; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the timing and effects of any pending and future acquisition, investment, joint venture, merger or divestiture involving us, including our inability to obtain any required regulatory approval necessary to consummate any such transactions or to achieve the expected benefits of such transactions; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, tariffs and trade restrictions, supply chain disruptions, fluctuations in global currencies, immigration policies, and impacts of geopolitical instability, such as the Ukraine-Russia, Iran-Israel and Israel-Hamas wars and further escalations thereof; operational delays, higher procurement and operational costs, and increased regulatory and compliance complexities, for example, as a result of changes to trade policies, including higher tariffs, restrictions and other economic disincentives to trade; our inability to successfully deliver new products and services; any failure or inability of our third parties (including key suppliers) to provide products or services for the operation of our business; sociopolitical volatility and polarization and risks related to environmental, social and governance matters; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; our inability to maintain effective internal control over financial reporting; compliance with the current regulatory framework, including our national security obligations, and any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy, data protection and artificial intelligence; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; difficulties in protecting our intellectual property rights or if we infringe on the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of Deutsche Telekom AG (“Deutsche Telekom” or “DT”), our controlling stockholder, which may differ from the interests of other stockholders; our current and future stockholder return programs may not be fully utilized, and our share repurchases and dividend payments pursuant thereto may fail to have the desired impact on stockholder value; future sales of our common stock by Deutsche Telekom and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the Federal Communications Commission (“FCC”); and other risks as disclosed in our most recent annual report on Form 10-K, and subsequent Forms 10-Q and other filings with the SEC. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. T-Mobile does not undertake, and expressly disclaims any duty, to update any statements contained herein, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law. In addition, some of the statements contained in this Proxy Statement may rely on third-party information and projections that management believes to be reputable; however, T-Mobile does not independently verify or audit this information, and any inaccuracies or deviations in such information and projections may materially impact our ability to execute on our strategy, achieve our goals, or otherwise adversely impact our business.

This Proxy Statement contains corporate responsibility-related statements based on hypothetical scenarios and assumptions as well as estimates that are subject to a high level of uncertainty, and these statements should not necessarily be viewed as being representative of current or actual risk or performance, or forecasts of expected risk or performance. In addition, historical, current, and forward-looking environmental and social-related statements may be based on standards for measuring progress that are still developing, and internal controls and processes that continue to evolve. For example, our disclosures based on existing standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors which may be beyond our control. Forward-looking and other statements in this document may also address our corporate responsibility and sustainability progress, plans, and goals. Our inclusion of such information herein or in other documents is not necessarily “material” under the federal securities laws for SEC reporting purposes, even if we use the word “material” or “materiality” in relation to those statements, but is informed by various standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. These standards continue to evolve, often quickly, including for matters outside of our control; our disclosures are inherently dependent on the methodology and data used, and there can be no guarantee that such disclosures will necessarily reflect or be consistent with the preferred practices or interpretations of particular stakeholders, either currently or in future. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Proxy Statement Summary	1

Corporate Governance at T-Mobile	4

About the Board of Directors	5

Annual Board and Committee Evaluations	7

How to Communicate with our Board	7

Board Committees and Related Matters	8

Risk Oversight	14

Director Compensation	16

Director Nomination, Selection and Qualifications	18

Corporate Responsibility at T-Mobile	20

Proposal 1 - Election of Directors	24

Executive Officers	34

Proposal 2 - Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2026	36

Required Vote	36

Pre-Approval Process	36

Deloitte & Touche LLP Fees and Services	36

Audit Committee Report	37

Proposal 3 - Advisory Vote to Approve the Compensation Provided to the Company’s Named Executive Officers for 2025	38

Required Vote	38

Executive Compensation	39

Compensation Discussion and Analysis	39

Compensation Committee Report	54

Executive Compensation Tables	55

Pay Ratio	75

Pay Versus Performance	76

Security Ownership of Principal Stockholders and Management	80

Transactions with Related Persons and Approval	82

Related Person Transactions	82

Related Person Transaction Policy	82

Transactions with Deutsche Telekom and SoftBank	83

Annual Meeting and Voting Questions and Answers	87

Other Information and Business	90

Appendix A – Reconciliation of Non-GAAP Financial Measures	A-1

This Summary Highlights Information You Will Find in This Proxy Statement. As It is Only a Summary, Please Review the Complete Proxy Statement Before You Vote.

Annual Meeting Information
	DATE AND TIME: June 16, 2026 at 8:00 a.m. PDT	LOCATION: Online only at www.virtualshareholder meeting.com/TMUS2026	RECORD DATE: April 17, 2026	PROXY MAIL DATE: On or about April 27, 2026

How to Vote	BY INTERNET: Visit the website listed on your proxy card	BY PHONE: Call the telephone number on your proxy card	BY MAIL: Sign, date and return your proxy card in the enclosed envelope	AT THE ANNUAL MEETING: Vote electronically at the virtual Annual Meeting

Voting:	Each share of common stock is entitled to one vote for each director nominee and one vote for the other proposals to be voted on.

Admission:	You can virtually attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/TMUS2026 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 8:00 a.m. PDT. Online check-in will begin at 7:45 a.m. PDT, and you should allow ample time for the online check-in procedures.

Annual Meeting Agenda and Vote Recommendations:

Matter		Board Vote Recommendation	Page Reference (for more details)

Proposal 1	Election of Directors	FOR	24

Proposal 2	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2026	FOR	36

Proposal 3	Advisory Vote to Approve the Compensation Provided to the Company’s Named Executive Officers for 2025	FOR	38

In this Proxy Statement, “we,” “our,” “us,” “T-Mobile” and the “Company” refer to T-Mobile US, Inc. “Annual Meeting” refers to the 2026 Annual Meeting of Stockholders. We first made this Proxy Statement and form of proxy card available to stockholders on or about April 27, 2026.

▇ PROXY STATEMENT 2026	1

Proxy Statement Summary

Good Corporate Governance Practices

We have been a publicly traded company since 2013, following a business combination with MetroPCS Communications, Inc. (the “Metro Combination”). Deutsche Telekom became a significant stockholder at that time and has remained our controlling stockholder. As of March 31, 2026, Deutsche Telekom holds voting control over approximately 54.5% of T-Mobile’s outstanding common stock.

Based on the Second Amended and Restated Stockholders’ Agreement we entered into with Deutsche Telekom and SoftBank Group Corp. (“SoftBank”) on June 22, 2020 (the “Stockholders’ Agreement”) and its current ownership position, Deutsche Telekom has the right to designate 10 members of our Board of Directors (the “Board”). The Board also includes independent directors, including three designated by the Nominating, Corporate Governance and Compliance Committee, each of whom meets applicable NASDAQ and SEC independence standards. While the Company has stockholder representation on the Board, directors are expected to exercise independent judgment and fulfill their fiduciary duties to all stockholders. T-Mobile’s corporate governance framework is designed to promote long-term stockholder value, enhance Board and management accountability, and support transparency and public trust in the Company.

Unclassified Board and Annual Election of Directors

Annual Board and Committee Self-Evaluations

13 Director Nominees

No Poison Pill

Separation of Chairman and Chief Executive Officer Roles

Stockholder Right to Call Special Meeting and Act by Written Consent

Lead Independent Director

Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies

Independent Chairs of the Audit, Compensation and Nominating, Corporate Governance and Compliance Committees

Executive Compensation Driven by Pay for Performance

Regular Executive Sessions of Independent Directors

Stock Ownership Guidelines for Executive Officers and Directors

Comprehensive Risk Oversight by the Board and its Committees

SEC- and NASDAQ-compliant Clawback Policy Covering Incentive Payments

2	PROXY STATEMENT 2026 ▇

Proxy Statement Summary

T-Mobile delivered industry-leading customer and customer account growth, which translated into durable and profitable financial growth in 2025

In 2025, we delivered industry-leading1 customer results across the board, in postpaid net account additions, total postpaid net customer additions, postpaid phone net customer additions, and total broadband net customer additions.

Our customer and customer account growth translated into durable and profitable financial growth in 2025, enabling us to return $14.0 billion to stockholders through a combination of share repurchases and dividends. In 2025, our Total service revenues were $71.3 billion, Postpaid service revenues were $57.9 billion, Net income was $11.0 billion, Core Adjusted EBITDA2 was $33.9 billion, Net cash provided by operating activities was $28.0 billion, and Adjusted Free Cash Flow2 was $18.0 billion.

For the first time ever, customers have rated T-Mobile highest for network quality in five of six regions in the J.D. Power 2026 U.S. Wireless Network Quality Study3. This milestone reflects the impact of T-Mobile’s long-term network strategy, as customers rated the Company highest for network quality across more U.S. regions than at any point in its history.

1

AT&T does not disclose postpaid net account additions and, beginning in Q4 2025, reports Consumer Postpaid Wireless Accounts, which we believe are not directly comparable to T-Mobile’s reported metrics. Comcast and Charter do not disclose postpaid phone net customer additions.

2

Core Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. Each of the non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with U.S. generally accepted accounting principles (“GAAP”). Reconciliations to the most directly comparable GAAP financial measures are provided in Appendix A to this Proxy Statement.

3	For J.D. Power 2026 U.S. Wireless Network Quality Performance Study — Volume 1 award information, visit jdpower.com/awards.

Executive Compensation Highlights — Paying for Performance

Our executive compensation program is aligned with our business strategy and is designed to attract and retain top talent, reward short-term and long-term business results and exceptional individual performance, and, most importantly, maximize stockholder value.

Key Features of Our Executive Compensation Program

What We Do

Emphasis on pay for performance

Independent compensation consultant

Executive and director stock ownership guidelines

Clawback policy covering incentive payments

Use of multiple performance measures and caps on potential incentive payments

Substantial majority of target total compensation is variable

Use of executive compensation statements (“tally sheets”)

Annual risk assessment of compensation programs

What We Don’t Do

No excise tax gross ups

No guaranteed bonuses

No plans that encourage excessive risk taking

No single-trigger payments or vesting of equity awards upon a change in control

No excessive perquisites

No dividends paid on unearned or unvested equity awards

No hedging, short sales, or pledging of stock

▇ PROXY STATEMENT 2026	3

T-Mobile
is Committed to Good Corporate Governance
Our corporate governance practices and policies promote the long-term interests of our stockholders, strengthen the accountability of our Board and management and help build public trust.
Our Board has established a boardroom dynamic that encourages meaningful and robust discussions based on each director’s unique and diverse background, resulting in informed decision-making that seeks to maximize stockholder value and promotes stockholder interests. Directors exercise this thorough oversight of decisions regarding the Company’s strategy and outlook. The Board regularly reviews developments in corporate governance and updates its practices and governance materials as it deems necessary and appropriate.
Key Governance Materials

Certificate of Incorporation

Bylaws

Corporate Governance Guidelines

Director Selection Guidelines

Stockholders’ Agreement

Charter for Each Board Committee

Code of Business Conduct

Code of Ethics for Senior Financial Officers

Environmental Policy

Executive Incentive Compensation Recoupment Policy

Human Rights Statement

Speak Up Policy (f.k.a. Whistleblower Protection Policy)

Supplier Code of Conduct

Supplier Data Processing Requirements
These documents are available under the “Corporate Governance” section of our website at
http://investor.t-mobile.com
or are included in our filings with the SEC. In addition, our key Privacy Notices are available on our website at
https://www.t-mobile.com/privacy-center
.
Insider Trading Policy
We have adopted a Policy on Securities Trading that governs the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations and NASDAQ listing standards.

4	PROXY STATEMENT 2026 ▇

Corporate Governance

About the Board of Directors

Governance Framework and Code of Business Conduct

Our Board has adopted Corporate Governance Guidelines that, together with our certificate of incorporation, our bylaws and the Stockholders’ Agreement, provide a framework for the effective governance of the Company.

The Board also adopted our Code of Business Conduct, which establishes the standards of ethical conduct applicable to our directors, officers and employees. In addition, we have a Code of Ethics for Senior Financial Officers. In the event of a waiver by the Board of any provisions of the Code of Business Conduct or Code of Ethics for Senior Financial Officers applicable to directors or executive officers or any amendment thereto, we will promptly disclose the Board’s actions on our website.

Our Board

Our Board currently consists of 13 directors. We are required to have a “National Security Director” pursuant to our national security commitments entered into in connection with the Sprint Combination. Letitia A. Long currently serves in such capacity. Pursuant to our certificate of incorporation and the Stockholders’ Agreement, Deutsche Telekom has certain rights to designate director nominees and to have such designees serve on the committees of the Board. See “Transactions with Related Persons and Approval — Transactions with Deutsche Telekom and SoftBank — Stockholders’ Agreement” for more information.

We are a Controlled Company with Certain Exemptions

Deutsche Telekom has voting control, as of March 31, 2026, over approximately 54.5% of the outstanding shares of our common stock, and we are deemed a “controlled company” under the NASDAQ rules. These rules exempt “controlled companies,” like us, from certain corporate governance requirements, including: (i) that a majority of our Board be independent, (ii) that our Nominating, Corporate Governance and Compliance Committee be composed entirely of independent directors, and (iii) that our Compensation Committee be composed entirely of independent directors.

Director Independence

On an annual basis, our Board evaluates the independence of each director who served as a director during any part of the fiscal year ended 2025, including nominees for election to the Board, in accordance with NASDAQ rules and our Corporate Governance Guidelines. For certain types of relationships, NASDAQ rules require us to consider a director’s relationship with the Company, and also with any parent or subsidiary in a consolidated group with the Company, which includes Deutsche Telekom and its affiliates. Each of the following directors or director nominees is an “independent director” under NASDAQ rules and our Corporate Governance Guidelines:

■ Marcelo Claure ■ Thomas Dannenfeldt ■ Srikant M. Datar*	■ James J. Kavanaugh* ■ Letitia A. Long ■ Teresa A. Taylor* ■ Kelvin R. Westbrook**

*	The Board has determined that each member of the Audit Committee meets the heightened independence criteria applicable to audit committee members under NASDAQ and SEC rules.

**	Mr. Westbrook ceased to be a director of the Company on June 6, 2025.

Board Leadership

Our Chairman and Our Chief Executive Officer Roles are Separated

We believe that separating the roles of Chief Executive Officer and Chairman of the Board is appropriate for the Company and in the best interests of the Company and its stockholders at this time. Timotheus Höttges, Deutsche Telekom’s Chief Executive Officer, is the Chairman of the Board. Key responsibilities of our Chairman include:

Managing the overall Board function

Chairing all regular sessions of the Board

▇ PROXY STATEMENT 2026	5

Corporate Governance

Establishing the agenda for each Board meeting in consultation with the lead independent director, our Chief Executive Officer and other senior management, as appropriate

Assisting in establishing, coordinating and reviewing the criteria and methods for evaluating, at least annually, the effectiveness of the Board and its committees

Absent any changes to the Stockholders’ Agreement, which will require Deutsche Telekom’s approval, the Company does not foresee a possibility that the Chairman of the Board and Chief Executive Officer (“CEO”) roles will be filled by a single individual. The separation of the offices allows Mr. Höttges to focus on management of Board matters and allows our Chief Executive Officer to focus on managing our business. Additionally, we believe the separation of the roles ensures the objectivity of the Board in its management oversight role, specifically with respect to reviewing and assessing our Chief Executive Officer’s performance. The Board believes that the current leadership structure chosen by the Board is conducive to the Board’s role in risk oversight. The Company would engage with stockholders prior to the Board making a decision to combine the Chairman and Chief Executive Officer roles, and would promptly publicly disclose such a decision by the Board.

We have a Lead Independent Director

Our Board has also chosen to appoint a lead independent director. The lead independent director has significant authority, provides leadership for our independent directors, and strengthens the Board’s oversight of the Company’s business. Teresa A. Taylor is our current lead independent director. She also serves as the Chair of the Nominating, Corporate Governance and Compliance Committee. Key responsibilities of our lead independent director include:

Coordinating the activities of our independent directors

Calling and presiding over the executive sessions of the independent directors

Functioning as a liaison between the independent directors and the Chairman of the Board and/or the Chief Executive Officer

Providing input on design of the Board

Providing input on the flow of information to the Board, including the Board’s agenda and schedule

Facilitating discussion among the independent directors on key issues and concerns outside of Board meetings, including with respect to risk management

Chairing the annual stockholders’ meeting when the Chairman of the Board is not present

When requested, representing the Board with internal and external audiences, including stockholders

A Vice Chairman Position was Created in Connection with the CEO Transition

On November 1, 2025, Srinivasan Gopalan began serving as our President and Chief Executive Officer and as a member of the Board (the “Transition Date”). Upon the Transition Date, G. Michael Sievert retired as our CEO and began to serve as Vice Chairman of the Company and Vice Chairman of our Board. Mr. Sievert’s key responsibilities include, among other things, supporting our CEO and leadership team, advising on matters of long-term strategy, innovation, talent development and external relations.

Board Meetings and Director Attendance

Our Board meets regularly throughout the year. Committees typically meet prior to the Board meeting, and, depending on the schedule of the Board meeting, the Audit Committee holds additional meetings in connection with quarterly earnings releases. Directors are expected to attend all meetings of the Board and each committee on which they serve, as well as the Annual Meeting. At each regularly scheduled Board meeting (or more frequently if necessary), time is set aside for executive sessions where outside (non-management) directors meet without management present. In addition, our Corporate Governance Guidelines require the independent directors to meet at least twice each year in executive sessions, with the lead independent director presiding at such executive sessions.

Our Board met five times during 2025

Each director attended at least 75% of the total number of meetings of the Board and Board committees on which he or she served

All directors who then served on the Board attended our 2025 annual meeting of stockholders

6	PROXY STATEMENT 2026 ▇

Corporate Governance

Annual Board and Committee Evaluations

The Nominating, Corporate Governance and Compliance Committee oversees the annual Board and committee self-evaluation process. In 2025, the Committee engaged an outside consultant to coordinate and provide insight on the annual self-evaluation process.

The Board is committed to a comprehensive self-evaluation process to review the Board’s and each committee’s overall effectiveness.

Begin Evaluation Process

The Chair of the Nominating, Corporate Governance and Compliance Committee initiates, with the assistance of the Corporate Secretary, the annual evaluation process by engaging an outside evaluation consultant.

Evaluation

Working closely with management, the outside consultant distributes comprehensive questionnaires to each director soliciting feedback on the Board’s and each committee’s effectiveness, covering topics such as:

Strategic Oversight Scope & Content of Presentations	Risk Management Succession Planning

Analysis

The outside consultant reviews the responses and prepares an executive summary for the Board and each committee, which includes an overview of director responses and guidance on any material issues. The Chair of the Nominating, Corporate Governance and Compliance Committee reviews the reports with management and works directly with the consultant to evaluate the findings.

Results and Findings

The Nominating, Corporate Governance and Compliance Committee chair, with assistance from the outside consultant, presents the results and findings to the Board. Each committee reviews the committee results and findings. Results requiring additional consideration are addressed at subsequent Board and committee meetings and reported back to the Board, where appropriate.

How to Communicate with our Board

You may contact the Chairman of the Board, the Board as a whole, the lead independent director, or any individual director as follows:

T-Mobile US, Inc. The Board of Directors c/o Corporate Secretary 3655 131st Avenue SE Bellevue, WA 98006	After receipt, communications will generally be forwarded to the Chairman of the Board, the whole Board, the lead independent director or specific directors as the Corporate Secretary deems appropriate based on the content of, and the matters raised in, the communications. Communications that are unrelated to the duties and responsibilities of the Board or are unduly hostile, threatening, potentially illegal or similarly unsuitable will not be forwarded. Responses to letters and any communications that are excluded are maintained by the Company and are available to any director upon request.

▇ PROXY STATEMENT 2026	7

Corporate Governance

Board Committees and Related Matters

Our Board has six standing committees: Audit, CEO Selection, Compensation, Executive, Nominating, Corporate Governance and Compliance and Transaction. The CEO Selection and Transaction Committees were formed upon the merger with Sprint Corporation (the “Sprint Combination”). The Board makes committee and committee chair assignments annually at its meeting immediately following the annual meeting of stockholders, although further changes may be made from time to time as deemed appropriate by the Board.

Each committee has a Board-approved charter, which is reviewed annually by the respective committee. Recommended changes, if any, are submitted to the Board for approval. Each committee may retain and compensate consultants or other advisors as necessary for it to carry out its duties, without consulting with or obtaining the approval of the Board or the Company. A copy of the charter for each standing committee can be found on the Investor Relations section of our website at http://investor.t-mobile.com by selecting “Governance Documents” under the “Corporate Governance” tab.

Audit Committee	Meetings Held in 2025: 7

Chair: Srikant M. Datar Additional Members: James J. Kavanaugh Teresa A. Taylor

Primary Responsibilities

As more fully described in its charter, the primary responsibilities of the Audit Committee are to:

Assist the Board in oversight of the integrity of the Company’s financial statements and the accounting and financial reporting processes, disclosure controls and procedures and internal audit functions

Directly appoint, compensate and retain our independent auditor, including the evaluation of the independent auditor’s qualifications, performance and independence

Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services

Discuss and oversee the Company’s financial risk assessment and risk management, including the Company’s major financial risk exposures, such as cybersecurity

Develop and oversee compliance with the Code of Ethics for Senior Financial Officers

Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters

Review and approve all related person transactions pursuant to the Company’s Related Person Transaction Policy

Our Board has determined that each member of the Audit Committee meets all of the requirements for audit committee members under applicable NASDAQ rules, and Messrs. Datar and Kavanaugh are also “audit committee financial experts” as defined in applicable SEC rules.

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Compensation Committee	Meetings Held in 2025: 7

Chair: Thomas Dannenfeldt Additional Members: Marcelo Claure Christian P. Illek Raphael Kübler Dominique Leroy Section 16 Subcommittee: Thomas Dannenfeldt Marcelo Claure

Primary Responsibilities

As more fully described in its charter, the primary responsibilities of the Compensation Committee are to:

Review and approve the Company’s overall executive compensation philosophy and its programs, policies and practices regarding the compensation of its executive officers at least annually

Review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and determine and approve the Chief Executive Officer’s compensation

Review and approve annual and long-term compensation for and all compensation arrangements to be entered into with the Company’s executive officers

Oversee the development of succession plans for the Chief Executive Officer and senior management

Assist the Board in reviewing the results of any stockholder advisory votes, or respond to other stockholder communications that relate to executive officer compensation, and consider whether to make or recommend adjustments to the Company’s policies and practices as a result of such votes or communications

Review a report from management regarding potential material risks, if any, created by the Company’s compensation policies and practices

Review and make recommendations to the Board with respect to compensation for non-employee members of the Board

Review and make recommendations to the Board with respect to all Company equity compensation plans and oversee the administration of such plans

Review, approve and administer any Company policy regarding the recoupment or clawback of compensation

Oversee the Company’s strategies, initiatives and programs related to people practices

The Section 16 Subcommittee has the authority to approve all equity or equity-based awards granted to the Company’s officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that if the Section 16 Subcommittee does not consist of at least two directors, the full Board shall have such authority.

The Compensation Committee has Engaged an Independent Compensation Consultant

The Compensation Committee has retained Mercer (a wholly owned subsidiary of Marsh & McLennan Companies, Inc.), a well-recognized employee benefits and compensation consulting firm, as its independent compensation consultant. Mercer assists the Compensation Committee in its evaluation of the compensation and benefits provided to the Chief Executive Officer and the other executive officers. Mercer generally attends Compensation Committee meetings at which executive officer compensation is discussed and provides information, research and analysis pertaining to executive compensation as requested by the Compensation Committee. Mercer also updates the Compensation Committee on market trends. During 2025, the aggregate fees for such services were approximately $370,000. In addition, Mercer provided services to the Company for investment and benefits consulting and retirement plan consulting, which services were approved by management. During 2025, the aggregate fees for such services were approximately $344,000.

The Compensation Committee determined that Mercer is (and was, during 2025) independent and that its engagement does not (and did not, during 2025) present any conflicts of interest that would prevent Mercer from serving as an independent consultant to the Compensation Committee.

Mercer also determined that it was independent from management and confirmed this in a written statement delivered to the Compensation Committee.

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Corporate Governance

Compensation Committee Interlocks and Insider Participation

During 2025, the following individuals served on the Compensation Committee for all or part of the year: Messrs. Claure, Gopalan, Illek, Kübler, and Westbrook. Except for Mr. Gopalan, no member of the Compensation Committee who served during 2025 was an officer or employee of the Company or any of its subsidiaries during the year, was formerly a Company officer or had any relationship otherwise requiring disclosure as compensation committee interlock pursuant to Item 407(e)(4) of Regulation S-K. Mr. Gopalan resigned from the Board and the Compensation Committee, effective as of February 28, 2025, before taking on his role as the Chief Operating Officer at the Company.

CEO Selection Committee	Meetings Held in 2025: 0*

Chair:

Timotheus Höttges

Additional Members:

Marcelo Claure

Christian P. Illek

Thorsten Langheim

Teresa A. Taylor

*  Per the CEO Selection Committee’s Charter, the committee meets as often as it determines necessary

Primary Responsibilities

As more fully described in its charter, the primary responsibility of the CEO Selection Committee is to:

   Select, appoint, hire, fire and recall from office the Chief Executive Officer of the Company

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Executive Committee	Meetings Held in 2025: 0*

Chair:

Timotheus Höttges

Additional Members:

Marcelo Claure

Srinivasan Gopalan

Christian P. Illek

Raphael Kübler

Thorsten Langheim

*  Per the Executive Committee’s charter, the committee meets as often as it determines necessary

Primary Responsibilities

As more fully described in its charter, the primary responsibilities of the Executive Committee are to:

   Monitor the Company’s operating performance relative to its operating objectives, strategy, plans and actions

   Provide management with feedback regarding the Company’s operating objectives, strategy, plans, and actions, as well as the Company’s operating performance

   Consider strategic operating goals, opportunities and risks

   Recommend changes to the Company’s operating objectives, strategy, plans, and actions for consideration by the Board, as appropriate

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Corporate Governance

Nominating, Corporate Governance and Compliance Committee	Meetings Held in 2025: 4

Chair: Teresa A. Taylor Additional Members: Raphael Kübler Dominique Leroy Letitia A. Long

Primary Responsibilities

As more fully described in its charter, the primary responsibilities of the Nominating, Corporate Governance and Compliance Committee are to:

Subject to the terms of the Company’s certificate of incorporation and the Stockholders’ Agreement, review, approve and recommend for Board consideration director candidates based on the director selection guidelines then in effect, and advise the Board with regard to the nomination or appointment of such director candidates

Periodically review and make recommendations to the Board regarding the appropriate size, role and function of the Board

Develop and oversee a process for an annual evaluation of the Board and its committees

Monitor the process for preparing agendas for, organizing and running Board meetings (including the occurrence of regular executive sessions) in coordination with the Chairman of the Board and Chief Executive Officer

Recommend to the Board, as appropriate, the number, type, functions, and structure of committees of the Board, and the chairperson of each such committee

Oversee director succession planning

Develop and oversee compliance with the Code of Business Conduct for all employees, officers and directors

Discuss and oversee the Company’s risk assessment and risk management policies, as well as annually review the implementation and effectiveness of our compliance and ethics programs

Periodically review the Company’s report on political and charitable contributions and other environmental, sustainability, and corporate social responsibility matters

Periodically review and consult with management on the Company’s data privacy and information security programs, including cybersecurity

Periodically review the Company’s director orientation program and recommend changes, as appropriate

Monitor, plan and support continuing education activities of the directors

Develop, update as necessary and recommend to the Board corporate governance principles and policies

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Transaction Committee	Meetings Held in 2025: 8

Chair: Thorsten Langheim Additional Members: Marcelo Claure Thomas Dannenfeldt Srinivasan Gopalan Christian P. Illek Raphael Kübler G. Michael Sievert

Primary Responsibilities

As more fully described in its charter, the primary responsibilities of the Transaction Committee are to:

Evaluate with the Company’s management and provide recommendations to the Board with respect to proposed strategic transactions for the Company and its businesses, including, but not limited to, mergers, acquisitions, divestitures, joint ventures, and other similar transactions

Monitor the progress of pending and potential strategic transactions involving the Company, its businesses and its competitors

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Corporate Governance

Risk Oversight

Management’s Role in Risk Oversight

Management of the Company, including the Chief Executive Officer and other executive officers, is primarily responsible for managing the risks associated with the business, operations, and financial and disclosure controls. Management conducts a quarterly enterprise-wide risk assessment and considers financial, strategic, IT, cybersecurity, technology, operational, compliance, legal/regulatory, corporate responsibility and reputational risks to the Company, including risks that are short-term, intermediate-term and/or long-term in nature. In addition, management conducts an annual fraud risk assessment and an annual compliance risk assessment. Periodically, the Company engages external third-party experts as part of the Company’s risk assessment, including assessment of future threats and trends, and risk mitigation processes. All enterprise risks that are considered are prioritized based on the magnitude of the potential impact to the Company. Risk trending is also evaluated, and management action plans and timelines are developed and tracked to address the immediacy of the risk assessed. The results of these assessments are considered in connection with the operational, financial, and business activities of the Company.

Management Maintains a Third-Party Risk Management Program

Management maintains a centralized Third-Party Risk Management Program to evaluate multiple aspects of risk related to doing business with third-party vendors and Mobile Virtual Network Operator partners, including, but not limited to, cybersecurity, geopolitical, privacy, financial, corporate responsibility, anti-corruption and fourth-party risks and risks relating to foreign ownership and compliance with national security commitments.

Management Maintains an Enterprise Risk and Compliance Committee

The Enterprise Risk and Compliance Committee (the “ERCC”) oversees and governs the Company’s risk management, cybersecurity, corporate responsibility, and operational compliance activities, as well as provides a means of bringing risk issues to the attention of management. Responsibilities for risk management and compliance are distributed throughout various functional areas of the business, and the ERCC consists of representatives of our senior leadership team as well as leaders and other representatives from the enterprise risk organization, the enterprise compliance and ethics function, and subject matter experts from across the Company, such as our cybersecurity, technology, privacy and legal teams. The committee is co-led by our Chief Financial Officer and Chief Legal Officer and General Counsel. It regularly meets and reviews the Company’s activities in these areas. The ERCC drives the identification, prioritization, and mitigation efforts of the Company’s most significant risks, enables coordinated actions across the Company, and informs the Chief Audit Executive’s report to the Audit Committee and the Chief Compliance Officer’s report to the Nominating, Corporate Governance and Compliance Committee.

Executive Vice President and Chief Information Officer Oversees the Company’s Information Technology Systems, Digital Capabilities, and Cybersecurity Practices

The Executive Vice President and Chief Information Officer (the “Chief Information Officer”) is responsible for overseeing the Company’s information technology systems, digital capabilities, and cybersecurity practices. Our Senior Vice President, Cybersecurity (the “Chief Security Officer”), under the direction of the Chief Information Officer, is responsible for overseeing the cybersecurity organization and promoting a security-centric culture throughout our business and operational functions. The Chief Security Officer also oversees the cybersecurity risk management function, which identifies cybersecurity threats, assesses cybersecurity risks and supports the Chief Information Officer and the Company in managing such risks. The Chief Information Officer and the Chief Security Officer have the expertise to provide insights into the nature of cybersecurity threats, the Company’s readiness, and actions taken to mitigate such risks.

The Board’s Role in Risk Oversight

Selective Delegation of Risk Oversight to Committees

Our directors have deep experience and expertise in strategic planning and execution. Through regular and special Board meetings, the Board engages with management in discussions about the Company’s financial and operational performance, competitive landscape, strategic goals, operational objectives and challenges and regulatory developments.

While the full Board has overall responsibility for risk oversight, the Board has delegated risk oversight responsibility for certain risks to committees of the Board. On a regular basis, reports of all committee meetings are presented to the Board, and the Board periodically conducts deep dives on key enterprise risks.

Audit Committee

The Audit Committee has primary responsibility for overseeing the Company’s various risk assessment, risk management policies, and procedures and controls. The Audit Committee considers and discusses policies with respect to risk assessment and risk

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Corporate Governance

management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also discusses the potential impact of the Company’s risk exposures on the Company’s business, financial results, operations and reputation.

To assist the Audit Committee with its risk assessment function, our Chief Audit Executive has a direct communication channel to the Audit Committee for purposes of reporting or discussing concerns and has regular meetings with the Audit Committee and/or its members. The Chief Audit Executive provides a quarterly enterprise-wide risk assessment (including risks relating to cybersecurity and privacy), annual fraud risk assessment, and SOX and Internal Audit reporting or assessments to the Audit Committee and updates the Audit Committee on significant issues raised by the ERCC. The Company’s Chief Legal Officer and General Counsel provides periodic reports to the Audit Committee on the Company’s significant litigation matters. The Chief Audit Executive also attends the Nominating, Corporate Governance and Compliance Committee meetings for purposes of discussing any process or control matters related to topics covered at the Audit Committee meetings.

As an integral part of the Company’s disclosure controls and procedures, the Audit Committee reviews enterprise risk assessments and fraud risk assessments, provides feedback to executive management and shares the risk assessments with the Board. The Audit Committee also has other responsibilities with respect to the Company’s financial and accounting compliance and complaint procedures, internal audit, SOX Compliance program and related person transactions, as more fully set out in its charter. Additionally, the Chief Compliance Officer also has a direct communication channel to the Audit Committee for purposes of discussing or reporting matters that could have a significant impact on the Company’s financial statements or may concern the integrity, adequacy, and effectiveness of the Company’s accounting and financial reporting processes and internal controls and external reporting policies and procedures.

CEO Selection Committee

The CEO Selection Committee oversees risks related to the selection, appointment, hiring, firing and recall from office of the Chief Executive Officer of the Company.

Compensation Committee

The Compensation Committee has certain responsibilities with respect to succession planning and the assessment of risk in connection with our compensation programs. The Compensation Committee periodically reviews with management an assessment of whether risks arising from the Company’s compensation policies and practices for all employees are reasonably likely to have a material adverse effect on the Company, including the design features and governance controls intended to mitigate such risks.

The Company designs compensation programs to encourage appropriate risk-taking while discouraging behavior that may result in unnecessary or excessive business risk or actions inconsistent with the Company’s long-term strategy, values and compliance obligations. In this regard, the following elements have been incorporated in our compensation programs for executive officers:

Use of multiple metrics in the annual incentive plan and use of two long-term incentive vehicles (time-based and performance-based incentive awards) for executive officers

Annual incentive award payouts capped at 200% of target

Performance-based long-term incentive awards capped at 200% of target

Emphasis on long-term and performance-based compensation

The Compensation Committee has discretion to reduce payouts of incentive awards, as appropriate

Alignment of interests of our executive officers with the long-term interests of our stockholders through stock ownership guidelines that call for significant share ownership by our executive officers

Formal, SEC- and Nasdaq-compliant clawback policy applicable to both cash and equity compensation

Generally, long-term incentive awards vest ratably over three years or at the end of a three-year performance period

No excessive perquisites for executive officers

In addition, the Compensation Committee oversees the integration of risk management considerations into executive compensation design, including the selection of performance metrics, goal-setting processes, payout calibration, and the use of discretion to ensure outcomes appropriately reflect overall Company performance and risk outcomes.

Based on an assessment conducted by management’s independent consultant, Willis Towers Watson, which was presented to, reviewed by and discussed with the Compensation Committee, management concluded that our compensation policies and practices for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Corporate Governance

The Compensation Committee also oversees strategies, initiatives and programs related to people practices, including employee talent acquisition, retention and development, employee engagement, and corporate culture. This includes oversight of risks related to people practices, including leadership succession, talent pipeline health, retention of key talent, and organizational culture.

Executive Committee

The Executive Committee is available to review and provide guidance to senior management regarding the Company’s strategy, operating plans and operating performance. The Executive Committee also plays a role in helping the Board perform its risk oversight function by considering strategic operating goals, opportunities and risks.

Nominating, Corporate Governance and Compliance Committee

The Nominating, Corporate Governance and Compliance Committee oversees Board process and corporate governance-related risks, management of compliance risks, risks related to our corporate social responsibility and sustainability practices, and risks related to the Company’s data privacy and information security programs, including cybersecurity.

Our head of Corporate Responsibility and Sustainability provides periodic reports to the Nominating, Corporate Governance and Compliance Committee on the Company’s charitable spending and related policies and other environmental, sustainability, and corporate social responsibility matters. Our Chief Legal Officer and General Counsel provides periodic reports to the Nominating, Corporate Governance and Compliance Committee on the Company’s political spending and related policies.

Our Chief Compliance Officer provides quarterly reports to the Nominating, Corporate Governance and Compliance Committee on the Company’s compliance and ethics program, including enterprise compliance risk assessments and mitigation activities. The Chief Compliance Officer also has a direct communication channel to the Nominating, Corporate Governance and Compliance Committee for purposes of reporting or discussing concerns relating to the Company’s compliance and ethics programs. The Chief Compliance Officer also has a direct communication channel to the Audit Committee for purposes of discussing or reporting financial misconduct matters.

The Chief Information Officer, Chief Security Officer and Chief Privacy Officer provide periodic reports to the Nominating, Corporate Governance and Compliance Committee on the Company’s artificial intelligence risk and governance, privacy and data security, including cybersecurity, risk exposures, policies, practices, including the steps management has taken to detect, monitor and control such risks, as well as trends in cybersecurity threats. Our Chief Security Officer, Chief Compliance Officer and Chief Privacy Officer, among other executives, also meet with the Nominating, Corporate Governance and Compliance Committee to discuss any significant events when they arise. The Nominating, Corporate Governance and Compliance Committee seeks updates to facilitate proactive governance and to allow the Nominating, Corporate Governance and Compliance Committee to address emerging cybersecurity issues with management. These discussions enable the Nominating, Corporate Governance and Compliance Committee to be informed of the steps management is taking to detect, monitor and manage cybersecurity risks.

Transaction Committee

The Transaction Committee oversees risks related to strategic transactions involving the Company and its businesses.

Director Compensation

Non-Employee Director Compensation Program

Our “non-employee directors” — directors who are not employees of the Company or officers or employees of Deutsche Telekom — are eligible to participate in the Company’s non-employee director compensation program, described below. The Compensation Committee periodically reviews the compensation of our non-employee directors. As part of the review, the Compensation Committee engages Mercer to assess our non-employee director compensation program in comparison to our peer group (see “Executive Compensation — Factors Considered in Determining Executive Compensation—Executive Compensation Peer Group” for more information on our peer group). Based on such assessment, the non-employee director compensation program is adjusted as appropriate to ensure alignment with market practices. Our non-employee director compensation program was amended effective as of June 6, 2025, to increase the additional annual cash retainer for the lead independent director from $55,000 to $75,000 and to increase the value of the additional annual cash retainer for the Compensation Committee chair from $25,000 to $32,500.

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Corporate Governance

Key Features of our Non-Employee Director Compensation Program

A larger allocation of total director compensation to equity-based compensation rather than cash compensation

All equity-based compensation is subject to a vesting period

Stock ownership guidelines of five times the non-employee director’s annual cash retainer for Board services

Elements of Non-Employee Director Compensation	Amount ($)

Annual cash retainer	143,000

Additional annual cash retainer for:

Lead Independent Director	75,000

Audit Committee Chair	60,000

Compensation Committee Chair	32,500

Nominating, Corporate Governance and Compliance Committee Chair	20,000

Additional Retainer for Audit Committee Members (including the Audit Committee Chair)	15,000

National Security Director	75,000

Annual award of Restricted Stock Units	255,000

Additional cash amounts for each Board and committee meeting:

Board	3,000

Committee	2,000

The annual award of time-based restricted stock units (“RSUs”) is made immediately after each annual meeting of stockholders. The RSUs vest on the one-year anniversary of the grant date or, for directors not standing for re-election, on the date of the next annual meeting of stockholders, subject to continued service as a non-employee director through the vesting date. In the event of a director’s termination of service prior to vesting, all RSUs are automatically forfeited. The RSUs immediately vest on the date of a change in control of the Company, subject to the applicable director’s continued service as a non-employee director through such date. Annual cash retainers and the annual RSU awards are prorated for any person who becomes a non-employee director and/or committee chair, or who otherwise becomes entitled to an additional annual cash retainer as described above, at any time of the year other than the date of the Company’s annual meeting of stockholders. Non-employee directors also receive reimbursement of expenses incurred in connection with their Board and committee services and are eligible to receive up to two handsets per year and up to 10 lines of U.S. service pursuant to the Board of Directors Phone Perquisite program.

Our Directors are Required to Acquire and Maintain Ownership of Shares of T-Mobile

Under our stock ownership guidelines, each non-employee director is expected to acquire and maintain ownership of shares of common stock equal in value to five times his or her annual cash retainer for Board service measured as of September 30 of each year. Each non-employee director is expected to meet the ownership guidelines within five years from the date on which he or she became a non-employee director, and is expected to retain at least 50% of the net shares of common stock acquired through equity awards until the ownership threshold is met.

As of December 31, 2025, all then-serving non-employee directors were in compliance with our stock ownership guidelines.

2025 Non-Employee Director Compensation Table

During fiscal year 2025, the Company’s non-employee directors received the following compensation for their services:

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[3] ($)	All Other Compensation[4] ($)	Total ($)

André Almeida[2]	107,790	—	9,511	117,302

Marcelo Claure	173,000	255,203	31,666	459,868

Thomas Dannenfeldt	122,257	255,203	—	377,460

Srikant M. Datar	248,000	255,203	35,807	539,010

James J. Kavanaugh	184,000	255,203	31,480	470,683

Letitia A. Long	238,000	305,358	152,039	695,397

Teresa A. Taylor	277,000	255,203	31,330	563,532

Kelvin R. Westbrook[2]	92,838	—	15,761	108,599

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Corporate Governance

1	Includes annual cash retainers and cash meeting fees earned in accordance with the non-employee director compensation program.

2	Messrs. Almeida and Westbrook ceased to be a director of the Company on August 31, 2025 and June 6, 2025, respectively.

3

The value of stock awards is determined using the aggregate grant-date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation–Stock Compensation,” or ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the directors. See Note 13 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for a summary of the assumptions we apply in calculating these amounts. The annual RSU award to Mr. Almeida was cancelled in connection with his resignation from the Board effective on August 31, 2025. For Ms. Long, this column also includes an additional RSU award for her services in overseeing compliance with certain national security commitments. As of December 31, 2025, each of Ms. Taylor and Messrs. Claure, Dannenfeldt, Datar and Kavanaugh held 1,038 unvested time-based RSUs and Ms. Long held 1,242 unvested time-based RSUs.

4

Includes (i) phone perquisites under the Board of Directors Phone Perquisite Program, (ii) personal travel expenses in connection with Board and committee meetings, and (iii) for Ms. Long, $123,750 in fees for her services in overseeing compliance with certain national security commitments.

Director Nomination, Selection and Qualifications

Qualifications

T-Mobile understands that maintaining a wide variety of perspectives and viewpoints is a critical attribute of a well-functioning Board and a measure of sound corporate governance. T-Mobile follows its director selection guidelines as we strive to maintain a Board composed of individuals with a mix of expertise, experience, skills and backgrounds to reflect the broad nature of the business environment in which we operate and the customers we serve.

Subject to Deutsche Telekom’s board designation rights, the Nominating, Corporate Governance and Compliance Committee is responsible for identifying and evaluating director nominees and recommending to the Board a slate of nominees for election at each annual meeting of stockholders.

The Nominating, Corporate Governance and Compliance Committee considers, among others, the following factors:

Skills, expertise, professional experience, industry knowledge, and backgrounds that contribute to the range of perspectives on the Board

Leadership qualities, public company board and committee experience and non-business-related activities and experience

High standard of personal and professional ethics, integrity and values

Training, experience and ability at making and overseeing policy in business, government and/or education sectors

Willingness and ability to:

keep an open mind when considering matters affecting interests of the Company and its constituents devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and committee membership serve on the Board for multiple terms, if nominated and elected, to enable development of a deeper understanding of the Company’s business affairs

Willingness to refrain from engaging in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to the Company and its constituents

Willingness to act in the best interests of the Company and its constituents and to objectively assess Board, committee and management performance

Our director selection guidelines mandate that the skills and backgrounds collectively represented on the Board should reflect the broad nature of the business environment in which the Company operates and the customers it serves. In addition, according to our director selection guidelines, the Nominating, Corporate Governance and Compliance Committee will include, and will require any outside consultant that it engages to include a broad pool from which the committee selects director candidates.

In connection with its general responsibility to monitor and advise the Board on the size, role, function and composition of the Board, the Nominating, Corporate Governance and Compliance Committee will periodically consider whether the Board represents the overall mix of skills and characteristics described in the director selection guidelines, including the factors described above. Subject to Deutsche Telekom’s board designation rights, the selection process for director candidates is intended to be flexible, and the Nominating, Corporate Governance and Compliance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

The table below summarizes the key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the director does not possess that qualification or skill. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

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Corporate Governance

Director Nominee Qualifications, Skills and Attributes

Qualifications and Expertise

Cybersecurity Expertise			✔		✔	✔							✔

Executive Management Experience	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔

Marketing & Sales	✔		✔	✔	✔	✔			✔	✔	✔	✔	✔

Mergers & Acquisitions	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔

Technology & Innovation	✔	✔	✔	✔		✔	✔	✔	✔	✔	✔	✔	✔

Industry & Experience	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔

Corporate Responsibility Strategy and Management	✔	✔	✔	✔	✔	✔	✔		✔	✔	✔		✔

People Practices Management	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔

Government Affairs, Regulatory & Legal	✔		✔	✔		✔		✔	✔	✔	✔	✔	✔

Global and International Operations	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔		✔

Designation

Deutsche Telekom	✔		✔	✔	✔	✔	✔	✔	✔		✔

Nom & Gov		✔								✔		✔

T-Mobile CEO													✔

Tenure and Independence

Tenure	2020	2013	2025	2013	2018	2023	2013	2013	2020	2021	2018	2013	2025

Independence	Yes	Yes	Yes	No	No	Yes	No	No	No	Yes	No	Yes	No

*	Qualifies as an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K.

Nomination Process

In addition to candidates designated by Deutsche Telekom, the Nominating, Corporate Governance and Compliance Committee may consider possible director candidates from a number of sources, including those recommended by stockholders, directors, or officers. In addition, the Nominating, Corporate Governance and Compliance Committee may engage the services of outside consultants and search firms to identify potential director candidates.

A stockholder who wishes to suggest a director candidate for consideration by the Nominating, Corporate Governance and Compliance Committee should submit the suggestion to the Chair of the Nominating, Corporate Governance and Compliance Committee, care of our Corporate Secretary, at 3655 131st Avenue SE, Bellevue, Washington 98006, and include the candidate’s name, biographical data, relationship to the stockholder and other relevant information. The Nominating, Corporate Governance and Compliance Committee may request additional information about the suggested candidate and the proposing stockholder. Subject to Deutsche Telekom’s board designation rights, the full Board will approve all final nominations after considering the recommendations of the Nominating, Corporate Governance and Compliance Committee.

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T-Mobile’s Approach to Corporate Responsibility

Through our products and services, we connect millions of people to social, educational, and economic opportunities and we enable businesses to implement innovative and sustainable technology solutions. With the transformational power of our industry-leading nationwide network, we are guided by a simple and bold aspiration to create a connected world where everyone can thrive. That means responsibly operating our business to create long-term value for our stockholders, while never losing sight of the opportunity to leverage our size, scale, and technology for positive change.

Our approach to corporate responsibility focuses on where we can drive the most impact and value for our business and communities. We center this work on three strategic areas where we are best positioned to drive meaningful progress:

Expanding digital access. We use our resources and scale to empower people with the connectivity and tools needed to succeed in today’s digital world. We’re furthering our impact and strengthening our ability to connect the under-connected by expanding the reach and effectiveness of our digital connectivity programs and products.

Growing culture, community and belonging. We are creating positive opportunities for all our employees, bringing together our unique talents and perspectives to offer the best for our people and customers. We aim to be known for being the best place to work, giving our employees opportunities to develop their careers and to give back to their communities.

Operating sustainably. We take bold steps to build a more resilient business and reduce our impact on the planet. To do this, we’re focusing on driving operational efficiencies and using our network, resources, and partnerships to enable a more sustainable future for all.

Investing in Our People & Culture

Delivering the best customer experiences starts with attracting, engaging, and retaining exceptional people. Our employees are the heart of our company and finding and investing in talent is critical. To build a strong workforce, we recruit internally and externally and invest in our team with internal development programs to grow our existing workforce and cast a wide net to find the most qualified people for every role.

We are all in when it comes to creating a customer-obsessed, growth-oriented, and supportive culture that cultivates the best ideas to drive real results for our business, customers, and stockholders. This includes fostering a workplace where every employee feels encouraged and equipped to bring their unique perspectives, expertise, and ideas to their role and is accountable for how and what they deliver. We’ve seen how an inclusive workforce accelerates growth and profitability by driving innovation, strengthening collaboration, and challenging the status quo.

Compensation, Wellness and Benefits

To attract and retain the best people, we regularly evaluate our compensation and benefits offerings so that they are competitive, informed by market data and key factors, such as employee experience, geographic location, and more.

T-Mobile’s comprehensive benefits package is designed with holistic employee health in mind to support our employees through different stages of life and major life events, from building a family and pursuing higher education to retirement. Because every employee at T-Mobile plays a part in our success, we offer the same high-quality benefits to everyone, from our frontline employees to the most senior leaders at the company.

Career Development, Learning and Engagement

As our industry continues to change and new technologies reshape how we work, we continue to invest in a highly skilled, adaptable workforce ready to meet the needs of our business. We believe in building careers, not just jobs, and provide a range of development opportunities that help employees grow, learn new skills, and advance their careers at T-Mobile. We offer easily accessible training, mentoring, and career development programs for all employees. We continue to hire, develop, and promote people based on merit and experience.

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Corporate Responsibility

Our Employee Resource Groups (ERGs) play an important role in enhancing T-Mobile’s culture and providing valuable learning and development opportunities for our employees. Our six ERGs and four sub-affinity groups are open to all employees at the company and are closely tied to our business goals and priorities. T-Mobile also offers an Immersive Experiences program to unlock growth and opportunity for emerging leaders across the company. The program provides deeper development opportunities through professional development, networking, and community service.

Employee Giving and Philanthropic Support

A vibrant part of T-Mobile’s culture is giving back to the communities our employees and customers call home. To make sure all employees can take advantage of the giving programs we offer, we have structured our programs so that household income is not a barrier to participate.

Through the T-Mobile Foundation we offer the Magenta Match program where we match employee donations 1:1 and donate $15 for every volunteer hour up to $2,000 per employee per calendar year. Through our Volun-T Grants Program, we offer employees the opportunity to apply for a volunteer-based grant in their local community. In 2025, our employees donated $2.4 million and volunteered over 92,000 hours in their communities. Through the business and the T-Mobile Foundation, we donated $38.2 million to support nearly 19,000 nonprofits across the country.

Expanding Digital Access

Connectivity plays an essential role in everyday life. That’s why we’re focused on providing the best network, best value, and best experiences to every customer in every community across the United States. Our customer-driven approach to coverage means we can break down barriers to reliable connectivity when and where it’s needed most. Whether our customers are in rural communities, or first responders with priority access needs, or families with affordability as a concern—we’re committed to delivering the power of connectivity to more people than ever before.

In addition, we have become the fastest-growing provider of reliable and affordable home internet service in the country. We also commercially launched T-Satellite with Starlink, the only satellite network in the U.S. that works on most modern smartphones to provide connectivity in areas and at times when traditional cell coverage isn’t available, offering convenience to customers and potentially life-saving access to first responders during emergencies.

As part of our efforts to make digital access available to all, we have continued to expand the reach and effectiveness of connectivity programs like Project 10Million. Through Project 10Million, our flagship philanthropic program that was built to help close the digital divide in education, we offer eligible K-12 student families a free mobile hotspot and up to five years of free internet connectivity. For school districts, Project 10Million also offers free and subsidized data plans as well as access to affordable laptops and tablets. Throughout 2025, we continued to partner with Boys & Girls Clubs of America, the nation’s leading after-school organization, to expand connectivity to young learners in underserved regions. Since the launch of Project 10Million in 2020, we’ve connected nearly 6.7 million students and provided $8.3 billion in in-kind products and services.

Providing Critical Connectivity during Emergencies

Connectivity is crucial when disasters impact our customers and communities and we are committed to keeping customers connected, no matter the challenge. T-Mobile’s Enterprise Business Continuity Program is designed to enable effective planning and preparation so that we can respond quickly and nimbly to a wide variety of events and prepare for high-volume network traffic.

In 2025, T-Mobile supported communities through dozens of emergency events, providing $1.8 million in in-kind devices, services, and supplies for disaster relief, alongside ongoing network-hardening efforts. During the Los Angeles wildfires and the Kerr County floods in Texas, we leveraged T-Priority, our direct-to-cell satellite network to deliver emergency alerts and support SMS messaging. We also used artificial intelligence (AI) to monitor network performance and automatically adjust coverage—tilting antennas to reach areas without power and boosting signals for rescue missions—while on-the-ground teams supported communities and restored impacted sites.

In addition to our ongoing community support during natural disasters, emergencies, and high-traffic events, we have intensified our efforts to support our nation’s first responders. Built on a dedicated 5G network slice, T-Priority delivers reliable, resilient connectivity for millions of U.S. first responders, offering consistent low latency, high-speed, and prioritized access across all 5G bands, as well as direct-to-cell satellite service.

Building a More Resilient and Sustainable Future

As our network scales to meet rising data demands, we continuously challenge how we operate and apply advanced technology solutions to support more sustainable business growth. We know that proactively managing climate risk and reducing our

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Corporate Responsibility

environmental footprint creates business value. That’s why we focus on opportunities to innovate, work smarter, and reduce emissions across our value chain. From deploying energy-efficient network solutions to identifying cost-effective renewable energy projects, we’re building a more resilient business and working to make our products and services more sustainable.

To guide our sustainable business efforts, we have set out to achieve net-zero emissions across our entire carbon footprint by 2040. Our net-zero goal has been validated by the Science Based Targets initiative and encompasses two emissions reduction targets we continue to drive progress on:

Near-term target: Reduce absolute Scope 1, 2 and 3 GHG emissions by 55% by 2030 from a 2020 base year

Long-term target: Reduce absolute Scope 1, 2 and 3 GHG emissions by 90% by 2040 from a 2020 base year

Our goal is to abate our emissions to be as close to zero as possible and only use carbon offsets to address the remaining 10% or less of emissions.

Sustainable Energy Management

Sustainable energy management is essential to managing energy costs and reducing our carbon footprint. Key areas of focus for our business include investing in energy efficiency measures to conserve energy where possible and diversifying our energy portfolio through renewable energy projects to account for the electricity we purchase.

We were the first and only U.S. wireless provider to achieve a goal to source renewable energy equivalent to 100% of our electricity usage by the end of 2021. In 2025, we continued to maintain this position through a range of projects that help insulate us from price fluctuations in the energy market as well as help stabilize access to energy sources in more unstable energy markets, like in Puerto Rico.

We also pursue initiatives that improve energy efficiency, like optimizing our network infrastructure, implementing advanced technologies, modernizing and replacing older equipment in data centers and looking at our overall footprint across recent acquisitions so that we’re being strategic with our site locations. To monitor our energy efficiency efforts, we continue to track toward our goal to reduce energy consumption by 95% per petabyte of data traffic by 2030 (from a 2019 baseline).

Conserving Resources and Reducing Waste

Another important part of our efficiency and sustainability focus is reducing waste and conserving natural resources. We do this through a combination of recycling, resale and reuse initiatives for waste from our network and other information technology equipment from our facilities. We also implemented several waste reduction initiatives across our corporate campuses and retail stores. These initiatives can lead to cost savings for the business while also reducing our environmental impact.

We also empower our customers to reduce e-waste by offering options to bring in smartphones, tablets, smartwatches, hotspots or IoT items into select stores to be upcycled or recycled for free. In 2025, we collected and processed approximately 12.9 million devices for reuse, resale, and recycling. Our suppliers and partners that repair and recycle these devices are required to be certified to the industry-leading R2 standard, which provides a common set of processes, safety measures, and documentation requirements.

Our suppliers play an important role in our business and we collaborate closely with them on opportunities to work more sustainably and efficiently. We set clear expectations through our Responsible Sourcing Policy, including standards around sourcing and resource conservation. The Cellular Telecommunications and Internet Association Guidelines for Wireless Device and Accessory Packaging that we co-created continue to guide supplier engagement around products and reduce the environmental impact of device and accessories packaging.

Governance – Doing it the Right Way

No matter how quickly or boldly we move, there is only one way we want to deliver—by doing things the right way—through ethical conduct and responsible business practices.

Corporate Policies and Training

T-Mobile’s Ethics & Compliance program is comprised of a range of policies, processes, training, controls, and other programs and practices that reinforce our “Do It the Right Way, Always” culture and the high-integrity conduct we expect of our employees and supply chain partners. Our Code of Business Conduct establishes expectations for our directors, officers and employees, including workplace conduct standards and legal guidelines that we expect them to follow when working on behalf of T-Mobile.

Our Supplier Code of Conduct outlines expectations regarding ethical business practices for all T-Mobile suppliers. Even before suppliers are selected, a third-party risk management process screens for a range of risks, including anti-corruption, global sanctions, human rights, cybersecurity and environmental risks, among others.

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Corporate Responsibility

To support our commitment to driving sustainability across our business, our Environmental Policy outlines key areas of focus and objectives, from tackling climate change to reducing waste and promoting the efficient use of natural resources.

The T-Mobile Human Rights Statement underscores our commitment to respecting human rights and the expectations for our employees and business partners, as well as the mechanisms to help identify and address any potential violations.

Data Privacy & Cybersecurity

Our business involves the receipt, storage, and transmission of confidential information about our customers, such as sensitive personal, account and payment card information, confidential information about our employees and suppliers, and other sensitive information about our Company, such as our business plans, transactions, financial information, and intellectual property. T-Mobile is committed to maintaining the trust of our customers, employees, partners, and the public by respecting the value of such confidential information, including that personal data entrusted to us and handling such information responsibly. See disclosures under “Corporate Governance at T-Mobile—Risk Oversight” on the management, Board and Board committees’ oversight of information security, including cybersecurity and privacy issues.

Stockholder Engagement

T-Mobile is committed to fostering robust, frequent, consistent, and transparent communication with stockholders as part of our commitment to strong corporate governance. In February 2026, we hosted our Capital Markets Update event, where our executive leadership team outlined plans for the Company’s continued growth leadership, value creation and share taking in wireless and broadband while growing new businesses and updated investors on targets set out from our September 2024 Capital Markets Day. In addition, our executive leadership team engages extensively and regularly with stockholders through various avenues, including through one-on-one meetings, group meetings, and prominent investor conferences. Our investor relations team actively facilitates ongoing year-round robust dialogue in multiple ways with stockholders, including proactive post-earnings communications, for a comprehensive exchange of insights and perspectives on a variety of topics, such as corporate strategy, business performance, financial results, and corporate responsibility matters. This approach allows us to maintain meaningful two-way dialogue that caters to the diverse interests and concerns of our broad investor base.

In 2025, we met with nearly all our top 50 active institutional stockholders and continue to engage on a regular basis with stockholders of all sizes. To align stockholder feedback and corporate decision-making, our investor relations team provides feedback to senior management and collaborates closely with our Corporate Secretary to relay pertinent investor insights to our Board. We recognize the importance of disseminating pertinent corporate responsibility information widely and have integrated such disclosures throughout our various reporting channels.

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2026 Director Nominees

The Board has nominated 13 nominees for election at the Annual Meeting to serve as directors for terms that would end at the 2027 annual meeting of stockholders. Other than Mr. Gopalan, all nominees were elected at the 2025 annual meeting of stockholders. Committee memberships will be determined following the conclusion of the Annual Meeting.

Each nominee was nominated by the Board on the recommendation of the Nominating, Corporate Governance and Compliance Committee. The Board has found each nominee to be qualified based on his or her qualifications, experience, attributes, skills and whether he or she meets the applicable independence standards. Each of the nominees has consented to stand for election and we do not anticipate any candidate will be unavailable to serve. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, shares may be voted for the election of such substitute nominee as the Board may nominate. In the alternative, if a vacancy remains, the Board may fill such vacancy at a later date or reduce the size of the Board, subject to certain requirements in our certificate of incorporation. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

Messrs. Höttges, Claure, Dannenfeldt, Illek, Kavanaugh, Kübler, Langheim and Sievert, and Ms. Leroy were designated for nomination by Deutsche Telekom pursuant to its rights under our certificate of incorporation and the Stockholders’ Agreement. Mr. Datar and Mses. Taylor and Long were designated for nomination by the Nominating, Corporate Governance and Compliance Committee.

Required Vote

Under our bylaws, directors are elected by a plurality of the votes cast by stockholders entitled to vote on the election of directors at the Annual Meeting. Shares represented by executed proxies received by the Company will be voted, unless otherwise marked withheld, “FOR” the election of each of the nominees.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES LISTED BELOW

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Proposal 1: Election of Directors

Other Public Company Boards: WeWork (2021 to February 2022) Board Committees: CEO Selection Compensation Executive Transaction	Marcelo Claure	Age: 55 Director Since: 2020

Entrepreneur & Investor, Former Chief Executive Officer of Softbank International

Biography:

Mr. Claure is a global entrepreneur and investor. He is a Partner and Co-Chairman of Brightstar Capital Partners, a multi-billion investment firm focused on deploying AI to transform businesses since May 2025. He is also the founder CEO of Claure Group, a multi-billion-dollar global investment firm spanning multiple high growth sectors, including AI & technology, energy transition, fashion and entertainment, and sports.

Through his investment firm, Claure Group, Mr. Claure provides strategic capital and expertise to many of his portfolio companies’ and funds’ management teams, including SHEIN, the fastest growing on-demand fashion company globally, where he is Group Vice Chairman; Bicycle Capital, Latin America’s leading growth equity fund; Open Opportunity Fund, a fund supporting Black and Hispanic tech founders in the U.S.; and eB Capital, a Brazil-focused investment platform.

Additionally, Mr. Claure is the Co-Chair of Digital Data Design (D^3) Institute at Harvard Business School, an organization which focuses on shaping the future of business and society through digital and AI-driven business initiatives.

Mr. Claure served as the Chief Executive Officer of SoftBank International and the Chief Operating Officer of SoftBank from May 2018 until January 2022. In addition, Mr. Claure served as a director of SoftBank from 2017 to 2020. He was also Executive Chairman of WeWork from October 2019 until January 2022. Previously, Mr. Claure served as Sprint’s President and Chief Executive Officer, serving as President from August 2014 until January 2018 and as Chief Executive Officer from August 2014 until May 2018. Mr. Claure was Executive Chairman of Sprint prior to the Sprint Combination and served on the Sprint board of directors. Prior to joining Sprint, Mr. Claure was Chief Executive Officer of Brightstar Corp., a company he founded in 1997 and grew from a small Miami-based distributor of mobile device accessories into a global business with more than $10 billion in gross revenue for the year ended 2013.

Mr. Claure received a B.S. in Economics and Finance and an honorary Doctorate of Commercial Science from Bentley University. He also received an honorary Doctorate of Laws from Babson College. He is also an Executive Fellow at Harvard Business School.

Qualifications and Skills Supporting Election to the Board:

   Former CEO and Executive Chairman of Sprint

   Expertise in telecommunications and technology industries

   Global communications and investment experience

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Proposal 1: Election of Directors

Other Public Company Boards: Ceconomy AG (2021 to July 2025) Nokia Oyj Board Committees: Compensation (Chair) Transaction	Thomas Dannenfeldt	Age: 59 Director Since: 2025

Director, Nokia OYJ

Biography:

Mr. Dannenfeldt currently serves on the Board of Directors of Nokia Oyj (“Nokia”), one of the leading European telecommunications infrastructure providers. He is the Chairman of the Personnel Committee and Audit Committee of the Board of Directors of Nokia. He previously served as the Chairman of the Supervisory Board of Ceconomy AG, the largest European consumer electronic retailer, from 2021 to July 2025.

Mr. Dannenfeldt previously served as the Chief Financial Officer of Deutsche Telekom, from January 2014 to December 2018. Prior to that, he was Finance Director of Telekom Deutschland from April 2010 to December 2013. Mr. Dannenfeldt started his career at Deutsche Telekom in 1992 and has more than 20 years of experience in various leadership roles in sales, marketing and finance in the national and international mobile and fixed line telecommunications business.

He also served on the Board of Directors of Virgin Mobile in the UK in 2003 and 2004, as well as the Chairman of the Board of Directors of EE Limited in 2014 and 2015.

He holds a Master’s degree in Mathematical Economics from the University of Trier, Germany.

Qualifications and Skills Supporting Election to the Board:

   Expertise in global telecommunications industry

   Expertise in strategy, business and finance

   Experience in accounting and internal controls

   Experience as a director, including as Chairman of personnel committee

   Experience in mergers and acquisitions

Other Public Company Boards: Novartis AG (2003 to 2021) ICF International Inc. Stryker Corporation (2009 to 2024) Board Committees: Audit (Chair)	Srikant M. Datar	Age: 72 Director Since: 2013

Dean of the Faculty, Harvard Business School

Biography:

Mr. Datar is the George F. Baker Professor of Administration and Dean of the Faculty at Harvard Business School since January 2021. Mr. Datar is a Chartered Accountant and planner in industry, and has been a professor of accounting and business administration at Harvard since July 1996. He previously served as a professor at Stanford University and Carnegie Mellon University. Mr. Datar received gold medals upon his graduation from the Indian Institute of Management, Ahmedabad, and the Institute of Cost and Works Accountants of India.

Mr. Datar holds a Master’s degree in Statistics and Economics and a Ph.D. in Business from Stanford University.

Qualifications and Skills Supporting Election to the Board:

   Expertise in finance, accounting, governance and risk management

   Public company director and committee experience

   Academic and commercial perspective on complex issues

26	PROXY STATEMENT 2026 ▇

Proposal 1: Election of Directors

Other Public Company Boards: Hellenic Telecommunications Organization (OTE) (2017 to 2021) Board Committees: Executive Transaction	Srinivasan Gopalan	Age: 55 Director Since: 2025

President and Chief Executive Officer of T-Mobile US, Inc.

Biography:

Mr. Gopalan currently serves as President and Chief Executive Officer since 2025. Previously he served as our Chief Operating Officer since March 2025, bringing extensive experience in technology, telecommunications and business operations, and a proven track record of operational excellence, digital transformation and customer-centric strategies. From August 2022 to February 2025, he served as a member of the Company’s Board of Directors. From October 2020 to February 2025, he served as the Managing Director of Telekom Deutschland GmbH. There, he doubled the company’s growth rate, scaled fiber to connect millions of homes, and achieved record mobile market share. From January 2017 to October 2020, he served as a member of the Board of Management of Deutsche Telekom, responsible for the Europe segment. Prior to Deutsche Telekom, Mr. Gopalan held top roles at Bharti Airtel, Capital One, and Vodafone, where he spearheaded growth strategies that positioned those businesses as leaders in highly competitive industries, including using data and digital strategies to provide impactful solutions for consumers.

Mr. Gopalan studied business administration at St. Stephen’s College in New Delhi and earned his Master of Business Administration at Indian Institute of Management in Ahmedabad, India.

Qualifications and Skills Supporting Election to the Board:

   President and Chief Executive Officer of T-Mobile

   Core management, business and leadership skills

Other Public Company Boards: Henkel AG & Co. KGaA (2018 to March 2022) BT Group plc (2016 to May 2020) Mercedes-Benz Group AG Board Committees: CEO Selection (Chair) Executive (Chair)	Timotheus Höttges	Age: 63 Director Since: 2013

Chief Executive Officer of Deutsche Telekom

Biography:

Since January 2014, Mr. Höttges has served as the Chief Executive Officer of Deutsche Telekom, our significant stockholder and a leading integrated telecommunications company. From March 2009 to December 2013, he served as Deutsche Telekom’s Chief Financial Officer and a member of the Board of Management. From December 2006 to March 2009, he was a member of the Board of Management responsible for the T-Home Unit (fixed network and broadband business, as well as integrated sales and service in Germany). From January 2003 to December 2006, Mr. Höttges headed European operations as a member of the Board of Management of T-Mobile International.

Mr. Höttges studied Business Administration at the University of Cologne.

Qualifications and Skills Supporting Election to the Board:

   Chief executive officer of major global communications company

   Core finance, business and leadership skills

▇ PROXY STATEMENT 2026	27

Proposal 1: Election of Directors

Board Committees: CEO Selection Compensation Executive Transaction	Christian P. Illek	Age: 61 Director Since: 2018

Member of the Deutsche Telekom AG Board of Management, Finance (CFO) & Product and Technology (ad interim)

Biography:

Since January 2019, Dr. Illek serves as the Chief Financial Officer of Deutsche Telekom, our significant stockholder and a leading European telecommunications company. Since April 2015, he has served as a Member of the Management Board of Deutsche Telekom: First as Chief Human Resources Officer (April 2015 to December 2018), then as Chief Financial Officer (January 2019 onwards).

Dr. Illek currently serves as Chairman of the Supervisory Board of Telekom Deutschland. From January 2019 to February 2024, he served as Chairman of the Supervisory Board of Deutsche Telekom Services Europe. Furthermore, he served as Chairman of the Supervisory Board of T-Systems International from November 2016 to June 2021. Dr. Illek was Chairman of the Management Board of Microsoft Germany from September 2012 to March 2015. From April 2010 to September 2012, he was Director of Marketing at Telekom Deutschland. In this position, he was responsible for all marketing activities for both consumers and business customers in Germany. He also was in charge of the Wholesale Center, the Value-Added Services Center, and international product development for Deutsche Telekom’s fixed network, IP TV, and business customer portfolio.

Before joining Deutsche Telekom, Dr. Illek held various managerial positions at Bain and at Dell, both in Germany and Switzerland.

Dr. Illek studied Chemistry and Business Administration in Düsseldorf and Munich.

Qualifications & Skills Supporting Election to the Board:

   Expertise in global telecommunications industry

   Expertise in business, cybersecurity, human resources, and finance

Board Committees: Audit	James J. Kavanaugh	Age: 59 Director Since: 2023

Chief Financial Officer, International Business Machines Corporation

Biography:

Mr. Kavanaugh has been the chief financial officer of International Business Machines Corporation (“IBM”) since January 2018, overseeing accounting and controllership, financial planning and analysis, tax, internal audit, investor relations, corporate strategy, corporate development and treasury of the company’s worldwide financial operations. Prior to that, he was senior vice president, Transformation & Operations, where he was responsible for redesigning IBM’s operating model to align with fundamental market shifts and driving new ways of working while incorporating speed and agility throughout the enterprise. In his current role as the CFO at IBM, Mr. Kavanaugh continues to oversee Transformation & Operations, including the Chief Information Office, as well as the company’s Global Chief Data Office, Enterprise Operations & Services and Real Estate Operations. Mr. Kavanaugh first joined IBM in 1996 from AT&T Corporation, where he was the chief financial officer, Americas Global Services. He earned his Master of Business Administration degree from The Ohio State University.

Qualifications and Skills Supporting Election to the Board:

   Complex financial management experience

28	PROXY STATEMENT 2026 ▇

Proposal 1: Election of Directors

Other Public Company Boards: BT Group Ströer Management SE (2018 to 2022) Board Committees: Compensation Executive Nominating, Corporate Governance and Compliance Transaction	Raphael Kübler	Age: 63 Director Since: 2013

Senior Vice President of the Corporate Operating Office of Deutsche Telekom

Biography:

In January 2014, Mr. Kübler assumed the position of Senior Vice President of the Corporate Operating Office of Deutsche Telekom, our significant stockholder and a leading integrated telecommunications company, and he reports directly to the Chief Executive Officer of Deutsche Telekom. From July 2009 to December 2013, Mr. Kübler served as Senior Vice President Group Controlling at Deutsche Telekom. In this position, he was responsible for the financial planning, analysis and steering of the overall Deutsche Telekom Group as well as the financial management of central headquarters and shared services. From November 2003 to June 2009, Mr. Kübler served as Chief Financial Officer of T-Mobile Deutschland GmbH, the mobile operations of Deutsche Telekom in Germany, now known as Telekom Deutschland GmbH (a wholly owned subsidiary of Deutsche Telekom).

Mr. Kübler studied Business Administration at H.E.C. in Paris and the Universities of Bonn and Cologne. He holds a doctoral degree from the University of Cologne.

Qualifications and Skills Supporting Election to the Board:

   Expertise in global telecommunications industry

   Core business, management and leadership skills

   Complex financial management experience

▇ PROXY STATEMENT 2026	29

Proposal 1: Election of Directors

Board Committees: CEO Selection Executive Transaction (Chair)	Thorsten Langheim	Age: 60 Director Since: 2013

Member of the Deutsche Telekom AG Board of Management, USA and Group Development

Biography:

Mr. Langheim joined the Board of Management of Deutsche Telekom, our significant stockholder and a leading integrated telecommunications company, on January 1, 2019, where he is responsible for the “USA and Group Development” Board department, overseeing Deutsche Telekom’s U.S. business as well as corporate development, portfolio strategy and group M&A activities. This includes overseeing Deutsche Telekom’s 12% stake in BT Group as well as the management of Deutsche Telekom’s subsidiary Deutsche Funkturm. In addition, Mr. Langheim also serves as the Chairman and Co-founder of Deutsche Telekom Capital Partners, where he is responsible for the venture capital and private equity activities of Deutsche Telekom.

Prior to that, from 2009 to December 2018, he first served as Senior Vice President of Corporate Development and then as Executive Vice President Group Development at Deutsche Telekom. Prior to his roles at Deutsche Telekom, Mr. Langheim was Managing Director at the Private Equity Group of The Blackstone Group, an asset management and financial services company, from May 2004 to June 2009, primarily focusing on private equity investments in Germany. Before that, Mr. Langheim was Investment Banker and Vice President European M&A at J.P. Morgan in London and Assistant Director at WestLB in Düsseldorf between 1995 and 2004.

Mr. Langheim is a member of the Supervisory Board of Deutsche Sporthilfe and FC Bayern München AG as well as Chairman of Deutsche Funkturm.

Mr. Langheim holds a Master of Science degree in International Securities, Investment and Banking from the ISMA Centre for Education and Research at the University of Reading (United Kingdom) and a Bachelor’s degree (Hons) in European Finance and Accounting from the University of Bremen (Germany) and Leeds Business School (United Kingdom).

Qualifications and Skills Supporting Election to the Board:

   Expertise in global telecommunications industry

   Experience overseeing telecommunications and technology investments

   Corporate strategy and M&A experience

30	PROXY STATEMENT 2026 ▇

Proposal 1: Election of Directors

Other Public Company Boards:

   Hellenic Telecommunications Organization (OTE)

   Compagnie de Saint-Gobain S.A.

   Koninklijke Ahold Delhaize N.V., commonly known as Royal Ahold Delhaize (2016 to 2021)

   Proximus (2014 to 2019)

Board Committees:

   Compensation

   Nominating, Corporate Governance and Compliance

Dominique Leroy	Age: 61 Director Since: 2020

Member of the Deutsche Telekom AG Board of Management, Europe

Biography:

Ms. Leroy has served as a member of the Board of Management of Deutsche Telekom since November 2020. Prior to that, from November 2019 to November 2020, she served as an independent advisor at Bain & Company. In 2011, she joined Proximus (formerly Belgacom) where she quickly became Head of the Consumer Market and held the position of CEO from January 2014 to September 2019. As the CEO of Proximus, she managed to turn around the company with a continuous growth phase and a strong customer experience focus. Ms. Leroy started her career at Unilever where her last position was Managing Director for Belgium and Luxembourg.

Ms. Leroy currently serves as a director at Compagnie de Saint Gobain and Hellenic Telecommunications Organization (“OTE”). She has also been a Board Member at Royal Ahold Delhaize, Lotus Bakeries, Proximus, and BICS. Ms. Leroy holds a Master’s degree in Commercial Engineering and Management from the Solvay Business School in Brussels.

Qualifications and Skills Supporting Election to the Board:

   Over 30 years of experience in consumer goods and telecommunications sector

   More than 10 years of board experience

Other Public Company Boards: Parsons Corporation COPT Defense Properties Chain Bridge I (2021 to December 2023) Board Committees: Nominating, Corporate Governance and Compliance	Letitia A. Long	Age: 67 Director Since: 2021

Chair, Board of the Intelligence & National Security Alliance

Biography:

Ms. Long currently is the Chair of the Board of the Intelligence & National Security Alliance. Ms. Long previously served on the Virginia Tech Board of Visitors from 2017-2025, the board of directors of Urthecast Corporation from 2015 to 2018, the board of directors of Raytheon Company from 2015 to 2020, and the board of directors of Sonatype from 2017 to 2019. Additionally, she was the Deputy Director of Naval Intelligence for the Department of Defense from 2000 to 2003, the Deputy Undersecretary of Defense Intelligence (Planning, Policy & Resources) from 2003 to 2006, the Deputy Director of the Defense Intelligence Agency from 2006 to 2010, and the Director of the National Geospatial-Intelligence Agency from 2010 to 2014.

Ms. Long received her Bachelor of Science in Electrical Engineering from Virginia Polytechnic Institute and State University and her Master of Science in Engineering from The Catholic University of America.

Qualifications and Skills Supporting Election to the Board:

   Leadership in the intelligence community

   Expertise on national security issues impacting the telecommunications industry

   Expertise on cybersecurity

▇ PROXY STATEMENT 2026	31

Proposal 1: Election of Directors

Other Public Company Boards: Shaw Communications (2018 to April 2023) Starbucks Corporation Board Committees: Transaction	G. Michael (Mike) Sievert	Age: 56 Director Since: 2018

Vice Chairman of T-Mobile US, Inc.

Biography:

Mr. Sievert has served as our Vice Chairman and Vice Chairman of the Board since 2025. Mr. Sievert served as our President and Chief Executive Officer from April 2020 to November 2025, our Chief Operating Officer from February 2015 to June 2018 and our President and Chief Operating Officer from June 2018 to April 2020. From April 2013 to February 2015, he served as our Executive Vice President and Chief Marketing Officer, and from November 2012 to April 2013, Mr. Sievert was Executive Vice President and Chief Marketing Officer of T-Mobile USA.

Prior to joining T-Mobile USA, Mr. Sievert was an entrepreneur and investor involved with several Seattle-area start-up companies. From April 2009 to June 2011, he was Chief Commercial Officer at Clearwire Corporation, a broadband communications provider, responsible for all customer-facing operations. From February 2008 to January 2009, Mr. Sievert was co-founder and Chief Executive Officer of Switchbox Labs, Inc., a consumer technologies developer, leading up to its sale to Lenovo. He also served from January 2005 to February 2008 as Corporate Vice President of the worldwide Windows group at Microsoft Corporation, responsible for global product management and P&L performance for that unit. Prior to Microsoft, he served as Executive Vice President and Chief Marketing Officer at AT&T Wireless for three years. He also served as Chief Sales and Marketing Officer at E*TRADE Financial and began his career with management positions at Procter & Gamble and IBM. He has served on the boards of Rogers Wireless Communications in Canada, Switch & Data Corporation, and a number of technology start-ups.

Mr. Sievert holds a Bachelor’s degree in Economics from the Wharton School at the University of Pennsylvania.

Qualifications and Skills Supporting Election to the Board:

   Expertise in telecommunications and technology industries

   Core business, management and leadership expertise; former President and Chief Executive Officer of T-Mobile US, Inc.

32	PROXY STATEMENT 2026 ▇

Proposal 1: Election of Directors

Lead Independent Director Other Public Company Boards: Black Hills Corporation Board Committees: Audit CEO Selection Nominating, Corporate Governance and Compliance (Chair)	Teresa A. Taylor	Age: 62 Director Since: 2013

Chief Executive Officer of Blue Valley Advisors, LLC

Biography:

Since April 2011, Ms. Taylor has served as Chief Executive Officer of Blue Valley Advisors, LLC, an advisory firm. Ms. Taylor served as Chief Operating Officer of Qwest Communications, Inc., a telecommunications carrier, from August 2009 to April 2011. She served as Qwest’s Executive Vice President, Business Markets Group, from January 2008 to April 2009 and served as its Executive Vice President and Chief Administrative Officer from December 2005 to January 2008. Ms. Taylor served in various positions with Qwest and the former US West beginning in 1987. During her 24-year tenure with Qwest and US West, she held various leadership positions and was responsible for strategic planning and execution, sales, marketing, product, network, information technology, human resources and corporate communications.

Ms. Taylor holds a Bachelor of Science degree from the University of Wisconsin-LaCrosse.

Qualifications and Skills Supporting Election to the Board:

   Expertise in technology, media and telecommunications industries

   Expertise in strategic planning and execution, technology development, human resources, labor relations and corporate communications

   Public company director and committee experience

▇ PROXY STATEMENT 2026	33

The following sets forth information regarding the executive officers of the Company. Biographical information pertaining to Mr. Gopalan, who is both an executive officer and a director of the Company, can be found in the Section titled “Proposal 1—Election of Directors.”

Name	Age	Position

Srinivasan Gopalan	55	President and Chief Executive Officer

Peter Osvaldik	48	Chief Financial Officer

André Almeida	49	Chief Broadband, Enterprise & Emerging Business Officer

Jonathan A. Freier	50	Chief Operating Officer

Michael J. Katz	47	Chief Business & Product Officer

Deeanne King	59	Chief People Officer

Mark W. Nelson	58	Chief Legal Officer and General Counsel

John Saw	64	Chief Technology Officer

PETER OSVALDIK

Mr. Osvaldik serves as our Chief Financial Officer, and is responsible for leading the financial function of the Company. From June 2016 to June 2020, he served as our Chief Accounting Officer and Senior Vice President of Finance. From January 2016 to June 2016, Mr. Osvaldik served as our Vice President, External Reporting & Technical Accounting. Prior to joining T-Mobile, from May 2014 to December 2015, he served as Chief Accounting Officer at Outerwall Inc. (formerly Coinstar, Inc.), a provider of automated retail solutions, including movie and video game rental kiosks as well as coin cashing machines. From November 2010 to May 2014, he served in various capacities at Outerwall Inc. including as Corporate Controller and as Controller, Coinstar LOB. Prior to that, Mr. Osvaldik was a Senior Manager at PricewaterhouseCoopers LLP, a national public accounting firm. Mr. Osvaldik holds Bachelor’s degrees in Accounting and Biochemistry from Western Washington University.

ANDRÉ ALMEIDA

Mr. Almeida serves as our Chief Broadband, Enterprise and Emerging Business Officer, and is responsible for broadband (including 5G Home Internet and T-Fiber), T-Ads, financial services, and T-Mobile for Business. Prior to that, he served on our Board from June 2023 to September 2025, serving on the Compensation, Transaction, and Nominating and Corporate Governance Committees—experiences that gave him deep insight into the Un-carrier’s strategy and culture. Before joining T-Mobile’s leadership team, Mr. Almeida was Deutsche Telekom’s head of investment and portfolio management. Prior to that, he was Deutsche Telekom’s European head of Consumer and B2B telecom, overseeing 10 countries before becoming interim CEO of its European segment. Also at Deutsche Telekom, Mr. Almeida led Consumer and Fiber for the German business. In addition, he served on the executive boards of NOS SGPS and ZON Multimedia and began his career at Portugal Telecom, where he advanced to leadership roles. Mr. Almeida earned a bachelor’s degree in industrial management engineering from Instituto Superior Técnico in Lisbon and a Master of Business Administration from INSEAD (Institut Européen d’Administration des Affaires).

34	PROXY STATEMENT 2026 ▇

Executive Officers

JONATHAN A. FREIER

Mr. Freier serves as our Chief Operating Officer, leading the company’s core mobility businesses across the commercial marketing, digital, branded and national retail, customer care, direct sales, enterprise operating services, and supply chain and procurement functions. Prior to that, from May 2021 to December 2025, he served as our President, Consumer Group, leading consumer-facing brands and operations for both postpaid and prepaid customer segments. Mr. Freier has over 25 years of experience in the telecommunications industry. Starting on the frontline with Western Wireless, T-Mobile’s predecessor company, Mr. Freier launched his wireless career in Lubbock, Texas in 1994 when the company had fewer than 75,000 total customers. With a concentration in rural, unserved markets throughout the Western United States, Western Wireless created VoiceStream in 1996, spun off VoiceStream in 1999, and then became T-Mobile in 2001. Mr. Freier holds a Bachelor of Science in organizational management from Lubbock Christian University and a Master of Science in organizational leadership from Colorado State University.

MICHAEL J. KATZ

Mr. Katz serves as our Chief Business & Product Officer, leading teams across marketing, strategy, product, brand and communications, along with the enterprise technology, data and AI organizations that power every customer interaction across T-Mobile. Previously, he served as our President, Marketing, Strategy and Products from October 2023 to December 2025 and President, Marketing Innovation and Experience, from December 2022 to October 2023 responsible for everything from brand strategy and insights to digital experiences and marketing, to media, commercial, sponsorships, events, offers, promotions and customer acquisition and management. From June 2022 to December 2022, he served as our Chief Marketing Officer. Prior to that, he served as our President, Business Group, leading all marketing, sales, operations, IoT, and business development for the organization, as well as for T-Mobile’s wholesale and wireline businesses. Mr. Katz started his T-Mobile career over 20 years ago working in the third-party distribution and sales organization. There, he helped launch and build distribution networks in some of the Company’s biggest markets, including Denver and Chicago. Before his current role, he worked across an array of T-Mobile teams, including marketing, corporate strategy, and sales. Mr. Katz was recognized by Forbes as one of the 50 most influential chief marketing officers multiple times, reflecting his impact in building customer-first brands and businesses. Mr. Katz holds a Bachelor’s degree in sociology from Colorado State University.

DEEANNE KING

Ms. King serves as our Chief People Officer. Ms. King is responsible for leading the human resources function that supports our employees across the country. Over the past 30+ years, Ms. King has held a wide variety of executive positions across nearly all functions at Sprint, including, most recently, the role of Chief Human Resources Officer and Chief Diversity Officer. Ms. King held that position from August 2018 to April 2020, encompassing leadership of all human resources operations and diversity and inclusion programs. From August 2017 to August 2018, she served as Senior Vice President, Omni-Channel Operations, Customer Experience and Fraud Operations. Prior to that, from October 2014 through August 2017 she served as Vice President, Omni-Channel Operations and Customer Experience. Ms. King received a Bachelor of Business Administration in Computer Information Systems degree from Baylor University in 1989, and completed the Strategic Business Leadership Series program from Georgetown University in 2007 and the Executive Leadership Program in 2012 from Duke University.

MARK W. NELSON

Mr. Nelson serves as our Chief Legal Officer and General Counsel. He oversees the Company’s legal and government affairs. Prior to joining T-Mobile, Mr. Nelson practiced law for more than 25 years at Cleary Gottlieb Steen & Hamilton LLP, where he worked on a broad range of complex matters involving mergers and antitrust counseling, civil and criminal litigation, and regulatory proceedings before federal and state government agencies. Mr. Nelson has earned distinction as one of the nation’s leading antitrust lawyers and litigators from numerous publications, including Chambers, American Lawyer, Benchmark Litigation, and Legal 500. Mr. Nelson received a Bachelor of Science degree from Cornell University and a Juris Doctor from Harvard Law School.

JOHN SAW

Mr. Saw serves as our Chief Technology Officer. He leads a team that drives the Company’s network innovation and evolution across architecture, engineering, operations and the Company’s technology labs. He also founded the AI-RAN Innovation Center, advancing standards for RAN intelligence and performance in collaboration with Ericsson, Nokia and NVIDIA. Before joining T-Mobile in 2020, Mr. Saw was chief technology officer at Sprint, where he spearheaded the company’s 5G rollout and transformed the 2.5 GHz band into one of the most valuable spectrum assets in wireless. He previously had senior leadership roles at AT&T, Clearwire, Netro Corp., Nortel and Bell Northern Research. Mr. Saw earned bachelor’s, master’s and doctorate degrees in electrical engineering from McMaster University in Canada. He is a fellow of the Canadian Academy of Engineering, has six patents in wireless technologies, and has served on the FCC’s broadband deployment advisory committee. He also advises the University of Washington’s College of Engineering and serves on the board of directors for CTIA, a trade association representing the U.S. wireless communications industry.

▇ PROXY STATEMENT 2026	35

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Although ratification of the appointment of Deloitte by our stockholders is not required, the Board is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate governance.

We expect representatives of Deloitte to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions by stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026

Required Vote

The affirmative vote of a majority of the votes cast by stockholders entitled to vote on the proposal is required to approve this proposal. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment but is under no obligation to appoint a different independent registered public accounting firm.

Pre-Approval Process

The Audit Committee is responsible for reviewing and, if appropriate, pre-approving all audit, audit-related and non-audit services to be performed by our independent registered public accounting firm. The Audit Committee charter authorizes the Audit Committee to establish a policy and related procedures regarding the pre-approval of audit, audit-related and non-audit services to be performed by our independent registered public accounting firm.

The Audit Committee has delegated its pre-approval authority to the Chair of the Audit Committee, who is authorized to pre-approve services to be performed by our independent registered public accounting firm and the compensation to be paid for such services if it is impracticable to delay the review and approval of such services and compensation until the next regularly scheduled meeting of the Audit Committee; provided that, in such case, the Chair shall provide a report to the Audit Committee at its next regularly scheduled meeting of any services and compensation approved by the Chair pursuant to the delegated authority.

Deloitte & Touche LLP Fees and Services

Deloitte billed T-Mobile the following fees for services rendered during fiscal years 2025 and 2024, which were approved in conformity with the Audit Committee’s pre-approval process, as described above under “Pre-Approval Process”:

	2025 ($)	2024 ($)

Audit Fees[1]	33,680,000	32,242,000

Audit-Related Fees[2]	615,000	275,000

Tax Fees[3]	250,000	71,000

All Other Fees[4]	261,000	181,000

Total Fees	34,806,000	32,769,000

1

Audit Fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings.

2

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services, those not required by statute or regulations, and consultations concerning financial accounting and reporting standards.

36	PROXY STATEMENT 2026 ▇

Proposal 2 Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm

for Fiscal Year 2026

3	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

4	All Other Fees consist of fees for permitted services other than those that meet the criteria above and include fees associated with a cost segregation study and research subscriptions.

Audit Committee Report

In the performance of its oversight responsibilities, the Audit Committee (i) reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements for the fiscal year ended December 31, 2025, (ii) discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, (iii) received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee regarding independence, and (iv) discussed with the Company’s independent registered public accounting firm any relationships that may impact its objectivity and independence and satisfied itself as to the firm’s independence.

Company management is responsible for the assessment and determination of risks associated with the Company’s business, financial reporting, operations and contractual obligations. The Audit Committee, together with the Board of Directors, is responsible for overseeing the Company’s management of risks. As part of its responsibilities for overseeing the Company’s management of risks, the Audit Committee has reviewed and discussed the Company’s enterprise-wide risk assessment, and the Company’s policies with respect to risk assessment and risk management, including discussions of individual risk areas as well as an annual summary of the overall process.

The Audit Committee has discussed with the Company’s Internal Audit Department and its independent registered public accounting firm the overall scope of and plans for their respective audits. The Audit Committee regularly meets with the head of the Company’s Internal Audit Department and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

Management is responsible for the Company’s financial reporting process, including establishing and maintaining adequate internal control over financial reporting and the preparation of the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm also is responsible for performing an independent audit of the effectiveness of the Company’s internal control over financial reporting and issuing a report thereon. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm. Based on the review and discussion and the representations made by management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The Audit Committee:

Srikant M. Datar, Ph.D., Chairman

James J. Kavanaugh

Teresa A. Taylor

The material contained in this Audit Committee Report does not constitute soliciting material, is not deemed filed with the SEC, and is not incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

▇ PROXY STATEMENT 2026	37

We are asking stockholders to approve an advisory, non-binding resolution (commonly referred to as a “say-on-pay” resolution) to approve the compensation of the Company’s named executive officers as reported in this Proxy Statement.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables, notes and narrative, which provide detailed information on the compensation of our named executive officers for 2025. The Board and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.

The Board has adopted a policy providing for a triennial “say-on-pay” advisory vote. In accordance with this policy and Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of T-Mobile US, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers for 2025 as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s Annual Meeting of Stockholders.

This advisory “say-on-pay” resolution is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the Board modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2029 annual meeting of stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR 2025

Required Vote

The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to approve this proposal.

38	PROXY STATEMENT 2026 ▇

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our 2025 executive compensation program for the following executive officers who served in the positions set forth below during 2025 (collectively, the “Named Executive Officers”):

▉ Srinivasan Gopalan	▉ G. Michael Sievert	▉ Peter Osvaldik
President and Chief Executive Officer; Former Chief Operating Officer	Vice Chairman; Former President and Chief Executive Officer	Chief Financial Officer

▉ Michael J. Katz	▉ Jonathan A. Freier	▉ Mark W. Nelson
Chief Business and Product Officer; Former President, Marketing, Strategy and Products	Chief Operating Officer; Former President, Consumer Group	Chief Legal Officer and General Counsel
▉ Callie R. Field	▉ Ulf Ewaldsson
Former President, Business Group and Former Executive Vice President, Strategic Advisor	Former President, Technology and Former Executive Vice President, Strategic Advisor

Mr. Gopalan commenced employment with us as our Chief Operating Officer effective March 1, 2025. Following a multi-year, comprehensive leadership succession planning process, effective November 1, 2025, Mr. Gopalan was appointed as our President and Chief Executive Officer (and no longer served as our Chief Operating Officer) and Mr. Sievert ceased to serve as our President and Chief Executive Officer, transitioning to Vice Chairman.

Effective December 5, 2025, Mr. Osvaldik’s title was changed from Executive Vice President and Chief Financial Officer to Chief Financial Officer and Mr. Nelson’s title was changed from Executive Vice President and General Counsel to Chief Legal Officer & General Counsel.

Mr. Katz served as our President, Marketing, Strategy and Products until December 5, 2025, when he transitioned to his current Chief Business and Product Officer role.

Mr. Freier served as our President, Consumer Group until December 5, 2025, when he transitioned to his current Chief Operating Officer role.

Ms. Field served as our President, Business Group through September 30, 2025, and, thereafter, served as our Executive Vice President, Strategic Advisor until her departure from the Company effective March 2, 2026.

Mr. Ewaldsson served as our President, Technology through August 25, 2025. Mr. Ewaldsson continued to serve as our Executive Vice President, Strategic Advisor until his departure from the Company effective December 1, 2025.

Executive Compensation Program

Our executive compensation program is aligned with our business strategy and is designed to attract, motivate and retain top talent, reward short-term and long-term business results and exceptional performance, and maximize stockholder value. Our program is competitive in the marketplace and highly incentive-based, with Company performance determining a significant portion of total compensation.

▇ PROXY STATEMENT 2026	39

Executive Compensation

Key Features of Our Executive Compensation Program

What We Do

Emphasis on pay for performance

Independent compensation consultant

Executive and director stock ownership guidelines

Clawback policy covering incentive payments

Use of multiple performance measures and caps on potential incentive payments

Substantial majority of target total compensation is variable

Use of executive compensation statements (“tally sheets”)

Annual risk assessment of compensation programs

What We Don’t Do

No excise tax gross ups

No guaranteed bonuses

No plans that encourage excessive risk taking

No single-trigger payments or vesting of equity awards upon a change in control

No excessive perquisites

No dividends paid on unearned or unvested equity awards

No hedging, short sales, or pledging of stock

Goals of Compensation Program

What We Pay and Why: Goals and Elements of Compensation

Emphasis on pay for performance	Attract, retain, and motivate talented and experienced executives within the highly competitive and dynamic wireless communications industry	Recognize and reward executives whose skills and performance are critical to our success	Align interests of our executives with our stockholders	Encourage appropriate levels of risk taking

Elements of Total Direct Compensation

Summary of Named Executive Officer Average Target Compensation as of December 31, 2025

To promote a performance-based culture that further aligns the interests of management and stockholders, in 2025, our executive compensation program focused extensively on variable, performance-based compensation, with approximately 92% of the target compensation package for each of our Named Executive Officers at risk and subject to Company business performance and total stockholder returns. The substantial majority of our Chief Executive Officer’s (including Messrs. Gopalan and Sievert, each in his role as Chief Executive Officer) and other Named Executive Officers’ actual total compensation as reported in the 2025 Summary Compensation Table was in the form of variable compensation (short-term and long-term incentives).

40	PROXY STATEMENT 2026 ▇

Executive Compensation

Factors Considered in Determining Executive Compensation

Compensation Consultant and Management

The Compensation Committee determines the target compensation levels for each of our Named Executive Officers based on their individual skills, experience and achievements, taking into account market analysis, input by its independent compensation consultant (Mercer) and, except for himself, the recommendations of our Chief Executive Officer. The Chief Executive Officer provides recommended annual compensation adjustments for the other Named Executive Officers’ base salaries as well as their target annual short-term and long-term incentive opportunities. The Compensation Committee believes that receiving input from both its independent compensation consultant and our Chief Executive Officer provides valuable assistance to the Compensation Committee in determining appropriate compensation.

The Compensation Committee has assessed the independence of Mercer pursuant to the rules prescribed by the SEC and has concluded that no conflict of interest existed in 2025 or currently exists that would prevent Mercer from serving as an independent consultant to the Compensation Committee.

Approach to Compensation Benchmarking

We believe a competitive total compensation package is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead the Company and execute on our strategic business plan. We use comparative executive officer compensation data publicly disclosed by a peer group of public companies in addition to compensation survey data with respect to that peer group to evaluate the competitiveness of our executive officer compensation and to guide us in establishing compensation for newly hired and promoted executive officers.

We generally do not target a specific percentile in the range of comparative data for each individual or for each component of compensation, except as provided below for Mr. Sievert with respect to his compensation as the Company’s President and Chief Executive Officer. Instead, we review the comparative compensation data and consider each executive’s level of responsibility, prior experience, past job performance, internal comparators, contribution to the Company’s success and actual results achieved. The Compensation Committee exercises its business judgment and discretion in determining target compensation and does not apply formulas or assign these factors specific mathematical weights, except for Mr. Sievert as provided pursuant to that certain Amended and Restated Employment Agreement, dated as of March 9, 2023, as amended effective September 19, 2025 (the “Sievert Employment Agreement”). In addition, commencing with 2026 (for Messrs. Gopalan and Katz) and 2027 (for Mr. Freier), each such Named Executive Officer’s annual base salary and target grant-date value of annual long-term incentive (“LTI”) awards will be determined based on specific percentiles in the range of comparative data as set forth in their respective employment arrangements with the Company, which are described in more detail under “—Employment Arrangements.”

The Sievert Employment Agreement provided that, during Mr. Sievert’s service as President and Chief Executive Officer, (i) Mr. Sievert’s annual base salary for 2025 would be increased to the greater of $1,900,000 and the median annual base salary for chief executive officers in our then-current peer group as of January 1, 2025; (ii) the aggregate target grant-date value of Mr. Sievert’s LTI awards granted during 2025 would be increased to the greater of $19,000,000, the 65th percentile of the aggregate target grant date value of annual LTI awards for chief executive officers in our peer group, and the aggregate target grant-date value of his 2024 annual LTI awards; and (iii) 60% of the time-based restricted stock units (“RSUs”) granted to Mr. Sievert as annual LTI awards during 2025 would have a total vesting schedule length no longer than the median total vesting schedule length of annual time-based equity incentive awards for chief executive officers in our peer group at the time of grant. In accordance with these provisions, the Company, along with the Compensation Committee and its consultant, determined that (x) the median annual base salary for chief executive officers in our peer group as of January 1, 2025 was $1,500,000 and, accordingly, increased Mr. Sievert’s base salary to $1,900,000 (which was greater than such median) on January 1, 2025, (y) the 65th percentile of the aggregate target grant-date value of annual LTI awards for chief executive officers in our peer group as of January 1, 2025 was $22,093,698 and, accordingly, Mr. Sievert’s annual LTI awards granted in 2025 had a target grant-date value of $22,093,698, and (z) the median total vesting schedule length of annual time-based equity incentive awards for chief executive officers in our peer group at the time of grant was three years, which is the same length as the three-year vesting schedule that generally applies to time-based RSUs granted to our employees.

Executive Compensation Peer Group

We select the members of our peer group based on a number of factors, including similarity to us in terms of revenue and market capitalization, the industries in which we and they compete and their ability to compete with us for talent at the executive level. The Compensation Committee reviews the Company’s peer group on an annual basis and makes changes as it deems appropriate. Our 2024 peer group was established effective as of January 1, 2022 and reaffirmed by the Compensation Committee effective September 11, 2024, and was used to set executive compensation for 2025. The following chart shows T-Mobile’s peer group of 13 companies that was used to set executive compensation for 2025 and each such company’s revenue for its most recent fiscal year and market capitalization as of December 31, 2025.

▇ PROXY STATEMENT 2026	41

Executive Compensation

T-Mobile Executive Compensation Peer Group

Peer Company	Revenue (in billions) As of Peer Fiscal Year-End	Market Capitalization (in billions) As of December 31, 2025

AT&T, Inc.	$125.65	$176.10

Charter Communications, Inc.	$54.77	$27.01

Cisco Systems, Inc.	$56.65	$304.35

Comcast Corp.	$123.71	$108.92

Intel Corp.	$52.85	$183.94

International Business Machines Corp.	$67.54	$276.88

Liberty Global Ltd.	$4.34	$3.75

Lumen Technologies, Inc.	$12.40	$7.97

Microsoft Corp.	$281.72	$3,594.45

Oracle Corp.	$57.40	$560.00

QUALCOMM Incorporated	$44.28	$181.83

The Walt Disney Company	$94.43	$203.11

Verizon Communications Inc.	$138.19	$171.74

Median	$57.40	$181.83

T-Mobile US, Inc.	$88.31	$227.10

Effective September 18, 2025, we made the following changes to our peer group due to their relevance in terms of financial scope and industry, ability to compete with us for executive talent and because of their presence in the peer groups of many of our existing peer companies: (a) removed Liberty Global plc and Lumen Technologies, Inc. and (b) added Amazon.com, Inc. and Netflix, Inc.. This revised peer group was used to set executive compensation for 2026.

Analysis of Executive Officer Compensation

The key components of our annual target total compensation package for executive officers are base salary, annual cash-based short-term incentive awards, and long-term equity incentive awards, including RSUs and performance-based RSUs (“PRSUs”).

Target Total Direct Compensation

The Compensation Committee reviews and approves the compensation of the Named Executive Officers at least annually. As part of its review, it receives a market analysis prepared by management in partnership with the Compensation Committee’s independent compensation consultant. It then assesses the compensation of each Named Executive Officer in relation to our peer group and survey market data related to such peer group, the executive officer’s contributions to the Company’s ongoing strategy, and, for Mr. Sievert, the peer group comparative provisions in the Sievert Employment Agreement (as further discussed below under “—Employment Arrangements”). For 2025, the Compensation Committee increased the total target compensation for the Named Executive Officers, including an increase to one or more of the following components: base salary, target annual short-term incentive opportunity and target annual long-term incentive opportunity.

42	PROXY STATEMENT 2026 ▇

Executive Compensation

The following table shows the target total direct compensation established by the Compensation Committee in February 2025 for the Named Executive Officers for 2025 or, for Mr. Gopalan, his target total direct compensation which became effective on November 1, 2025 when he was appointed as our President and Chief Executive Officer.

Officer	Base Salary ($)	Target STIP Percent(1)	Target STIP Value ($)	Total Target Cash ($)	Target LTI Percent(2)	Target LTI Value ($)	Total Direct Compensation ($)

Srinivasan Gopalan(3)	1,400,000	250%	2,250,685	3,650,685	—	19,500,000	23,150,685

G. Michael Sievert(4)	1,900,000	250%	4,750,000	6,650,000	—	22,093,698	28,743,698

Peter Osvaldik	975,000	200%	1,950,000	2,925,000	250%	7,312,500	10,237,500

Michael J. Katz	975,000	200%	1,950,000	2,925,000	—	8,575,000	11,500,000

Jonathan A. Freier	950,000	200%	1,900,000	2,850,000	250%	7,125,000	9,975,000

Mark W. Nelson	975,000	195%	1,901,250	2,876,250	250%	7,190,625	10,066,875

Callie R. Field	875,000	200%	1,750,000	2,625,000	225%	5,906,250	8,531,250

Ulf Ewaldsson	775,000	200%	1,550,000	2,325,000	250%	5,812,500	8,137,500

1	Target STIP Percent reflected as a percent of base salary.

2	Target LTI Percent reflected as a percent of total target cash compensation; excludes those with specific target dollar values, which are included in the column titled “Target LTI Value ($)”.

3

Reflects Mr. Gopalan’s target total direct compensation as set forth in his employment agreement with the Company, effective November 1, 2025 (the “Gopalan CEO Employment Agreement”). Mr. Gopalan’s base salary during his service as our Chief Operating Officer was $1,000,000 and his Target LTI Value was $9,500,000. Mr. Gopalan’s actual Target STIP Value for 2025 was determined pursuant to the terms of the Gopalan CEO Employment Agreement and is equal to the sum of (x) $2,000,000, prorated for the period starting on January 1, 2025 and ending on October 31, 2025, and (y) $3,500,000, prorated for the period starting on November 1, 2025 and ending on December 31, 2025.

4

Mr. Sievert’s Target LTI Value for 2025 was determined based on the peer group comparative provisions in the Sievert Employment Agreement (as further discussed below under “—Employment Arrangements”). In addition, effective November 1, 2025, in connection with his transition to Vice Chairman, Mr. Sievert’s base salary was increased to $7,000,000 and as a result he became ineligible for future STI and LTI awards during his tenure as Vice Chairman.

Annual Base Salaries

Base salary is designed to provide a competitive fixed component of income. Base salaries for our Named Executive Officers are set by the Compensation Committee, with assistance from the Compensation Committee’s independent compensation consultant, after consideration of various factors including individual performance, executive experience and skill set, retention considerations, and market data. In particular, the Compensation Committee focuses on how base salary levels may impact the market competitiveness of an executive’s total compensation opportunity. Except for Mr. Sievert, whose base salary increase in his role as President and Chief Executive Officer was made in accordance with the terms of the Sievert Employment Agreement (as further discussed above under “—Approach to Compensation Benchmarking”), the base salary increases for our Named Executive Officers (other than Messrs. Nelson and Osvaldik, whose salaries did not increase in 2025) were made in order to bring each executive’s salary in line with the base salaries of comparable executive officers in our peer group. Mr. Sievert’s base salary was increased to $7,000,000 in connection with his transition to Vice Chairman effective on November 1, 2025, and as a result he became ineligible for short-term incentive awards or LTI awards during his tenure as Vice Chairman. See further discussion under “—Factors Considered in Determining Executive Compensation” above.

The Compensation Committee approved the following base salaries of the Named Executive Officers for 2025:

Officer	2024 Base Salary ($)	2025 Base Salary(3) ($)

Srinivasan Gopalan(1)	—	1,400,000

G. Michael Sievert(2)	1,850,000	1,900,000

Peter Osvaldik	975,000	975,000

Michael J. Katz	850,000	975,000

Jonathan A. Freier	825,000	950,000

Mark W. Nelson	975,000	975,000

Callie R. Field	825,000	875,000

Ulf Ewaldsson	750,000	775,000

1

Reflects Mr. Gopalan’s base salary as of November 1, 2025. Between March 1, 2025 (the date on which Mr. Gopalan commenced employment with us) and October 31, 2025, Mr. Gopalan’s base salary was $1,000,000.

2	In connection with his transition to Vice Chairman, effective November 1, 2025, Mr. Sievert’s annual base salary was increased to $7,000,000.

3

As approved at the December 2025 Compensation Committee meeting, the following Named Executive Officers received 2026 base salary increases that were effective December 21, 2025 to align with the 2026 payroll calendar: Mr. Katz’s base salary increased to $1,200,000, Mr. Freier’s base salary increased to $1,000,000 and Mr. Nelson’s base salary increased to $1,000,000.

▇ PROXY STATEMENT 2026	43

Executive Compensation

Annual Short-Term Incentives

Our executive officers are eligible for annual cash-based short-term incentive awards which are granted under the T-Mobile US. Inc. 2023 Incentive Award Plan (the “2023 Plan”). The Compensation Committee sets the annual target value of each executive’s short-term incentive award opportunity as a percentage of the executive’s base salary. The final award is based on the applicable executive’s eligible base earnings for the performance period. Generally, award opportunities for each metric evaluated under the 2023 Plan are established at threshold, target and maximum levels. The maximum payout level for each metric is capped at 200% of target, and as a result, the overall potential amount that could be earned is capped at 200% of target.

The 2025 short-term incentive plan (the “2025 STIP”) awards for our executive officers, including the Named Executive Officers, were based entirely on Company performance, which was measured by: Service Revenues, Total Net Additions, Core Adjusted EBITDA, and Adjusted Free Cash Flow. These measures and the relative weightings were aligned with the operational objectives of the Company’s business. Attainment of the threshold performance level (representing attainment of 25% of the target performance level) for at least one of the performance metrics was required in order for the executives to receive any payment under the 2025 STIP. If none of the performance thresholds had been achieved during 2025, no awards would have been paid. In March 2026, the Compensation Committee approved replacing the performance measure “Total Net Additions” with “Postpaid Accounts” in the Company’s 2026 short-term incentive plan.

Metric	Weight	Minimum Performance (in millions)	Target Performance (in millions)	Maximum Performance (in millions)	Actual Performance (in millions)	Achievement

Service Revenues(1) (2) (3)	20%	$66,030	$69,030	$69,780	$69,562	171%

Total Net Additions(1)	20%	3.959	5.959	6.709	7.819	200%

Core Adjusted EBITDA(1) (2) (3) (4) (6)	30%	$31,100	$33,100	$34,093	$32,934	94%

Adjusted Free Cash Flow(1) (2) (5) (6)	30%	$16,050	$17,300	$18,050	$18,010	195%

Total Corporate Attainment						161%

1

In connection with our annual short-term incentives, actual performance of Service Revenues, Total Net Additions, Core Adjusted EBITDA and Adjusted Free Cash Flow for the full year 2025 as reported in our Annual Report on Form 10-K, further adjusted to reflect (a) the impact of the closings of certain mergers and acquisitions previously approved by the Board, including the customer acquisitions from Lumos and Metronet Holdings, LLC and certain of its affiliates (“Metronet”), time-adjusted to align results with the final closing date of the acquisitions, and (b) the impact of the closing of the acquisition of United States Cellular Corporation (“UScellular”) as included in T-Mobile’s 2026 long-range plan.

2

In connection with our annual short-term incentives, actual performance of Service Revenues, Core Adjusted EBITDA and Adjusted Free Cash Flow for the full year 2025 as reported in our Annual Report on Form 10-K, further adjusted to reflect the impact of the closings of certain mergers and acquisitions previously approved by the Board, including the acquisitions of Vistar Media Inc. (“Vistar”) and Blis Holdco Limited (“Blis”), time-adjusted to align results with the final closing date of the acquisitions.

3

In connection with our annual short-term incentives, actual performance of Service Revenues and Core Adjusted EBITDA for the full year 2025 as reported in our Annual Report on Form 10-K, further adjusted to reflect the impact of the 2025 device promotions with constructs where service is required to be maintained with equipment installment plan device financing. These device promotions created a non-cash contract asset benefiting Core Adjusted EBITDA, but with an in-year adverse impact to Service Revenues.

4

In connection with our annual short-term incentives, actual performance of Core Adjusted EBITDA for the full year 2025 as reported in our Annual Report on Form 10-K, further adjusted to reflect the impact of IP address sale performance to account for the difference between the assumed sales and actual results under T-Mobile’s 2025 business plan (the “2025 Plan”).

5

In connection with our annual short-term incentives, actual performance of Adjusted Free Cash Flow for the full year 2025 as reported in our Annual Report on Form 10-K, further adjusted to reflect (a) the difference between the assumed incremental payments for the cyberattack in August 2021 under the 2025 Plan and the actual result and (b) merger cash payments to reflect cash payments in excess of the amount contemplated by the 2025 Plan. This adjustment is to avoid disincentivizing synergy acceleration opportunities and is in alignment with T-Mobile’s 2025 STIP’s and LTI plan’s methodology.

6	See Appendix A to this Proxy Statement for a reconciliation of Core Adjusted EBITDA and Adjusted Free Cash Flow as reported in our Annual Report on Form 10-K.

44	PROXY STATEMENT 2026 ▇

Executive Compensation

The Company performed above target levels with respect to all performance metrics in 2025 other than Core Adjusted EBITDA. Overall performance under the 2025 STIP, determined based on actual performance for each performance metric and the relative weighting of each such metric, was achieved at 161% of target. The following table shows the payouts under the 2025 STIP for each Named Executive Officer based on these performance results.

Officer	Base Earnings(1) ($)	Target 2025 STIP Percent (as a % of Base Salary)	Target 2025 STIP Value ($)(2)	Company Attainment	Total 2025 STIP Payout Value ($)(3)

Srinivasan Gopalan	—	—	2,250,685	161%	3,623,603

G. Michael Sievert	1,587,671	250%	3,969,178	161%	6,390,377

Peter Osvaldik	975,000	200%	1,950,000	161%	3,139,500

Michael J. Katz	975,000	200%	1,950,000	161%	3,139,500

Jonathan A. Freier	950,000	200%	1,900,000	161%	3,059,000

Mark W. Nelson	975,000	195%	1,901,250	161%	3,061,013

Callie R. Field	875,000	200%	1,750,000	161%	2,817,500

Ulf Ewaldsson	775,000	200%	1,550,000	161%	2,290,390

1

Base earnings reflect eligible earnings as reported by T-Mobile payroll, except for Mr. Sievert whose base earnings reflect his base salary earned in his capacity as Chief Executive Officer (prior to transition to Vice Chairman) as set forth in the Sievert Employment Agreement, and pursuant to which Mr. Sievert’s Total 2025 STIP Payout Value was prorated based on the period he served as Chief Executive Officer during 2025.

2

Mr. Gopalan’s Target 2025 STIP Value is determined pursuant to the terms of the Gopalan CEO Employment Agreement and is equal to the sum of (x) $2,000,000, prorated for the period starting on January 1, 2025 and ending on October 31, 2025 and (y) $3,500,000, prorated for the period starting on November 1, 2025 and ending on December 31, 2025.

3	Mr. Ewaldsson’s Total 2025 STIP Payout Value reflects a prorated payout value based on his December 1, 2025 termination date.

Special Cash Bonuses

In connection with Mr. Gopalan’s commencement of employment as our Chief Operating Officer effective as of March 1, 2025, we entered into terms of employment with Mr. Gopalan (the “Gopalan COO Terms of Employment”), pursuant to which Mr. Gopalan received a one-time cash sign-on bonus in an aggregate amount equal to $2,000,000 (the “Gopalan Sign-On Bonus”). If Mr. Gopalan voluntarily terminates employment with us (other than with “good reason”) or we terminate his employment for “cause” (each such term as defined in the Gopalan CEO Employment Agreement), he is required to repay a portion of the Gopalan Sign-On Bonus equal to (i) the after-tax amount of the Gopalan Sign-On Bonus, multiplied by (ii) a fraction, the numerator of which equals the number of days remaining between the termination date and March 1, 2026 and, the denominator of which equals 365.

Mr. Gopalan is also entitled to receive a cash payment (each, a “Match Payment”) on or within 60 days following each of May 27, 2025, May 18, 2026, May 13, 2027 and May 18, 2028 (each, a “Match Date”) to make him whole for Deutsche Telekom Share Matching Plan shares granted to Mr. Gopalan prior to March 1, 2025 by Deutsche Telekom that were forfeited by Mr. Gopalan in connection with his commencement of employment with the Company. The amount of each Match Payment will equal (i) the average closing price of an ordinary share of Deutsche Telekom over the 30 calendar-day period ending five business days before the applicable Match Date, multiplied by (ii) the number of ordinary shares of Deutsche Telekom released to Mr. Gopalan on such Match Date, subject to Mr. Gopalan’s continued employment with the Company through the applicable payment date (except in the event of a qualifying termination, as further discussed below under “—Employment Arrangements”). On June 27, 2025, Mr. Gopalan received a Match Payment in the amount of $956,050.60.

▇ PROXY STATEMENT 2026	45

Executive Compensation

Long-Term Incentives

We grant our executive officers long-term incentive compensation in the form of RSUs and PRSUs. RSUs vest in equal installments over a three-year period while PRSUs cliff vest after three years. RSUs and PRSUs both provide an incentive for executive officers to stay with the Company for the long term and help it perform well so that their shares increase in value, as well as a direct linkage to stockholder interests. For 2025, 65% of the PRSUs granted as annual awards are measured based on our relative total shareholder return (“RTSR”) over a three-year performance period and the remaining 35% are measured based on our Adjusted Free Cash Flow (“FCF”) as reported in our Annual Report on Form 10-K over a three-year performance period. RTSR, which incorporates share price changes and dividend payments, inherently reflects our current financial and operational results as well as our expected future performance, and using RTSR as a measure also directly links a significant portion of executive officer compensation to stockholder value creation. FCF provides increased focus on our ability to generate cash from operations and our core long-term financial outcomes that are most beneficial to the Company and its stockholders. Earned RTSR PRSUs, as well as vested RSUs, are settled in shares of our common stock, and earned FCF PRSUs are settled in cash (with the amount of cash paid based on the value of our common stock).

2025 Long-Term Incentive Structure (Annual Awards)

Annual Long-Term Incentive Awards Granted in 2025

On February 15, 2025, we granted annual LTI awards to our Named Executive Officers (except that Mr. Gopalan’s annual awards were granted on March 1, 2025 in connection with his commencement of employment with us). Each Named Executive Officer received half of the aggregate value of their annual 2025 LTI awards in the form of PRSUs and half of such value in the form of RSUs. We believe this mix emphasizes long-term Company performance as well as the retention and engagement of the Named Executive Officers. RSU awards for 2025 generally vest annually in three equal tranches over a three-year period commencing on the grant date, subject to the Named Executive Officer’s continued service through the applicable vesting date. The annual PRSU awards for 2025 generally cliff vest at the conclusion of a three-year performance period ending on the third anniversary of the grant date (for PRSUs vesting based on RTSR) or ending on December 31, 2027 (for PRSUs vesting based on FCF performance), subject to the Named Executive Officer’s continued service through the vesting date and based on the level of RTSR or FCF performance (as applicable) attained during the performance period as certified by the Section 16 Subcommittee of the Compensation Committee.

46	PROXY STATEMENT 2026 ▇

Executive Compensation

FCF PRSUs

For the PRSU awards eligible to vest based on FCF performance, PRSU achievement can range from 0% to 200% of target based on absolute FCF performance, and payouts are determined by multiplying the target number of PRSUs by an Adjustment Percentage as set forth in the following table. No payout will be made if performance is attained below threshold performance. For FCF performance between the threshold, target, and maximum values, the Adjustment Percentage shall be interpolated on a linear basis (except for a ranking below the threshold value, in which case the Adjustment Percentage shall equal 0%).

The Company does not publicly disclose specific forward-looking financial targets (including Free Cash Flow goals) used in incentive plans because such disclosure would provide competitively sensitive information regarding our operating plans, capital allocation priorities, and financial assumptions. Public disclosure could disadvantage the Company in negotiations, competitive positioning, and strategic planning.

The Compensation Committee establishes rigorous performance targets based on the Company’s annual operating plan and long-range financial outlook approved by the Board. Targets are designed to be challenging yet achievable and are aligned with the Company’s strategic objectives and shareholder value creation priorities. Payouts above target require performance that exceeds approved business plan expectations.

The threshold, target, and maximum number of FCF PRSUs that could have been earned by the Named Executive Officers are disclosed in the 2025 Grants of Plan-Based Awards Table below.

2025-2028 PRSU Award Absolute FCF Design

FCF Achievement	Adjustment Percentage [1]

Below Threshold	0%

Threshold	25%

Target	100%

Maximum	200%

1

If actual performance falls between two levels, the Adjustment Percentage will be determined by using linear interpolation as between the applicable levels (except for a ranking below threshold, in which case the Adjustment Percentage shall equal 0%).

RTSR PRSUs

For the PRSU awards eligible to vest based on RTSR, PRSU achievement can range from 0% to 200% of target based on our total stockholder return relative to the total stockholder return of our peer group, and payouts are determined by multiplying the target number of PRSUs by an Adjustment Percentage based on the RTSR percentile performance of the Company, as set forth in the following table. For RTSR performance between the threshold, target, and maximum values, the Adjustment Percentage shall be interpolated on a linear basis. No payout will be made if performance is attained below the 25th percentile and, in order for the Adjustment Percentage to be greater than 100%, Company Total Shareholder Return for the Performance Period must be positive.

■ PROXY STATEMENT 2026	47

Executive Compensation

RTSR for the 2025 PRSU awards is generally measured against our compensation peer group, consisting of 13 companies: AT&T, Charter Communications, Cisco Systems, Comcast, Intel, International Business Machines, Liberty Global, Lumen Technologies, Microsoft, Oracle, Qualcomm, The Walt Disney Company and Verizon Communications. Under the terms of the award, if one or more members of the peer group cease to be a publicly traded entity during the performance period, then that company will be removed from the peer group; however, unless otherwise determined by our Compensation Committee, any member of the peer group that ceases to be a publicly traded entity during the performance period due to bankruptcy or insolvency (as determined by the Compensation Committee) will not be removed from the peer group. No additional companies will be added to the peer group for purposes of determining any earned PRSU awards.

Annual LTI Grants in 2025

The total 2025 target grant value of the annual LTI awards and the number of annual PRSUs and RSUs awarded are shown below for each Named Executive Officer. The number of annual PRSUs and RSUs awarded on February 15, 2025 (or, for Mr. Gopalan, March 1, 2025) was established as the total grant-date target value multiplied by the award mix (50% PRSU and 50% RSU) and divided by the average closing price of our common stock for the 30 calendar-day period ending five business days prior to the grant date.

Officer	Grant Date	Total 2025 Grant Target Value ($)	Number of Time-Based RSUs (#)	Number of RTSR Performance- Based RSUs (#)	Number of FCF Performance- Based RSUs (#)

Srinivasan Gopalan	3/1/2025	9,500,000	19,049	12,382	6,667

G. Michael Sievert	2/15/2025	22,093,698	48,441	31,487	16,954

Peter Osvaldik	2/15/2025	7,312,500	16,033	10,422	5,611

Michael J. Katz	2/15/2025	8,575,000	18,801	12,221	6,580

Jonathan A. Freier	2/15/2025	7,125,000	15,622	10,155	5,467

Mark W. Nelson	2/15/2025	7,190,625	15,766	10,248	5,518

Callie R. Field	2/15/2025	5,906,250	12,950	8,418	4,532

Ulf Ewaldsson	2/15/2025	5,812,500	12,744	8,284	4,460

48	PROXY STATEMENT 2026 ▇

Executive Compensation

Special Equity Awards in 2025

In connection with Mr. Gopalan’s appointment as Chief Operating Officer effective March 1, 2025, Mr. Gopalan received a one-time award of RSUs (the “Gopalan New Hire Award”) with an aggregate target grant-date value equal to the estimated aggregate value of phantom share awards granted to Mr. Gopalan prior to March 1, 2025 by Deutsche Telekom that were forfeited by Mr. Gopalan in connection with his commencement of employment with the Company (such forfeited Deutsche Telekom phantom share awards, the “Prior DT Awards”). A percentage of the awards will vest on each of March 1, 2026, March 1, 2027, March 1, 2028 and March 1, 2029 with the percentage of RSUs eligible to vest on each such date determined based on the percentage of phantom shares subject to the Prior DT Awards scheduled to vest during the same calendar year, subject to Mr. Gopalan’s continued employment through the applicable vesting date.

In connection with Mr. Gopalan’s appointment as President and Chief Executive Officer, effective November 1, 2025, Mr. Gopalan was granted one-time LTI awards with an aggregate target grant-date value equal to $2,904,110 (such awards, the “Gopalan True-Up LTI Awards”), comprised of 50% of time-based RSUs and 50% of PRSUs (comprised 65% of RTSR PRSUs and 35% of FCF PRSUs). The Gopalan True-Up LTI Awards are generally subject to the same vesting schedules and other terms and conditions (including, without limitation, performance goals) applicable to the annual LTI awards granted to Mr. Gopalan on March 1, 2025 (as described above).

The total 2025 target grant value of the Gopalan New Hire Award and the Gopalan True-Up LTI Awards and the number of PRSUs and RSUs awarded thereunder are shown below.

Officer	Award	Grant Date	Total 2025 Grant Target Value ($)	Target PRSU/RSU Award Mix	Number of Time-Based RSUs (#)	Target Number of RTSR Performance- Based RSUs (#)	Target Number of FCF Performance- Based RSUs (#)

Srinivasan Gopalan	Gopalan New Hire Award	3/1/2025	4,973,340	100% RSU	19,945	—	—

	Gopalan True-Up LTI Awards	11/1/2025	2,904,110	50% PRSU, 50% RSU	6,370	4,141	2,229

In 2025, the Compensation Committee approved one-time PRSU awards for select senior leaders to support execution of significant technology and operational transformation initiatives (the “Transformation Awards”). These awards are performance-based and represent a targeted mechanism to reinforce accountability and leadership continuity during a defined period of strategic transformation.

The Company is executing multi-year initiatives intended to accelerate technology-based efficiencies, enhance customer experience through automation, and improve operating leverage and long-term cash flow generation. These initiatives are expected to materially influence future Core Adjusted EBITDA and long-term shareholder value. The Compensation Committee determined that these transformation priorities extend beyond normal annual business objectives and that a dedicated award structure would ensure focused accountability for specific strategic deliverables tied to this phase of execution.

The Transformation Awards are tied to Core Adjusted EBITDA performance for fiscal year 2027, with vesting subject to continued service through April 1, 2028. Payout opportunities range from 80% to 120% of target, which differs from the Company’s annual PRSU awards that operate within a broader 0% to 200% range. The Compensation Committee intentionally adopted a narrower payout range to reflect the execution-based nature of the underlying metric and to limit potential volatility in outcomes. The 120% maximum caps the potential upside and reinforces that these awards are not designed to create outsized performance leverage but rather to reward disciplined delivery of transformation objectives. The 80% threshold recognizes the multi-year operational nature of the initiatives and provides measured stability during the execution period, particularly where performance may be influenced by macroeconomic or external factors beyond management’s direct control. The Compensation Committee believes this structure appropriately balances performance accountability, retention during a defined strategic phase, and cost discipline.

Payouts under the Transformation Awards are determined by multiplying the target number of PRSUs by an Adjustment Percentage set forth in the table below. For Core Adjusted EBITDA performance between threshold, target, and maximum levels, Adjustment Percentages are determined using linear interpolation. While specific Core Adjusted EBITDA targets are not disclosed for competitive reasons, the threshold, target, and maximum number of PRSUs eligible to be earned are disclosed in the 2025 Grants of Plan-Based Awards Table.

Transformation Awards

Core Adjusted EBITDA Achievement	Adjustment Percentage [1]

At or Below Threshold	80%

Target	100%

Maximum	120%

1	If actual performance falls between two levels, the Adjustment Percentage will be determined by using linear interpolation as between the applicable levels.

▇ PROXY STATEMENT 2026	49

Executive Compensation

The target values of the Transformation Awards were calibrated based on the scope of responsibility and enterprise-wide impact of each executive’s role in delivering the Company’s strategic transformation initiatives. The Compensation Committee determined award levels after considering each role’s direct influence over Core Adjusted EBITDA performance, organizational scale, and alignment with existing long-term incentive positioning. The Compensation Committee believes the differentiated target values appropriately reflect role-based accountability while maintaining consistent design features, performance metrics, and payout ranges across all recipients. The total 2025 target grant value of the Transformation Awards and the number of PRSUs awarded thereunder are shown below.

Officer	Grant Date	Total 2025 Transformation Award Grant Target Value ($)	Number of Transformation Award PRSUs (#)

Srinivasan Gopalan	11/1/2025	10,000,000	43,868

Michael J. Katz	4/1/2025	7,500,000	28,600

Jonathan A. Freier	4/1/2025	7,500,000	28,600

Mark W. Nelson	4/1/2025	3,500,000	13,347

Callie R. Field	4/1/2025	7,500,000	28,600

Ulf Ewaldsson	4/1/2025	7,500,000	28,600

The annual and special LTI awards granted during 2025 are subject to accelerated vesting in certain circumstances as described below under “— Potential Payments upon Termination or in Connection with a Change in Control.”

Performance-Based Long-Term Incentive Awards Vested in 2025

The annual PRSUs granted on February 15, 2022 to each of the Named Executive Officers who were then-employed by us had a three-year performance period that ended on February 15, 2025 (for PRSUs vesting based on RTSR) or ending on December 31, 2025 (for PRSUs vesting based on FCF performance) and vested based on the level of RTSR or FCF performance (as applicable) as of the conclusion of such performance period and continued service through the vesting date. Based on the Company’s RTSR at the end of the applicable performance period, 185% of the target RTSR award was earned for each Named Executive Officer and based on the Company’s FCF performance at the end of the applicable performance period, 129% of the target FCF award was earned for each Named Executive Officer. The number of 2022 PRSUs earned by each such Named Executive Officer and paid in 2025 is set forth in the tables below.

Officer	Grant Date	Target Annual 2022 RTSR PRSUs (#)	RTSR Adjustment Percentage (%)	Earned PRSUs (#)

G. Michael Sievert	2/15/2022	47,727	185%	88,294

Peter Osvaldik	2/15/2022	16,237	185%	30,038

Michael J. Katz	2/15/2022	10,334	185%	19,117

Jonathan A. Freier	2/15/2022	10,334	185%	19,117

Mark W. Nelson	2/15/2022	19,983	185%	36,968

Callie R. Field	2/15/2022	9,226	185%	17,068

Ulf Ewaldsson	2/15/2022	6,103	185%	11,290

Officer	Grant Date	Target Annual 2022 FCF PRSUs (#)	FCF Adjustment Percentage (%)	Earned PRSUs (#)

G. Michael Sievert	2/15/2022	25,698	129%	33,150

Peter Osvaldik	2/15/2022	8,743	129%	11,278

Michael J. Katz	2/15/2022	5,563	129%	7,176

Jonathan A. Freier	2/15/2022	5,563	129%	7,176

Mark W. Nelson	2/15/2022	10,759	129%	13,878

Callie R. Field	2/15/2022	4,967	129%	6,407

Ulf Ewaldsson	2/15/2022	3,286	129%	4,238

50	PROXY STATEMENT 2026 ▇

Executive Compensation

Pursuant to the Sievert Employment Agreement, in April 2023, Mr. Sievert received a one-time PRSU award (the “Sievert 2023 Special PRSUs”) in connection with the renewal of his employment agreement. The Sievert 2023 Special PRSUs were generally subject to the same terms and conditions (including vesting conditions and performance conditions) applicable to the annual awards of RTSR PRSUs granted to the then-current Named Executive Officers on February 15, 2023, except that the Sievert 2023 Special PRSUs were eligible to cliff-vest on the second anniversary of the grant date based on the RTSR of the Company during the two-year performance period ending on April 1, 2025. Based on the Company’s RTSR at the end of the performance period, 182% of the target number of Sievert 2023 Special PRSUs was earned by Mr. Sievert. The number of Sievert 2023 Special PRSUs earned by Mr. Sievert in 2025 is set forth in the table below.

Officer	Grant Date	Target Sievert Special 2023 PRSUs (#)	RTSR Adjustment Percentage (%)	Earned PRSUs (#)

G. Michael Sievert	4/1/2023	70,127	182%	127,631

Perquisites

We generally do not provide excessive perquisites to any executive officer, including the Named Executive Officers, beyond what all other employees may be eligible to receive. In 2025, we provided a voluntary Company-sponsored financial planning benefit program covering our executive officers. This benefit is considered taxable income and executives who elect to participate are responsible for the resulting imputed taxation. Additionally, in 2025, we provided personal security for certain Named Executive Officers due to the range of security issues encountered by executive officers of large public companies, particularly with respect to high-profile Chief Executive Officers such as Messrs. Sievert and Gopalan.

Based on an independent, third-party security study that was conducted by a leading global risk management and security consulting firm, the independent members of our Board of Directors determined that enhanced personal security measures were necessary for the personal safety of the Company’s Chief Executive Officer (Messrs. Sievert and Gopalan for 2025). Given Mr. Gopalan’s Chief Executive Officer role, and the current threat landscape, the security study for Mr. Gopalan also recommended that Mr. Gopalan use private aviation for all air travel, whether for personal, commuting, or business purposes. Accordingly, the Company required Mr. Gopalan to use the Company’s aircraft for all travel (including personal travel) where appropriate.

In addition, pursuant to the Gopalan CEO Employment Agreement, Mr. Gopalan is entitled to (i) Company-paid or reimbursed tax preparation and financial planning services (capped at $50,000 per calendar year); (ii) relocation assistance for costs associated with Mr. Gopalan’s relocation to the greater Bellevue, Washington area in accordance with the terms of our Relocation Policy, subject to pro rata repayment in the event that Mr. Gopalan’s employment is terminated for “cause” or he resigns without “good reason” (each as defined in the Gopalan CEO Employment Agreement) on or prior to March 1, 2026; and (iii) Company-paid or reimbursed first-class round-trip airfare for Mr. Gopalan and his spouse and children until March 1, 2027 (capped at 32 round-trip flights in the aggregate and grossed up for applicable taxes).

Comprehensive Benefits Package

We provide a competitive benefits package to all full-time employees, including the Named Executive Officers, that includes health and welfare benefits, such as medical, dental, vision care, disability insurance, life insurance benefits and a 401(k) savings plan (with an employer match up to 4%). We provide a non-qualified deferred compensation plan under which eligible participants may defer up to 75% of their base salary and 100% of their annual short-term incentive award, annual RSUs and annual PRSUs. We do not provide any employer matching or discretionary allocations under the non-qualified deferred compensation plan.

Severance and Change-in-Control Benefits

We provide severance pay and other termination benefits to eligible executive officers, including the Named Executive Officers, whose employment is terminated, including due to corporate restructuring, and, in some cases, due to involuntary termination by us without cause, due to our non-renewal of the executive’s employment term, due to the executive’s retirement, due to the executive’s death or disability or due to the voluntary termination by the executive for good reason. We believe that these severance benefits provide our executive officers, including our Named Executive Officers, with security of transition income and benefit replacement, thus allowing such executive officers to focus on our prospective business priorities that create value for our stockholders. We believe the level of severance and termination benefits provided is consistent with the practices of our peer group and is necessary to attract and retain key employees. These benefits are provided pursuant to our Severance Guidelines, Executive Continuity Plan, the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan (the “2015 Plan”), the T-Mobile US, Inc. 2013 Omnibus Incentive Plan (the “2013 Plan”), the 2023 Plan, and incentive award agreements as well as written employment agreements, term sheets and/or letter agreements, as applicable, that we have entered into with our Named Executive Officers. These arrangements do not include any gross up for excise taxes imposed as a result of severance or other payments that are deemed made in connection with a change in control. The potential payments and benefits available under these arrangements are discussed further under “— Potential Payments upon Termination or in Connection with a Change in Control.”

■ PROXY STATEMENT 2026	51

Executive Compensation

Other Matters

Tax and Accounting Considerations

Section 162(m) of the Code. Internal Revenue Code (“Code”) Section 162(m) generally disallows an income tax deduction to public companies for annual compensation in excess of $1 million paid to the chief executive officer and other “covered employees.” While we may take into account deductibility of compensation when making compensation decisions, we believe that maintaining the discretion to evaluate the performance of our executive officers through the use of performance-based compensation is an important part of our responsibilities and benefits our stockholders, even if it may be non-deductible under Code Section 162(m). Accordingly, the Compensation Committee retains the discretion and flexibility to design and administer compensation programs that are in the best interests of the Company and its stockholders.

Section 280G of the Code. Code Section 280G disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Code Section 4999 imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including RSUs, PRSUs and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation. As discussed above, we do not provide tax gross-ups on income attributable to severance or other payments that are deemed made in connection with a change in control.

Section 409A of the Code. Code Section 409A requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and directors to accelerated income tax liabilities, substantial additional taxes and interest on their vested compensation under such plans. Accordingly, it is our intention to design and administer our compensation and benefit plans and arrangements for all of our employees and directors, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Code Section 409A.

Accounting for Stock-Based Compensation. We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant-date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of PRSUs, RSUs and other equity-based awards under equity incentive award plans have been and will be accounted for under ASC Topic 718. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives. For further information on our accounting for our stock-based compensation awards, refer to our Annual Report on Form 10-K for the year ended December 31, 2025.

Securities Trading Policy Prohibition on Options Trading, Hedging, Pledging and Short Sales

Our Policy on Securities Trading prohibits our directors, officers and designated employees from trading in options with respect to our securities (including puts, calls and other derivative securities) on an exchange or in any other organized market, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. The policy also prohibits short sales of our securities, holding our securities in a margin account or pledging our securities as collateral for a loan. Mr. Claure, one of our directors, holds 1,842,191 shares of our common stock that are pledged to secure a line of credit with an unrelated third-party bank. This pledge pre-dated the Sprint Combination.

Clawback Provisions

In September 2023, the Compensation Committee adopted the Company’s Amended and Restated Executive Incentive Compensation Recoupment Policy in compliance with the SEC rules and NASDAQ listing standards regarding clawback policies. The policy provides that in the event the Company is required to prepare an accounting restatement, the Company shall recover, reasonably promptly, any excess incentive-based compensation (i.e., compensation that is granted, earned or vested based in whole or in part on the attainment of one or more financial reporting measures) from current and former executive officers of the Company, unless the Compensation Committee determines that recovery would be impracticable. The policy is administered by the Compensation Committee of the Board of Directors. All awards granted under our equity plans to executive officers of the Company are subject to the provisions of any clawback policy implemented by the Company, including, without limitation, the Company’s Amended and Restated Executive Incentive Compensation Recoupment Policy, as and to the extent set forth in such clawback policy or the applicable award agreement.

52	PROXY STATEMENT 2026 ▇

Executive Compensation

Stock Ownership Guidelines

Under our stock ownership guidelines, the Chief Executive Officer and all executive officers reporting to the Chief Executive Officer are expected to acquire and maintain ownership of shares of common stock equal in value to a specified multiple of the executive officer’s base salary measured as of September 30 th
of each year.

Position	Ownership Requirement

Chief Executive Officer	5x base salary

Executive Officers reporting to the CEO	3x base salary

Each executive officer is expected to meet the ownership guidelines within five years from the date on which he or she becomes first subject to the applicable requirement, and is expected to retain at least 50% of the net shares of common stock acquired through our equity compensation plans until the ownership thresholds are met.
As of December 31, 2025, our Chief Executive Officer and each of the other Named Executive Officers who were then executive officers of the Company were in compliance with our stock ownership guidelines.
Broad-Based Stock Ownership

WE BELIEVE THAT ALL EMPLOYEES SHOULD HAVE A STAKE IN THE COMPANY’S PERFORMANCE. ACCORDINGLY, WE UTILIZE A COMPANY-WIDE ANNUAL EQUITY AWARD PROGRAM.
We grant RSUs to all eligible full-time and part-time employees each year. Depending on the employee’s career band, such RSUs become shares of
T-Mobile
stock following a
two-
or three- year vesting period, with a portion vesting each year. In addition,
T-Mobile’s
Amended and Restated 2014 Employee Stock Purchase Plan (the “ESPP”) provides employees with a cost-effective vehicle to purchase shares of
T-Mobile
stock.
Equity Granting Practices
The Compensation Committee has adopted an equity grant policy pursuant to which the Compensation Committee (or the Section 16 Subcommittee) may approve annual grants to executive officers and other members of the executive leadership team at a specified time each year. In addition to the annual grants, equity awards may be granted on a quarterly basis to new hires. We may also grant supplemental equity awards from time to time to retain high-performing leaders, reward exceptional performance or recognize expanded responsibility. The Compensation Committee has delegated authority to the Company’s Chief People Officer, subject to certain terms and limitations as established by the Compensation Committee, to grant awards to employees who are not Section 16 officers.
Results of Stockholder Advisory Approval of Named Executive Officer Compensation
At the 2023 annual meeting of stockholders, stockholders were asked to approve, on an advisory basis, the 2022 compensation of our then-current named executive officers as reported in the proxy statement. This say-on-pay
proposal was approved by approximately 96.7% of the shares present and entitled to vote, and the Compensation Committee believes this affirms our stockholders’ strong support of our executive compensation program.
The Compensation Committee considered the results of the 2023 advisory vote along with stockholder input and other factors discussed in this Compensation Discussion and Analysis and concluded that no changes to our compensation policies and practices were warranted given the strong support received from stockholders regarding our executive compensation program. The Board has previously determined to hold advisory say-on-pay
votes every three years. Accordingly, we are asking stockholders to approve an advisory say-on-pay
resolution on the Company’s executive compensation as reported in this Proxy Statement in connection with this Annual Meeting.

▇ PROXY STATEMENT 2026	53

Executive Compensation

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Company management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2025.

The Compensation Committee:

Thomas Dannenfeldt, Chair

Marcelo Claure

Christian P. Illek

Raphael Kübler

Dominique Leroy

The material contained in this Compensation Committee Report does not constitute soliciting material, is not deemed filed with the SEC, and is not incorporated by reference into any other Company filing under the Securities Act, or the Exchange Act, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

54	PROXY STATEMENT 2026 ▇

Executive Compensation

Executive Compensation Tables

2025 Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2025, 2024 and 2023 earned by or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Srinivasan Gopalan President and Chief Executive Officer (Former Chief Operating Officer)	2025	861,539	2,956,051	27,114,078	—	3,623,603	884,151	35,439,421

G. Michael Sievert Vice Chairman (Former President and Chief Executive Officer)	2025	2,585,192	—	27,546,942	—	6,390,377	13,885,585	50,408,096
	2024	1,848,077	—	20,422,982	—	7,723,750	45,437	30,040,245
	2023	1,748,414	—	29,281,807	—	6,387,500	71,131	37,488,851

Peter Osvaldik Chief Financial Officer	2025	975,000	—	9,117,514	—	3,139,500	17,650	13,249,664
	2024	975,000	—	7,161,891	—	3,256,500	14,130	11,407,521
	2023	950,000	—	17,594,929	—	2,565,950	13,200	21,124,079

Michael J. Katz Chief Business and Product Officer (Former President, Marketing, Strategy and Products)	2025	975,000	—	18,017,182	—	3,139,500	65,534	22,197,216
	2024	850,000	—	5,931,282	—	2,626,075	18,630	9,425,987
	2023	800,000	—	5,204,908	—	1,752,000	13,200	7,770,108

Jonathan A. Freier Chief Operating Officer (Former President, Consumer Group)	2025	950,000	—	16,209,405	—	3,059,000	151,630	20,370,035
	2024	825,000	—	5,181,184	—	2,548,838	130,125	8,685,147
	2023	790,000	—	4,626,009	—	1,730,100	22,506	7,168,616

Mark W. Nelson Chief Legal Officer & General Counsel	2025	975,000	—	12,384,350	—	3,061,013	14,000	16,434,363
	2024	975,000	—	6,803,731	—	3,012,263	14,291	10,805,285
	2023	950,000	—	7,046,147	—	2,565,950	14,115	10,576,212

Callie R. Field Former President, Business Group and Former Executive Vice President, Strategic Advisor	2025	875,000	—	14,689,907	—	2,817,500	14,000	18,396,407
	2024	825,000	—	5,181,184	—	2,548,838	13,800	8,568,822
	2023	790,000	—	4,626,009	—	1,730,100	13,200	7,159,309

Ulf Ewaldsson Former President, Technology and Former Executive Vice President, Strategic Advisor	2025	733,269	—	14,572,754	—	2,290,390	4,715,033	22,311,446

1

For Mr. Gopalan, the amount in this column represents (i) the Gopalan Sign-On Bonus paid to him in connection with his commencement of employment with us as Chief Operating Officer on March 1, 2025, and (ii) the Match Payment paid to Mr. Gopalan in 2025, in each case, in accordance with the Gopalan COO Terms of Employment. For additional information, please see “—Special Cash Bonuses” above.

2

The value of stock awards (counting PRSUs at target) is determined using the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s anticipated accounting expense at grant and do not correspond to the actual value that will be realized by the Named Executive Officer. See Note 13 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for a summary of the assumptions we apply in calculating these amounts. The aggregate grant date fair value of the PRSUs granted to our Named Executive Officers during 2025, assuming maximum performance, would be as follows: Mr. Gopalan, $26,289,317; Mr. Sievert, $29,607,137; Mr. Osvaldik, $9,799,426; Mr. Katz, $20,707,491; Mr. Freier, $18,764,535; Mr. Nelson, $13,937,221; Ms. Field, $17,131,385; and Mr. Ewaldsson, $17,005,465.

3

For 2025, represents amounts paid by the Company under the 2025 STIP, based on the achievement of certain Company performance measures during the year. For additional information, please see “— Annual Short-Term Incentives” above.

4	Amounts included in the “All Other Compensation” column are detailed in the table below.

▇ PROXY STATEMENT 2026	55

Executive Compensation

Name	401k Employer Match ($)	Security Arrangements(1) ($)	Severance(2) ($)	Relocation & Travel Expenses(3) ($)	Financial Planning(4) ($)	Legal Expenses(5) ($)	Company Aircraft(6) ($)	Other(7) ($)	Total ($)

Srinivasan Gopalan	—	116,976	—	308,621	11,617	88,241	358,296	400	884,151

G. Michael Sievert	14,000	562,664	13,300,000	—	—	—	8,920	—	13,885,585

Peter Osvaldik	14,000	3,300	—	—	—	—	—	350	17,650

Michael J. Katz	14,000	—	—	—	2,236	49,298	—	—	65,534

Jonathan A. Freier	14,000	137,360	—	—	—	—	—	270	151,630

Mark W. Nelson	14,000	—	—	—	—	—	—	—	14,000

Callie R. Field	14,000	—	—	—	—	—	—	—	14,000

Ulf Ewaldsson	14,000	—	4,700,563	—	—	—	—	470	4,715,033

1	Represents costs associated with Company-provided personal security.

2

For Mr. Sievert, the value in the Severance column represents the cash severance paid at the time of his transition to Vice Chairman, as per the Sievert Employment Agreement, as amended by the Sievert Amendment. For additional information, please see “—-Amendment to Employment Agreement with Mr. Sievert.” For Mr. Ewaldsson, the value in the Severance column represents cash severance, up to 18 months Company paid COBRA continuation and up to 12 months outplacement services, as per the Company’s Executive Severance Benefit Guidelines. For additional information, please see “—-Separation Payments and Benefits to Mr. Ewaldsson.”

3

For Mr. Gopalan, represents relocation assistance for costs associated with Mr. Gopalan’s relocation to the greater Bellevue, Washington area and Company-paid or reimbursed first-class round-trip airfare for Mr. Gopalan and his spouse and children, including the value of the associated tax gross up ($3,819.71), as provided in the Gopalan CEO Employment Agreement.

4

For Mr. Gopalan, this value represents financial planning services as stipulated in the Gopalan COO Terms of Employment and the Gopalan CEO Employment Agreement. For Mr. Katz, this value represents taxable income resulting from the use of Company-sponsored financial planning benefit program.

5

For Mr. Gopalan, this value represents reimbursement of legal fees as stipulated in the Gopalan COO Terms of Employment and the Gopalan CEO Employment Agreement. For Mr. Katz, this value represents reimbursement of legal fees as stipulated in a compensation term sheet, by and between the Company and Mr. Katz, dated as of March 18, 2025 and amended effective as of November 1, 2025 (as amended, the “Katz Term Sheet”).

6

For Mr. Gopalan, this value represents taxable income resulting from expenses related to his personal usage of the Company aircraft in his role as President and Chief Executive Officer, as a matter of personal security as required by the Company. For Mr. Sievert, this value represents taxable income resulting from expenses related to his usage of the Company aircraft per the terms of timeshare agreement and Federal Aviation Administration (“FAA”) regulations.

7

For Messrs. Gopalan, Osvaldik, Freier and Ewaldsson, this amount represents the value of items provided to the applicable executive in conjunction with a Company-sponsored event such as t-shirts, sunglasses or other Company-branded memorabilia.

2025 Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2025 to the Named Executive Officers.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) ($)
Name	Type of Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Srinivasan Gopalan	STIP			175,000	2,250,685,	4,501,370	—	—	—	—	—
	PRSU RTSR	3/1/2025	1/22/2025	—	—	—	3,095	12,382	24,764	—	4,037,275
	PRSU FCF	3/1/2025	1/22/2025	—	—	—	1,666	6,667	13,334	—	1,752,021
	RSU	3/1/2025	1/22/2025	—	—	—	—	—	—	19,049	5,005,887
	RSU SPC	3/1/2025	1/22/2025	—	—	—	—	—	—	19,945	5,180,315
	PRSU RTSR	11/1/2025	9/18/2025	—	—	—	1,035	4,141	8,282	—	582,763
	PRSU FCF	11/1/2025	9/18/2025	—	—	—	557	2,229	4,458	—	456,521
	PRSU TRNS	11/1/2025	9/18/2025	—	—	—	35,094	43,868	52,641	—	8,794,657
	RSU	11/1/2025	9/18/2025	—	—	—	—	—	—	6,370	1,304,640

G. Michael Sievert	STIP			237,500	3,969,178	7,938,356	—	—	—	—	—
	PRSU RTSR	2/15/2025	2/6/2025	—	—	—	7,871	31,487	62,974	—	10,343,480
	PRSU FCF	2/15/2025	2/6/2025	—	—	—	4,238	16,954	33,908	—	4,460,089
	RSU	2/15/2025	2/6/2025	—	—	—	—	—	—	48,441	12,743,374

56	PROXY STATEMENT 2026 ■

Executive Compensation

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) ($)
Name	Type of Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Peter Osvaldik	STIP			97,500	1,950,000	3,900,000	—	—	—	—	—
	PRSU RTSR	2/15/2025	2/6/2025	—	—	—	2,605	10,422	20,844	—	3,423,627
	PRSU FCF	2/15/2025	2/6/2025	—	—	—	1,402	5,611	11,222	—	1,476,086
	RSU	2/15/2025	2/6/2025	—	—	—	—	—	—	16,033	4,217,801

Michael J. Katz	STIP			97,500	1,950,000	3,900,000	—	—	—	—	—
	PRSU RTSR	2/15/2025	2/6/2025	—	—	—	3,055	12,221	24,442	—	4,014,599
	PRSU FCF	2/15/2025	2/6/2025	—	—	—	1,645	6,580	13,160	—	1,731,001
	RSU	2/15/2025	2/6/2025	—	—	—	—	—	—	18,801	4,945,979
	PRSU TRNS	4/1/2025	2/6/2025	—	—	—	22,880	28,600	34,320	—	7,325,604

Jonathan A. Freier	STIP			95,000	1,900,000	3,800,000	—	—	—	—	—
	PRSU RTSR	2/15/2025	2/6/2025	—	—	—	2,538	10,155	20,310	—	3,335,918
	PRSU FCF	2/15/2025	2/6/2025	—	—	—	1,366	5,467	10,934	—	1,438,204
	RSU	2/15/2025	2/6/2025	—	—	—	—	—	—	15,622	4,109,680
	PRSU TRNS	4/1/2025	2/6/2025	—	—	—	22,880	28,600	34,320	—	7,325,604

Mark W. Nelson	STIP			95,063	1,901,250	3,802,500	—	—	—	—	—
	PRSU RTSR	2/15/2025	2/6/2025	—	—	—	2,562	10,248	20,496	—	3,366,468
	PRSU FCF	2/15/2025	2/6/2025	—	—	—	1,379	5,518	11,036	—	1,451,620
	RSU	2/15/2025	2/6/2025	—	—	—	—	—	—	15,766	4,147,562
	PRSU TRNS	4/1/2025	2/6/2025	—	—	—	10,677	13,347	16,016	—	3,418,701

Callie R. Field	STIP			77,500	1,750,000	3,500,000	—	—	—	—	—
	PRSU RTSR	2/15/2025	2/6/2025	—	—	—	2,104	8,418	16,836	—	2,765,313
	PRSU FCF	2/15/2025	2/6/2025	—	—	—	1,133	4,532	9,064	—	1,192,233
	RSU	2/15/2025	2/6/2025	—	—	—	—	—	—	12,950	3,406,757
	PRSU TRNS	4/1/2025	2/6/2025	—	—	—	22,880	28,600	34,320	—	7,325,604

Ulf Ewaldsson	STIP			77,500	1,550,000	3,100,000	—	—	—	—	—
	PRSU RTSR	2/15/2025	2/6/2025	—	—	—	2,071	8,284	16,568	—	2,721,294
	PRSU FCF	2/15/2025	2/6/2025	—	—	—	1,115	4,460	8,920	—	1,173,292
	RSU	2/15/2025	2/6/2025	—	—	—	—	—	—	12,744	3,352,564
	PRSU TRNS	4/1/2025	2/6/2025	—	—	—	22,880	28,600	34,320	—	7,325,604

1

Represents the threshold, target and maximum amounts of annual cash incentive compensation that may have become payable to each Named Executive Officer for performance under the 2025 STIP. The actual amounts earned and paid for 2025 are shown in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table.

2	Represents the threshold, target and maximum number of shares that might be paid pursuant to PRSU awards granted in 2025.

3

The value of stock awards (counting PRSUs at target) is determined using the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s anticipated accounting expense at grant and do not correspond to the actual value that will be realized by the Named Executive Officer. See Note 13 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for a summary of the assumptions we apply in calculating these amounts.

Employment Arrangements

During all or a portion of 2025, the Company was party to employment arrangements with Messrs. Gopalan, Sievert, Osvaldik, Nelson, Katz, and Freier, each as more fully described below. The Company was not party to written employment arrangements with Mr. Ewaldsson or Ms. Field in 2025. The Company is also a party to certain arrangements with some of the Named Executive Officers with regard to severance and termination or retirement payments and benefits. See “— Potential Payments upon Termination or in Connection with a Change in Control” below for more information.

■ PROXY STATEMENT 2026	57

Executive Compensation

Terms of Employment for Mr. Gopalan. In connection with Mr. Gopalan’s commencement of employment with us, effective as of March 1, 2025, the Company entered into the Gopalan COO Terms of Employment with Mr. Gopalan, pursuant to which Mr. Gopalan served as our Chief Operating Officer through October 31, 2025. Effective as of November 1, 2025, in connection with Mr. Gopalan’s appointment as President and Chief Executive Officer of the Company, the Gopalan COO Terms of Employment were superseded and replaced in their entirety by the Gopalan CEO Employment Agreement.

Pursuant to the Gopalan COO Terms of Employment, Mr. Gopalan was entitled to (i) an annual base salary equal to $1,000,000; (ii) an annual short-term cash incentive targeted at no less than $2,000,000 (with a maximum award equal to 200% of target); (iii) employee benefits to the same extent and on the same terms as such benefits are provided generally by the Company to its senior executives; (iv) annual LTI awards with a target grant-date value of not less than $9,500,000. In addition, the Gopalan COO Terms of Employment provided for the payment to Mr. Gopalan of the Gopalan Sign-On Bonus, subject to pro rata repayment upon certain terminations, and the Match Payments, payable on or within 60 days following each Match Date, each as discussed in more detail above under “—Special Cash Bonuses.”

The Gopalan COO Terms of Employment also provided for: (i) Company-paid or reimbursed tax preparation and financial planning services for calendar years 2025 and 2026 (capped at $50,000 per calendar year); (ii) relocation assistance for costs associated with Mr. Gopalan’s relocation to the greater Bellevue, Washington area in accordance with the terms of the Company’s Relocation Policy, subject to pro rata repayment in the event that Mr. Gopalan’s employment is terminated by the Company for “cause” or by Mr. Gopalan without “good reason” (each as defined in the Gopalan COO Terms of Employment) on or prior to March 1, 2026; and (iii) Company-paid or reimbursed first-class round-trip airfare for Mr. Gopalan and his spouse and children until March 1, 2027 (capped at 32 round-trip flights in the aggregate and grossed up for applicable taxes) (collectively, the “Gopalan Additional Benefits”).

Pursuant to the Gopalan COO Terms of Employment, Mr. Gopalan was granted the Gopalan New Hire Award, as described in more detail above under “—Special Equity Awards in 2025.”

Employment Agreement with Mr. Gopalan. Effective November 1, 2025, in connection with Mr. Gopalan’s appointment as President and Chief Executive Officer of the Company, the Company entered into the Gopalan CEO Employment Agreement with Mr. Gopalan, which superseded and replaced in its entirety the Gopalan COO Terms of Employment. The Gopalan CEO Employment Agreement provides for an initial employment term through November 1, 2030, unless the Company and Mr. Gopalan mutually agree in writing to extend the term prior to the expiration thereof.

Pursuant to the Gopalan CEO Employment Agreement, (i) Mr. Gopalan is entitled to an annual base salary initially equal to $1,400,000, effective as of November 1, 2025; (ii) Mr. Gopalan is eligible for an annual short-term cash incentive targeted at (a) with respect to calendar year 2025, the sum of (x) $2,000,000, prorated for the period starting on January 1, 2025 and ending on October 31, 2025, and (y) $3,500,000, prorated for the period starting on November 1, 2025 and ending on December 31, 2025 and (b) with respect to calendar year 2026 and subsequent calendar years, 250% of Mr. Gopalan’s base salary (in each case, with a maximum award equal to 200% of target); and (iii) commencing with calendar year 2026, Mr. Gopalan will be entitled to annual LTI awards with a target grant-date value (“Annual LTI Target Value”) that is not less than $19,500,000.

The Gopalan CEO Employment Agreement provides that Mr. Gopalan’s annual base salary and Annual LTI Target Value will be increased by the Compensation Committee of the Board or a subcommittee thereof in subsequent calendar years as set forth below, based on the then-current annual base salaries or target grant date value of annual equity awards (as applicable) for chief executive officers in the Company’s then-current peer group utilized for executive compensation decisions (the “Compensation Peer Group” and such chief executive officers, the “Peer CEOs”); provided that the base salary and Annual LTI Target Value will not be lower than that in effect for the immediately preceding calendar year:

Calendar Year	Base Salary	Annual LTI Target Value

2026	40th percentile of then-current annual base salary for Peer CEOs	40th percentile of then-current target grant date value of annual equity incentive awards for Peer CEOs

2027	45th percentile of the then-current annual base salary for Peer CEOs	45th percentile of then-current target grant date value of annual equity incentive awards for Peer CEOs

2028	45th percentile of the then-current annual base salary for Peer CEOs	45th percentile of then-current target grant date value of annual equity incentive awards for Peer CEOs

2029	50th percentile of the then-current annual base salary for Peer CEOs	50th percentile of then-current target grant date value of annual equity incentive awards for Peer CEOs

2030	50th percentile of the then-current annual base salary for Peer CEOs	50th percentile of then-current target grant date value of annual equity incentive awards for Peer CEOs

In connection with his commencement as President and Chief Executive Officer, Mr. Gopalan was granted (i) the Gopalan True-Up LTI Awards and (ii) the Transformation Award, as described above under “—Special 2025 Equity Awards.”

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Executive Compensation

The Gopalan CEO Employment Agreement also provides that Mr. Gopalan is entitled to (i) employee benefits to the same extent and on the same terms as such benefits are provided generally by the Company to its senior executives; (ii) the Gopalan Additional Benefits; and (iii) the Match Payments, payable on or within 60 days following each Match Date, as discussed in more detail above under “—Special Cash Bonuses.”

Employment Agreement with Mr. Sievert. During 2025, the Company was party to the Sievert Employment Agreement with Mr. Sievert, pursuant to which Mr. Sievert served as our President and Chief Executive Officer through November 1, 2025. The Sievert Employment Agreement provided for an employment term through April 1, 2028. On September 19, 2025, the Company and Mr. Sievert entered into an amendment to the Sievert Employment Agreement, pursuant to which, effective as of November 1, 2025, Mr. Sievert ceased to serve as President and Chief Executive Officer of the Company and, thereafter, commenced employment as Vice Chairman of T-Mobile and service as Vice Chairman of the Board.

Pursuant to the Sievert Employment Agreement, as in effect prior to November 1, 2025, Mr. Sievert was entitled to (i) an annual base salary that, (a) effective January 1, 2024, automatically increased to the greater of (x) $1,850,000 and (y) the then-current median annual base salary for Chief Executive Officers in our then-current peer group, (b) effective January 1, 2025, will automatically increase to the greater of (x) $1,900,000 and (y) the then-current median annual base salary for Chief Executive Officers in our peer group, and (c) effective each of January 1, 2026 and January 1, 2027, will automatically increase to the greater of (x) $2,000,000 and (y) the then-current median annual base salary for Chief Executive Officers in our peer group; (ii) an annual short-term cash incentive targeted at no less than 250% of his base salary (with a maximum award equal to 200% of target); and (iii) employee benefits to the same extent and on the same terms as such benefits are provided generally to other senior executives.

In addition, pursuant to the Sievert Employment Agreement, as in effect prior to November 1, 2025, Mr. Sievert was entitled to LTI awards, which would be allocated as follows: 50% of such value will be granted in the form of PRSUs and the remaining 50% of such value will be granted in the form of RSUs. Mr. Sievert’s annual target grant-date value for LTI awards automatically increased or will automatically increase (as applicable) to (i) for LTI awards granted during calendar year 2024, the greater of (x) $19,000,000, (y) the 60th percentile of the aggregate target grant-date value of annual equity incentive awards for Chief Executive Officers in our peer group, and (z) the annual target grant-date value for LTI awards for the immediately preceding calendar year; and (ii) for LTI grants made during calendar years 2025, 2026, 2027 and 2028, the greater of (x) $19,000,000, (y) the 65th percentile of the aggregate target grant-date value of annual equity incentive awards for Chief Executive Officers in our peer group, and (z) the annual target grant-date value for LTI awards in effect for the applicable prior calendar year. The Sievert Employment Agreement, as in effect prior to November 1, 2025 provided that with respect to 60% of the total RSUs granted to Mr. Sievert as annual LTI awards during each of calendar years 2023 through 2028 (representing 30% of the total target grant-date value for each such year), the total length of the vesting schedule of such RSUs will be no longer than the length of the median total length of the vesting schedules of annual time-based equity incentive awards for Chief Executive Officers in our peer group at the time of grant.

Amendment to Employment Agreement with Mr. Sievert. The Company entered into the Sievert Amendment, pursuant to which, effective as of November 1, 2025, Mr. Sievert ceased to serve as President and Chief Executive Officer of the Company and commenced employment as Vice Chairman of the Company and service as Vice Chairman of the Board. Mr. Sievert’s term as Vice Chairman of T-Mobile and Vice Chairman of the Board will terminate on November 1, 2026, unless extended by mutual written agreement between Mr. Sievert and the Company.

The Sievert Amendment provides that, during his service as Vice Chairman, Mr. Sievert will (i) receive an annual base salary of $7,000,000, effective as of November 1, 2025, and (ii) continue to be eligible to participate in employee benefit plans maintained by the Company, in each case, in accordance with the terms and conditions of the Sievert Employment Agreement (as in effect prior to November 1, 2025). Except as otherwise determined by T-Mobile, Mr. Sievert will not be eligible to receive annual short-term incentive awards or grants of LTI awards on or after November 1, 2025.

In addition, pursuant to the Sievert Amendment, subject to Mr. Sievert’s continued employment through November 1, 2025 and timely execution and non-revocation of a release of claims, Mr. Sievert received:

a lump-sum cash payment equal to two times the sum of (i) his annual base salary and (ii) his 2025 target annual short-term incentive award;

a pro rata 2025 annual short-term incentive award, based on actual performance;

full vesting of any then-outstanding time-based LTI awards; and

with respect to performance-based LTI awards, (x) pro rata vesting of each performance-based LTI award (based the number of days elapsed between the commencement of the applicable performance period and November 1, 2025) based on actual performance through November 1, 2025; and (y) pro rata vesting of each performance-based LTI award (based on the portion of the performance period left to be completed following November 1, 2025) at the greater of target or actual performance through November 1, 2025 (or, with respect to any performance-based LTI awards that are subject to vesting based on RTSR based on actual performance through September 19, 2025).

■ PROXY STATEMENT 2026	59

Executive Compensation

The above payments and acceleration represent the cash severance payments and time-based and performance-based LTI award accelerated vesting that he would have received under the Sievert Employment Agreement if his employment had been terminated on November 1, 2025 by the Company other than for “cause” or by him for “good reason,” except that, with respect to any performance-based LTI awards subject to vesting based on the Company’s RTSR, the level of actual performance was determined as if the applicable performance period ended as of September 19, 2025. Mr. Sievert is not entitled to any further separation payments or benefits upon his subsequent termination of employment with the Company, except as described below under “— Potential Payments upon Termination or in Connection with a Change in Control.”

Employment Offer Letter with Mr. Nelson. During 2025, the Company was party to an offer of employment letter with Mr. Nelson, dated as of September 10, 2021 (the “Nelson Offer Letter”), pursuant to which Mr. Nelson serves as our Chief Legal Officer and General Counsel. Mr. Nelson’s employment under the Nelson Offer Letter is at-will and will continue until terminated by either party.

Pursuant to the Nelson Offer Letter, Mr. Nelson is entitled to receive (i) an annual base salary equal to no less than $950,000, (ii) an annual short-term incentive award targeted at no less than 185% of Mr. Nelson’s base salary during the applicable calendar year, payable based on the attainment of pre-established performance goals, (iii) annual LTI awards with an annual aggregate grant-date target value of no less than 250% of the sum of Mr. Nelson’s base salary and target short-term incentive award during the applicable calendar year, and (iv) employee benefits to the same extent and on the same terms as such benefits are provided generally to other senior executives.

Compensation Term Sheet for Mr. Osvaldik. Effective September 12, 2024, the Company entered into a compensation term sheet with Mr. Osvaldik (as amended, the “Osvaldik Term Sheet”), pursuant to which Mr. Osvaldik serves as our Chief Financial Officer. The term of Mr. Osvaldik’s employment under the Osvaldik Term Sheet was initially scheduled to end on July 2, 2026; however, effective November 1, 2025, the Company and Mr. Osvaldik entered into an amendment to the Osvaldik Term Sheet that (among other things) extended the term of Mr. Osvaldik’s employment thereunder to July 1, 2027 (the “Expiration Date”). The Company may further extend the term of Mr. Osvaldik’s employment under the Osvaldik Term Sheet by providing him with written notice no later than 30 days prior to the Expiration Date, and Mr. Osvaldik will have 30 days to accept or decline the offer. If the Company does not provide Mr. Osvaldik with such an extension offer or Mr. Osvaldik does not timely accept such offer, then Mr. Osvaldik’s employment with the Company will terminate on the Expiration Date (a “Non-Extension Termination”).

Pursuant to the Osvaldik Term Sheet, Mr. Osvaldik is entitled to receive (i) an annual base salary equal to no less than $975,000, (ii) an annual short-term incentive award targeted at no less than 200% of Mr. Osvaldik’s eligible base earnings during the applicable calendar year, payable based on the achievement of pre-established performance goals, and (iii) annual LTI awards with an annual aggregate grant-date target value of no less than 250% of the sum of Mr. Osvaldik’s base salary and target annual short-term incentive award during the applicable calendar year.

Compensation Term Sheet for Mr. Katz. On March 18, 2025, the Company entered into the Katz Term Sheet, which was amended effective as of November 1, 2025, pursuant to which Mr. Katz served as our President, Marketing, Strategy and Products until December 5, 2025 and continued serving as Chief Business and Product Officer thereafter. Mr. Katz’s employment under the Katz Term Sheet will continue until terminated by either the Company or Mr. Katz.

Pursuant to the Katz Term Sheet, Mr. Katz is entitled to (i) an annual base salary of no less than $975,000; (ii) an annual target short-term incentive award targeted at no less than 200% of Mr. Katz’s eligible annual earnings for the applicable calendar year, payable based on the attainment of pre-established performance goals; and (iii) annual LTI awards with an aggregate target grant-date value of no less than $8,575,000. The Katz Term Sheet provides that Mr. Katz’s annual base salary and Annual LTI Target Value will be increased by the Compensation Committee or a subcommittee thereof in subsequent calendar years as set forth below, based on the then-current annual base salaries or target grant date value of annual equity awards (as applicable) for the most highly compensated executive officer role (excluding chief executive officers, chief financial officers and, if applicable, executive chairs) (such most highly compensated executive officer roles, “Katz Peer Officers”) in the Company’s Compensation Peer Group; provided that the base salary and Annual LTI Target Value will not be lower than that in effect for the immediately preceding calendar year:

Calendar Year	Base Salary	Annual LTI Target Value

2026	50th percentile of then-current annual base salary for Katz Peer Officers	50th percentile of then-current target grant date value of annual equity incentive awards for Katz Peer Officers

2027	50th percentile of the then-current annual base salary for Katz Peer Officers	50th percentile of then-current target grant date value of annual equity incentive awards for Katz Peer Officers

2028 and subsequent years	60th percentile of the then-current annual base salary for Katz Peer Officers	60th percentile of then-current target grant date value of annual equity incentive awards for Katz Peer Officers

Compensation Term Sheet for Mr. Freier. In connection with Mr. Freier’s appointment as Chief Operating Officer, effective December 5, 2025, the Company entered into a compensation term sheet (the “Freier Term Sheet”) with Mr. Freier. Mr. Freier’s employment under the Freier Term Sheet will continue until terminated by either the Company or Mr. Freier.

60	PROXY STATEMENT 2026 ■

Executive Compensation

Pursuant to the Freier Term Sheet, commencing in 2026, Mr. Freier will receive (i) an annual base salary of $1,000,000; (ii) an annual target STIP opportunity of no less than 200% of Mr. Freier’s eligible annual earnings for the applicable calendar year; and (iii) annual target LTI awards with an Annual LTI Target Value of no less than $9,000,000. The Freier Term Sheet provides that Mr. Freier’s annual base salary and Annual LTI Target Value will be increased by the Compensation Committee or a subcommittee thereof in 2027 and subsequent calendar years as set forth below, based on the then-current annual base salaries or target grant date value of annual equity awards (as applicable) for the second most highly compensated executive officer role (excluding chief executive officers, chief financial officers and, if applicable, executive chairs) (such most highly compensated executive officer roles, “Freier Peer Officers”) in the Company’s Compensation Peer Group; provided that the base salary and Annual LTI Target Value will not be lower than that in effect for the immediately preceding calendar year:

Calendar Year	Base Salary	Annual LTI Target Value

2027	50th percentile of the then-current annual base salary for Freier Peer Officers	50th percentile of then-current target grant date value of annual equity incentive awards for Freier Peer Officers

2028 and subsequent years	60th percentile of the then-current annual base salary for Freier Peer Officers	60th percentile of then-current target grant date value of annual equity incentive awards for Freier Peer Officers

Severance Payments. See “—Potential Payments upon Termination or in Connection with a Change in Control” for information regarding payments payable upon termination of employment of the Named Executive Officers.

Cash and Incentive Compensation

Non-Equity Incentive Plan Awards. The 2025 Summary Compensation Table includes payments received under the 2025 STIP. The 2025 Grants of Plan-Based Awards Table includes the range of potential payouts of awards granted under the 2025 STIP.

Equity Incentive Plan Awards. All of the Named Executive Officers received annual equity awards consisting of both RSUs that vest in three annual installments beginning in February 2026, subject to continued service through the applicable vesting dates, and PRSUs that vest as to 65% of the PRSUs based on the Company’s TSR compared to that of the Company’s peer group over a three-year measurement period and as to the remaining 35% of the PRSUs based on the Company’s FCF performance as measured over a three-year measurement period, subject to continued service through the end of the measurement period (in each case, except upon certain terminations of employment as described below). In addition, all of the Named Executive Officers received special RSU and/or special PRSU awards during 2025. See “—Long-Term Incentives” above for more information.

Outstanding Equity Awards at 2025 Fiscal Year-End Table

The following table sets forth certain information with respect to all outstanding equity awards held by the Named Executive Officers as of December 31, 2025. Actual value received upon vesting of the PRSUs will be based on Company performance at that time. Awards granted prior to June 2023 were granted under our 2013 Plan or the 2015 Plan; awards granted after June 2023 were granted under our 2023 Plan.

				Stock Awards
Name	Type of Award	Grant Date		Number of Shares or Units or Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)

Srinivasan Gopalan	PRSU	11/1/2025	(6)	—	—	43,868	8,906,959

	PRSU	11/1/2025	(1)	—	—	4,141	210,197

	PRSU	11/1/2025	(2)	—	—	2,229	452,576

	RSU	11/1/2025	(3)	6,370	1,293,365	—	—

	PRSU	3/1/2025	(1)	—	—	12,382	628,510

	PRSU	3/1/2025	(2)	—	—	6,667	1,353,668

	RSU	3/1/2025	(3)	19,049	3,867,709	—	—

	RSU	3/1/2025	(7)	19,945	4,049,633	—	—

■ PROXY STATEMENT 2026	61

Executive Compensation

				Stock Awards
Name	Type of Award	Grant Date		Number of Shares or Units or Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)

Peter Osvaldik	PRSU	2/15/2025	(1)	—	—	10,422	529,021

	PRSU	2/15/2025	(2)	—	—	5,611	1,139,257

	RSU	2/15/2025	(3)	16,033	3,255,340	—	—

	PRSU	2/15/2024	(1)	—	—	14,610	5,932,829

	PRSU	2/15/2024	(2)	—	—	7,866	1,597,113

	RSU	2/15/2024	(3)	14,984	3,042,351	—	—

	PRSU	7/5/2023	(4)	—	—	75,586	30,693,963

	PRSU	2/15/2023	(1)	—	—	14,985	3,042,554

	PRSU	2/15/2023	(2)	—	—	8,068	3,276,253

	RSU	2/15/2023	(3)	7,685	1,560,362	—	—

Michael J. Katz	PRSU	4/1/2025	(6)	—	—	28,600	5,806,944

	PRSU	2/15/2025	(1)	—	—	12,221	620,338

	PRSU	2/15/2025	(2)	—	—	6,580	1,336,003

	RSU	2/15/2025	(3)	18,801	3,817,355	—	—

	PRSU	2/15/2024	(1)	—	—	12,100	4,913,568

	PRSU	2/15/2024	(2)	—	—	6,514	1,322,603

	RSU	2/15/2024	(3)	12,410	2,519,726	—	—

	PRSU	2/15/2023	(1)	—	—	11,069	2,247,450

	PRSU	2/15/2023	(2)	—	—	5,960	2,420,237

	RSU	2/15/2023	(3)	5,677	1,152,658	—	—

Jonathan A. Freier	PRSU	4/1/2025	(6)	—	—	28,600	5,806,944

	PRSU	2/15/2025	(1)	—	—	10,155	515,468

	PRSU	2/15/2025	(2)	—	—	5,467	1,110,020

	RSU	2/15/2025	(3)	15,622	3,171,891	—	—

	PRSU	2/15/2024	(1)	—	—	10,569	4,291,860

	PRSU	2/15/2024	(2)	—	—	5,691	1,155,501

	RSU	2/15/2024	(3)	10,840	2,200,954	—	—

	PRSU	2/15/2023	(1)	—	—	9,838	1,997,508

	PRSU	2/15/2023	(2)	—	—	5,297	2,151,006

	RSU	2/15/2023	(3)	5,045	1,024,337	—	—

Mark W. Nelson	PRSU	4/1/2025	(6)	—	—	13,347	2,709,975

	PRSU	2/15/2025	(1)	—	—	10,248	520,188

	PRSU	2/15/2025	(2)	—	—	5,518	1,120,375

	RSU	2/15/2025	(3)	15,766	3,201,129	—	—

	PRSU	2/15/2024	(1)	—	—	13,879	5,635,984

	PRSU	2/15/2024	(2)	—	—	7,473	1,517,318

	RSU	2/15/2024	(3)	14,235	2,890,274	—	—

	PRSU	2/15/2023	(1)	—	—	14,985	3,042,554

	PRSU	2/15/2023	(2)	—	—	8,068	3,276,253

	RSU	2/15/2023	(3)	7,685	1,560,362	—	—

62	PROXY STATEMENT 2026 ■

Executive Compensation

				Stock Awards
Name	Type of Award	Grant Date		Number of Shares or Units or Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)

Callie R. Field	PRSU	4/1/2025	(6)	—	—	28,600	5,806,944

	PRSU	2/15/2025	(1)	—	—	8,418	427,298

	PRSU	2/15/2025	(2)	—	—	4,532	920,177

	RSU	2/15/2025	(3)	12,950	2,629,368	—	—

	PRSU	2/15/2024	(1)	—	—	10,569	4,291,860

	PRSU	2/15/2024	(2)	—	—	5,691	1,155,501

	RSU	2/15/2024	(3)	10,840	2,200,954	—	—

	PRSU	2/15/2023	(1)	—	—	9,838	1,997,508

	PRSU	2/15/2023	(2)	—	—	5,297	2,151,006

	RSU	2/15/2023	(3)	5,045	1,024,337	—	—

Ulf Ewaldsson	PRSU	4/1/2025	(6)	—	—	6,387	1,296,816

	PRSU	2/15/2025	(1)	—	—	2,191	111,215

	PRSU	2/15/2025	(2)	—	—	1,180	239,587

	PRSU	2/15/2024	(1)	—	—	6,384	2,592,415

	PRSU	2/15/2024	(2)	—	—	3,437	697,848

	PRSU	2/15/2023	(1)	—	—	9,336	1,895,581

	PRSU	2/15/2023	(2)	—	—	5,026	2,040,958

1

PRSUs which vest upon the conclusion of a three-year performance period commencing on the grant date based on the relative performance of the Company’s TSR compared to that of the Company’s peer group over the performance period, subject to continued service through the end of the performance period (except as otherwise provided in the applicable award or employment arrangement).

2

PRSUs which vest following the conclusion of a three-year performance period commencing on January 1st of the calendar year in which the grant date occurs based on the Company’s achievement of absolute FCF over the performance period, subject to continued service through the applicable vesting date (except as otherwise provided in the applicable award or employment arrangement).

3

RSUs which vest in annual installments with respect to one-third of the shares on each of the first three anniversaries of the grant date, subject to continued service through the applicable vesting date (except as otherwise provided in the applicable award or employment arrangement).

4

Special PRSUs granted to Mr. Osvaldik which performance-vested on December 31, 2025, the conclusion of a three-year performance period commencing on January 1, 2023, based on the Company’s achievement of absolute FCF over the performance period. Each earned PRSUs will vest in full on July 1, 2026, subject to Mr. Osvaldik’s continued service through such date (except as otherwise provided in the applicable award arrangement).

5

Calculated based on the number of PRSUs (except for the 2025 FCF PRSUs and the 2024 FCF PRSUs which are disclosed at target) that may be earned upon achievement of the maximum performance level or number of time-based RSUs, as applicable, multiplied by the closing price of our common stock on December 31, 2025 of $203.04 per share. In calculating the number of PRSUs and their value, we are required by SEC rules to compare the Company’s performance through 2025 under each outstanding PRSU grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts.

6

PRSUs which vest on April 1, 2028, following the conclusion of a one-year performance period commencing January 1, 2027 based on the Company’s core adjusted EBITDA over the performance period, subject to continued service through the applicable vesting date (except as otherwise provided in the applicable award or employment arrangement).

7

Special RSUs granted to Mr. Gopalan which vest in annual installments on March 1 of each 2026, 2027, 2028 and 2029, subject to continued service through the applicable vesting date (except as otherwise provided in the applicable award or employment arrangement).

■ PROXY STATEMENT 2026	63

Executive Compensation

Option Exercises and Stock Vested for Fiscal Year 2025 Table

The following table sets forth certain information with respect to RSUs and PRSUs vesting during the fiscal year ended December 31, 2025, with respect to the Named Executive Officers. We do not currently grant new awards of stock options, stock appreciation rights or similar option-like equity awards, and there were no option exercises during the fiscal year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Srinivasan Gopalan	—	—	—	—

G. Michael Sievert	—	—	636,469	151,618,902

Peter Osvaldik	—	—	64,819	17,553,957

Michael J. Katz	—	—	43,472	11,772,870

Jonathan A. Freier	—	—	42,057	11,389,666

Mark W. Nelson	—	—	75,895	20,553,504

Callie R. Field	—	—	38,671	10,472,687

Ulf Ewaldsson	—	—	44,145	11,000,826

2025 Non-Qualified Deferred Compensation

The following table shows the contributions, earnings and the aggregate balance of total deferrals as of December 31, 2025.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)

Srinivasan Gopalan	—	—	—

G. Michael Sievert	—	—	—

Peter Osvaldik	—	—	—

Michael J. Katz	—	—	—

Jonathan A. Freier	—	—	—

Mark W. Nelson	4,956,078	333,158	12,773,496

Callie R. Field	—	194,053	1,333,267

Ulf Ewaldsson	—	—	—

1	The amount listed in this column for Mr. Nelson was reported in the Summary Compensation Table for 2025.

All of the Named Executive Officers are eligible to participate in the Company’s non-qualified deferred compensation plan (the “Deferred Compensation Plan”). However, only Mr. Nelson has elected to do so. Under the terms of the Deferred Compensation Plan, participants are eligible to defer up to 75% of their base salary, 100% of their annual incentive compensation and 100% of annual RSU or PRSU awards. All amounts attributable to participant deferrals under the Deferred Compensation Plan are fully vested at all times. We did not provide any employer matching or discretionary allocations under the Deferred Compensation Plan for 2025.

Participants choose how their deferrals (and their account balances) will be allocated among the national investment funds available under the Deferred Compensation Plan. For 2025, there were 18 funds for deferral of base salary and incentive compensation, which did not include a Company stock fund. Any deferred RSUs or PRSUs would be credited to a Company stock fund.

A participant’s account balance under the Deferred Compensation Plan will be distributed in a lump-sum when the participant terminates employment, unless termination is due to retirement or disability, in which case the participant can elect annual installments over two to 15 years. For this purpose, “retirement” means termination of employment on or after either (i) the date on which the sum of the participant’s age and years of service equals 65 or (ii) the date on which the participant completes ten years of service. Participants may also elect to have amounts attributable to their deferrals for a particular year distributed (or commence to be distributed) as of a specified date in a lump sum or in annual installments over two to five years, even if they are still employed by the Company on that date. Generally, the specified date for base salary and incentive compensation distribution may not be earlier than the first day of the second year beginning after the year in which such amounts are deferred and for RSUs or PRSUs may not be earlier than the first day of the fourth year beginning after the year in which such amounts are deferred.

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If a participant’s employment with the Company terminates prior to the in-service distribution date specified by the participant or while in-service distribution installment payments are being made, then any portions of the participant’s account balances that are subject to specified distribution date elections will be distributed upon termination of employment, as described above.

If a participant dies before his or her entire interest under the Deferred Compensation Plan has been distributed, his or her remaining interest will be distributed in a lump sum to his or her beneficiary.

If a participant’s employment terminates within 24 months following a change in control (as defined in the 2023 Plan), then all amounts credited to his or her accounts under the Deferred Compensation Plan will be paid to the participant in a lump sum within 90 days after such termination. Similarly, if a change in control occurs after a participant retires or becomes disabled, any undistributed amounts remaining in such participant’s accounts under the Deferred Compensation Plan will be distributed in a lump sum within 90 days after the change in control. Notwithstanding the foregoing, if a participant is a “specified employee” for purposes of Code Section 409A at the time his or her employment with the Company terminates, then distributions on account of termination of employment will not be made (or commence to be made) prior to the earlier of the participant’s death or the six-month anniversary of the participant’s termination of employment. Each of the Named Executive Officers is a specified employee for this purpose. Distributions are made in cash or stock, as applicable.

The Deferred Compensation Plan is an unfunded plan for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended. We have established a “rabbi trust” to satisfy our obligations under the Deferred Compensation Plan.

Potential Payments Upon Termination or in Connection with a Change in Control

The following discussion describes and quantifies the estimated amount of potential payments and benefits that would be provided to each of our Named Executive Officers under the Company’s compensation plans and agreements in the event of a termination of employment and/or change in control of the Company.

Our Named Executive Officers are subject to covenants regarding protection of confidential information, a non-compete and certain other restrictive covenants regarding solicitation of employees or customers for a period through one year (or, in certain cases, eighteen months) after termination of employment. For Messrs. Gopalan and Sievert, this period is two years after termination of employment.

Termination Due to Death or Disability

Upon a termination of a Named Executive Officer’s employment due to death or disability, the applicable Named Executive Officer (other than Messrs. Gopalan and Sievert) is entitled to receive (i) any earned, unpaid annual short-term incentive award from the preceding fiscal year (if any) and (ii) a target annual short-term incentive award for the fiscal year of termination. In addition, (a) any unearned time-based LTI awards then-held by any such Named Executive Officer will become immediately earned and vested, and (b) any performance-based LTI awards will vest and be paid at target as of the date of such executive’s separation from service.

Under the Gopalan CEO Employment Agreement, upon his termination of employment due to death or disability, Mr. Gopalan will be entitled to receive the following:

any earned, unpaid annual short-term incentive award from the preceding fiscal year (if any);

a pro rata annual short-term incentive award for the fiscal year of termination, based on the greater of target or actual performance results;

any then-unpaid Match Payments, payable on the applicable post-termination Match Dates;

with respect to Mr. Gopalan’s then-outstanding LTI awards:

full vesting of any time-based LTI awards granted prior to November 1, 2025;

full vesting of any performance-based LTI awards granted prior to November 1, 2025 at target;

continued vesting of time-based LTI awards granted on or after November 1, 2025 on the regularly-scheduled post-termination vesting and payment dates set forth in the applicable award agreement(s);

continued vesting and payment of performance-based LTI awards granted on or after November 1, 2025 in accordance with the terms of the applicable award agreement(s), based on the actual level of actual performance during the performance period; and

if such termination is due to Mr. Gopalan’s disability, continued eligibility for our employee mobile service discount program (the “Continued Mobile Discounts”).

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Under the Sievert Employment Agreement (as amended by the Sievert Amendment), upon his termination of employment as Vice Chairman due to death or disability, Mr. Sievert will be entitled to receive the following:

a lump-sum cash payment equal to (x) 12 months of his then-current base salary minus (y) the aggregate base salary earned by him during the period commencing on November 1, 2025 and ending on (and including) the termination date;

Company-paid health and dental benefit continuation for up to 18 months following termination; and

solely if Mr. Sievert’s termination is due to disability, the Continued Mobile Discounts.

Termination Without Cause or for Good Reason

(No Change in Control)

Each of our Named Executive Officers are eligible for severance benefits upon certain terminations of their employment with the Company without “cause” or for “good reason,” (or, for certain executives, upon a termination due to expiration of, or a Company-initiated non-renewal, of, their employment terms), as described in more detail below. All such severance benefits are subject to the applicable executive’s timely execution and non-revocation of a release of claims in favor of the Company and compliance with certain restrictive covenants.

Mr. Gopalan

Under the Gopalan CEO Employment Agreement, upon a termination of Mr. Gopalan’s employment by us without “cause” or by him for “good reason” (each as defined in the Gopalan CEO Employment Agreement), or due to our non-renewal of his then-current employment term, Mr. Gopalan is entitled to receive:

a lump-sum payment equal to two times the sum of (i) his then-current base salary plus (ii) his then-current target annual short-term incentive award;

any earned, unpaid annual short-term incentive award from the preceding fiscal year (if any);

a pro rata annual short-term incentive award for the fiscal year of termination, based on the greater of target or actual performance results;

with respect to Mr. Gopalan’s then-outstanding LTI awards:

full vesting of any time-based LTI awards granted prior to November 1, 2025; and

with respect to performance-based LTI awards granted prior to November 1, 2025:

a portion of each performance-based LTI award, determined by multiplying (x) the total number of shares or units, as applicable, subject to such award by (y) a fraction, the numerator of which is the number of days between the commencement of the applicable performance period through the date of termination, and the denominator of which is the number of days in the full performance period, will vest based on actual performance through the termination date; and

a portion of each performance-based LTI award, determined by multiplying (x) the total number of shares or units, as applicable, subject to such award by (y) a fraction, the numerator of which is the number of days between the date of termination and the end of the applicable performance period, and the denominator of which is the number of days in the full performance period, will vest at the greater of target or actual performance as of such termination date;

continued vesting of time-based LTI awards granted on or after November 1, 2025 on the regularly-scheduled post-termination vesting and payment dates set forth in the applicable award agreement(s);

continued vesting and payment of performance-based LTI awards granted on or after November 1, 2025 in accordance with the terms of the applicable award agreement(s), based on the actual level of actual performance during the performance period;

Company-paid health and dental benefit coverage for up to 18 months following such termination;

any then-unpaid Match Payments, payable on the applicable post-termination Match Dates; and

the Continued Mobile Discounts.

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Mr. Sievert

Pursuant to the Sievert Employment Agreement (as amended by the Sievert Amendment), upon a termination of Mr. Sievert’s employment by the Company without “cause,” by him for “good reason” (each as defined in the Sievert Employment Agreement, as amended by the Sievert Amendment) or due to the expiration of the term of his employment as Vice Chairman, he will be entitled to receive:

a lump-sum cash payment equal to (x) 12 months of his then-current base salary minus (y) the aggregate base salary earned by him during the period commencing on November 1, 2025 and ending on (and including) the termination date;

Company-paid group medical and dental benefits for up to 18 months following termination; and

the Continued Mobile Discounts.

As discussed above under “Employment Arrangements—Amendment to Employment Agreement with Mr. Sievert,” pursuant to the Sievert Amendment, in connection with his transition to Vice Chairman on November 1, 2025, Mr. Sievert received the cash severance payments and time-based and performance-based LTI award accelerated vesting that he would have received under the Sievert Employment Agreement if his employment had been terminated on November 1, 2025 by the Company other than for “cause” or by him for “good reason,” except that, with respect to any performance-based LTI awards subject to vesting based on the Company’s RTSR, the level of actual performance was determined as if the applicable performance period ended as of September 19, 2025.

Mr. Nelson

Pursuant to the Nelson Offer Letter, upon a termination of Mr. Nelson’s employment by us other than for “cause” or by him for “good reason” (each as defined in the Nelson Offer Letter), Mr. Nelson will be entitled to receive a pro rata annual short-term incentive award for the fiscal year of termination, based on actual performance.

Mr. Osvaldik

The Osvaldik Term Sheet provides that if Mr. Osvaldik’s employment terminates due to a Non-Extension Termination, then he will be entitled to receive:

a lump-sum payment (the “Expiration Date Payment”), in cash and/or shares of Company common stock (as determined by the Company), equal to (i) 3.3x the target grant-date value of the 2023 Special Osvaldik Award, as disclosed in the Company’s annual Proxy Statement filed with the Securities and Exchange Commission on April 26, 2024 (the “Osvaldik Special Award Target Grant-Date Value”), minus (ii) the aggregate dollar value of the portion of the 2023 Special Osvaldik Award that vests as of July 1, 2026 (determined based on the Company’s closing stock price on such vesting date); provided, that in no event will such payment exceed $10,000,000;

Company-paid health and dental benefit coverage for up to 18 months following such termination; and

the Continued Mobile Discounts.

If Mr. Osvaldik’s employment is terminated by us without “cause” or by Mr. Osvaldik for “good reason” (each as defined in the Osvaldik Term Sheet) prior to July 1, 2027, then he will be entitled to receive:

a lump-sum payment, in cash and/or shares of Company common stock (as determined by the Company), equal to (i) a pro rata portion of the 3.3x the Osvaldik Special Award Target Grant-Date Value (based on the number of days that he was employed during the period beginning on the 2023 Special Osvaldik Award grant date and ending on the date of such termination), minus (ii) the aggregate dollar value of the portion of the 2023 Special Osvaldik Award that vests in connection with such termination pursuant to the Osvaldik Term Sheet (as described below and determined based on the Company’s closing stock price on the termination date); provided, that in no event will such payment exceed a pro rata portion of $10,000,000 (based on the number of days that he was employed during the period beginning on the 2023 Special Osvaldik Award grant date and ending on the date of such termination); provided further, that if the termination date occurs on or after July 2, 2026, Mr. Osvaldik shall instead be entitled to the Expiration Date Payment;

Company-paid health and dental benefit coverage for up to 18 months following such termination;

the Continued Mobile Discounts;

if the termination date occurs prior to July 1, 2026, vesting of a portion of the 2023 Special Osvaldik Award determined by multiplying (x) the total number of shares subject to such award that would, absent Mr. Osvaldik’s termination of employment, become earned and vested based on actual performance attained during the applicable performance period ending on the last day of the Company’s fiscal quarter ending immediately prior to the termination date by (y) a fraction, the numerator of which is the number of days between the 2023 Special Osvaldik Award grant date and the date of such termination, and the denominator of which is the number of days in the full performance period; and

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Executive Compensation

if the termination occurs during the 180-day period (x) immediately prior to February 15, 2027 or (y) immediately prior to February 15th of any subsequent calendar year:

a pro rata annual short-term incentive award for the fiscal year of termination, based on actual performance results; and

with respect to Mr. Osvaldik’s then-outstanding LTI awards (excluding the 2023 Special Osvaldik Award) that are scheduled to vest on the next February 15th following the date of termination (the “Vesting LTI Awards”):

with respect to time-based Vesting LTI Awards, the next tranche of shares or units, as applicable, scheduled to vest shall vest in full; and

with respect to performance-based Vesting LTI Awards, a pro-rated number of shares of units (as applicable) shall vest based on actual performance and the number of days that Mr. Osvaldik had been employed from the grant date through the regularly-scheduled vesting date.

Under the Osvaldik Term Sheet, upon Mr. Osvaldik’s termination due to a Non-Extension Termination or due to a termination by us without “cause” or by Mr. Osvaldik for “good reason” at any time during the term of the Osvaldik Term Sheet, except as described above with respect to the Vesting LTI Awards and pro rata annual short-term incentive award, Mr. Osvaldik will forfeit any outstanding and unvested LTI awards (after taking into account the accelerated vesting of the 2023 Special Osvaldik Award described above), as well as his short-term incentive award for the fiscal year of termination.

The Osvaldik Term Sheet provides that if Mr. Osvaldik’s employment terminates during the term of the Osvaldik Term Sheet in a manner that results in him becoming entitled to both (i) severance under the Osvaldik Term Sheet and (ii) severance under the Executive Continuity Plan (as discussed below) and vesting of his LTI awards in connection with a change in control of the Company (the amounts in this clause (ii), the “Osvaldik CIC Benefits”), then he will either receive the severance payments payable under the Osvaldik Term Sheet or the Osvaldik CIC Benefits, whichever have a greater aggregate value.

Messrs. Katz and Freier

The Katz Term Sheet and the Freier Term Sheet provide that if Mr. Katz’s or Mr. Freier’s, respectively, employment is terminated by the Company without “cause” or by the applicable executive for “good reason” (each as defined in the Katz Term Sheet or the Freier Term Sheet, as applicable), then the applicable executive will be entitled to receive:

a lump-sum payment equal to two times the sum of (i) his then-current base salary and (ii) his then-current target annual short-term incentive award;

his earned, unpaid annual short-term incentive award from the preceding fiscal year (if any);

a pro rata annual short-term incentive award for the fiscal year of termination, based on actual performance;

with respect to time-based LTI awards, the next tranche of shares or units (as applicable) scheduled to vest shall vest in full;

with respect to performance-based LTI awards, a pro-rated number of shares or units (as applicable) shall vest based on actual performance and the number of days that the executive had been employed from the grant date through the regularly-scheduled vesting date;

Company-paid health and dental benefit coverage for up to 18 months following termination; and

the Continued Mobile Discounts.

The Katz Term Sheet and the Freier Term Sheet provide that if the applicable executive’s employment terminates during the term of the Katz Term Sheet or the Freier Term Sheet, as applicable, in a manner that results in the applicable executive becoming entitled to both (i) severance under the Katz Term Sheet or the Freier Term Sheet, as applicable, and (ii) severance under the Executive Continuity Plan and vesting of his LTI awards in connection with a change in control of the Company (the amounts in this clause (ii), together with Company-paid health and dental benefit coverage and outplacement services under the Severance Guidelines, the “CIC Benefits”), then the applicable executive will either receive the severance payments payable under the Katz Term Sheet or Freier Term Sheet, as applicable, or his CIC Benefits, whichever have a greater aggregate value.

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Executive Severance Benefit Guidelines

Under the Company’s Executive Severance Benefit Guidelines (“Severance Guidelines”), if a covered executive’s employment is terminated without cause or the executive resigns for good reason then we will consider providing the applicable executive with the following benefits (collectively referred to as the “Severance Guideline Benefits”):

a lump-sum cash payment of two times the sum of (i) the executive’s base salary and (ii) the executive’s target annual short-term incentive award;

a pro rata annual short-term incentive award for the fiscal year of termination, based on actual performance results;

COBRA benefit payments for up to 12 months following termination; and

12 months of outplacement services (valued at $4,200).

Any cash severance paid under the Severance Guidelines will be reduced by any cash severance payments payable to the applicable executive pursuant to any other severance plans or agreements (including amounts payable under the applicable executive’s employment arrangement and/or, if applicable, the Executive Continuity Plan (as discussed below)).

The Severance Guidelines cover Mr. Nelson and Ms. Field (and, prior to his termination, covered Mr. Ewaldsson). Mr. Gopalan, Mr. Sievert and (except for the limited purposes described above under ““—Potential Payments upon Termination or in Connection with a Change in Control—Termination without Cause or for Good Reason (No Change in Control)—Mr. Osvaldik”), Mr. Osvaldik were not covered by the Severance Guidelines during 2025. In addition, commencing on March 18, 2025 and December 5, 2025, respectively, Messrs. Katz and Freier were no longer eligible to participate in the Severance Guidelines (in each case, except for the limited purposes described above under ““—Potential Payments upon Termination or in Connection with a Change in Control—Termination without Cause or for Good Reason (No Change in Control)—Messrs. Katz and Freier”).

2023 Plan, 2013 Plan and 2015 Plan

On March 17, 2025, the Company entered into an amendment to the outstanding time-based RSU and PRSU awards held by certain of our executives under the 2023 Plan, 2013 Plan and/or 2015 Plan, including Mr. Freier, Ms. Field and Mr. Ewaldsson. Pursuant to the amendment, if the applicable executive’s employment with the Company is terminated by the Company without “cause” or by the executive for “good reason” (each as defined in the amendment), subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company: (i) with respect to time-based LTI awards, the next tranche of shares or units (as applicable) scheduled to vest shall vest in full, and (ii) with respect to performance-based LTI Awards, a prorated number of shares or units (as applicable) shall vest based on actual performance and the number of days that the executive had been employed from the grant date through the regularly-scheduled vesting date.

Termination due to a Workforce Reduction or Divestiture

Annual Short-Term Incentive Award

Under our 2025 STIP, if any Named Executive Officer, other than Mr. Sievert or Mr. Gopalan, experiences a termination of employment as a result of a workforce reduction or a sale of a business unit, then the Named Executive Officer would receive (i) a pro rata annual short-term incentive award for the fiscal year of termination, based on actual performance results, and (ii) any earned, unpaid annual short-term incentive award for the preceding fiscal year (if any).

2023 Plan, 2013 Plan and 2015 Plan

Pursuant to the award agreements governing LTI awards granted under the 2023 Plan, 2013 Plan and 2015 Plan, in the event that any Named Executive Officer, other than Mr. Sievert or Mr. Gopalan, experiences a termination of employment as a result of a workforce reduction or divestiture, then (i) the next tranche of RSUs scheduled to vest shall vest in full, and (ii) a prorated number of PRSUs shall vest based on actual performance and the number of days that the executive had been employed from the grant date through the regularly-scheduled vesting date.

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Executive Compensation

Termination Due to Retirement

Mr. Gopalan

The Gopalan CEO Employment Agreement provides that Mr. Gopalan may retire on November 1, 2030 (the “planned retirement date”) by providing at least 12 months’ written notice to the Company of his retirement as of the planned retirement date (a “qualifying retirement”). If Mr. Gopalan’s employment terminates due to a qualifying retirement (including due to the Company accelerating his retirement date after receiving his retirement notice (a “Company Retirement Acceleration”)), then he will be entitled to receive (subject to his timely execution and non-revocation of a release of claims in favor of the Company and compliance with applicable restrictive covenants):

a lump-sum cash payment equal to two times the sum of (i) his base salary plus (ii) his target annual short-term incentive award (in each case, as in effect at the time of termination or, if later, as of the planned retirement date);

his earned, unpaid annual short-term incentive award from the preceding fiscal year (if any);

in the event of a Company Retirement Acceleration, a lump sum payment equal to the base salary that would have been paid to Mr. Gopalan from his termination date through Mr. Gopalan’s planned retirement date;

in the event of a Company Retirement Acceleration which accelerates Mr. Gopalan’s termination date to an earlier fiscal year than the year in which the planned retirement date is to occur, an annual short-term incentive award for the fiscal year of termination, based on actual performance results;

either (i) in the event of a Company Retirement Acceleration which accelerates Mr. Gopalan’s termination date to an earlier fiscal year than the year in which the planned retirement date is to occur, a pro rata annual short-term incentive award for the fiscal year in which the planned retirement date is to occur, based on actual performance results for such year through the planned retirement date, or (ii) if the preceding clause (i) does not apply, a pro rata annual short-term incentive award for the fiscal year in which Mr. Gopalan’s termination date occurs, based on actual performance results for such year through the date of termination (or if later, through the planned retirement date);

with respect to Mr. Gopalan’s then-outstanding LTI awards granted prior to November 1, 2025:

full vesting of each time-based LTI award; and

with respect to performance-based LTI awards:

a portion of each performance-based LTI award, determined by multiplying (x) the total number of shares or units, as applicable, subject to such award by (y) a fraction, the numerator of which is the number of days between the commencement of the applicable performance period in effect as of Mr. Gopalan’s termination of employment through the date of such termination, and the denominator of which is the number of days in the full performance period, will vest based on actual performance through the termination date; and

a portion of each performance-based LTI award, determined by multiplying (x) the total number of shares or units, as applicable, subject to such award by (y) a fraction, the numerator of which is the number of days between the date of Mr. Gopalan’s termination of employment and the end of the applicable performance period in effect as of such termination, and the denominator of which is the number of days in the full performance period, will vest at the greater of target or actual performance as of such termination date;

with respect to Mr. Gopalan’s then-outstanding LTI awards granted on or after November 1, 2025:

continued vesting of time-based LTI awards on the regularly scheduled post-termination vesting and payment dates set forth in the applicable award agreement(s);

continued vesting and payment of performance-based LTI awards in accordance with the terms of the applicable award agreement(s), based on the actual level of actual performance during the performance period

Company-paid group medical and dental benefits for up to 18 months following termination; and

the Continued Mobile Discounts.

Mr. Nelson

Pursuant to the Nelson Offer Letter, upon Mr. Nelson’s voluntary resignation from employment after reaching 60 years of age (following at least six months’ prior written notice), he will be entitled to receive (subject to his timely execution and non-revocation of a release of claims in favor of the Company and compliance with applicable restrictive covenants):

a pro rata annual short-term incentive award for the fiscal year of termination, based on actual performance through the calendar quarter ending immediately prior to termination (or, for a termination during the first calendar quarter of any year, at target);

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Executive Compensation

his outstanding and unvested RSUs shall remain outstanding and shall continue to vest and be paid in accordance with the terms of the applicable award agreements;

his PRSUs shall remain outstanding and shall continue to vest and be paid in accordance with the terms of the applicable award agreements, with the number of PRSUs earned based on the lesser of (i) actual performance during the full performance period or (ii) actual performance during the portion of the performance period ending on the termination date;

Company-paid group medical and dental benefits for up to 18 months following termination; and

the Continued Mobile Discounts.

In addition, under the Nelson Offer Letter, upon Mr. Nelson’s death or disability following his retirement but prior to the last date on which any RSUs and/or PRSUs become vested in accordance with the Nelson Offer Letter, his then-outstanding and unvested RSUs and PRSUs will vest in full as of the date of his death or disability, with the number of PRSUs earned determined as described above.

Effective January 1, 2026, Mr. Nelson entered into a retirement agreement with the Company (the “Nelson Retirement Agreement”), which replaced the retirement benefits that Mr. Nelson was eligible to receive under the Nelson Offer Letter. Pursuant to the Nelson Retirement Agreement, upon Mr. Nelson’s voluntary resignation from employment after reaching 60 years of age (following at least 12 months’ prior written notice), he will be entitled to receive (subject to his timely execution and non-revocation of a release of claims in favor of the Company and compliance with applicable restrictive covenants):

a pro rata annual short-term incentive award for the fiscal year of termination, based on actual performance results for such year;

his outstanding and unvested RSUs which were granted as part of the Company’s annual LTI award program shall remain outstanding and shall continue to vest and be paid in accordance with the terms of the applicable award agreements;

his PRSUs which were granted as part of the Company’s annual LTI award program shall remain outstanding and shall continue to vest and be paid in accordance with the terms of the applicable award agreements, with the number of PRSUs earned based on actual performance during the full performance period;

Company-paid group medical and dental benefits for up to 18 months following termination; and

the Continued Mobile Discounts.

The Nelson Retirement Agreement provides that, on the date of his retirement, each of Mr. Nelson’s then-outstanding and unvested LTI awards (other than the LTI awards granted as part of the Company’s annual LTI award program), including any special or one-time LTI awards, will be cancelled and forfeited without any consideration therefor.

Messrs. Katz and Freier

The Katz Term Sheet and the Freier Term Sheet, respectively, provide that Mr. Katz may retire on November 1, 2030 and Mr. Freier may retire on December 5, 2030, in each case, by providing at least 12 months’ written notice to the Company of his retirement as of the planned retirement date (a “qualifying retirement”). If Mr. Katz’s or Mr. Freier’s employment terminates due to a qualifying retirement (including due to the Company accelerating the applicable executive’s retirement date after receiving his retirement notice), then the applicable executive will be entitled to receive (subject to his timely execution and non-revocation of a release of claims in favor of the Company and compliance with applicable restrictive covenants):

a lump-sum payment equal to two times the sum of (i) his then-current base salary and (ii) his then-current target annual short-term incentive award;

his earned, unpaid annual short-term incentive award from the preceding fiscal year (if any);

a pro rata annual short-term incentive award for the fiscal year of termination, based on actual performance results;

with respect to time-based LTI awards granted prior to November 1, 2025 (for Mr. Katz) or December 5, 2025 (for Mr. Freier), the next tranche of shares or units (as applicable) scheduled to vest shall vest in full;

with respect to performance-based LTI awards granted prior to November 1, 2025 (for Mr. Katz) or December 5, 2025 (for Mr. Freier), a prorated number of shares or units (as applicable) shall vest based on actual performance and the number of days that the executive had been employed from the grant date through the regularly scheduled vesting date;

each LTI award that was granted on or after November 1, 2025 (for Mr. Katz) or December 5, 2025 (for Mr. Freier) shall continue to vest and be paid to the applicable executive in accordance with the terms of the applicable award agreement(s), based on (for any performance-based awards) actual performance during the performance period;

Company-paid health and dental benefit coverage for up to 18 months following termination; and

the Continued Mobile Discounts.

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Executive Compensation

Termination in Connection with a Corporate Restructuring, Business Combination or Change in Control

Executive Continuity Plan

Each Named Executive Officer (other than Messrs. Gopalan and Sievert) participates (or, with respect to Mr. Ewaldsson, participated prior to his termination) in the Company’s Executive Continuity Plan, which provides that participants who are terminated within 24 months following a change in control of the Company without cause or by the participant due to a constructive termination or for good reason are entitled to receive (subject to the applicable executive’s timely execution and non-revocation of a release of claims in favor of the Company) two times the sum of (a) the executive’s base salary plus (b) the greater of the executive’s target annual short-term incentive award (i) at the time of termination, or (ii) immediately prior to the change in control, payable in a lump-sum amount within 60 days following termination. Any cash severance paid to the applicable executive (other than Messrs. Osvaldik, Katz and Freier) under the Executive Continuity Plan will be reduced by any cash severance payments payable to such executive pursuant to any other severance plans or agreements (including employment arrangements).

If Mr. Osvaldik becomes entitled to severance under the Executive Continuity Plan during the term of the Osvaldik Term Sheet, such severance will only be paid to the extent the Osvaldik CIC Benefits are greater than the severance otherwise payable under the Osvaldik Term Sheet. Additionally, if Mr. Katz or Mr. Freier becomes entitled to severance under the Executive Continuity Plan, such severance will only be paid to the extent the CIC Benefits are greater than the severance otherwise payable under the Katz Term Sheet or Freier Term Sheet, as applicable. See “—Potential Payments upon Termination or in Connection with a Change in Control—Termination Without Cause or for Good Reason (No Change in Control)” for additional information.

Long-Term Incentive Awards

Pursuant to the 2023 Plan, the 2013 Plan, the 2015 Plan and the award agreements governing the LTI awards for our Named Executive Officers, if (i) a change in control occurs and outstanding awards are assumed, converted or replaced by the resulting entity, and (ii) on or after the change in control and within one year after the change in control, the executive’s employment or service is terminated by the Company other than for cause or by the executive for good reason, then: (a) all time-based LTI awards will become fully vested, and (b) all performance-based LTI awards (other than Mr. Gopalan’s annual awards and the Gopalan True-Up LTI Awards, which will be treated as set forth under “—Termination Without Cause or for Good Reason (No Change in Control)” above) will vest and be paid at the greater of target or actual performance determined as of the last trading day prior to the change in control (or, with respect to the Transformation Awards, at (x) target performance or (y) solely if such change in control occurs during the performance period, the greater of target or actual performance).

If Mr. Osvaldik becomes entitled to vesting of his LTI awards in connection with a change in control of the Company during the term of the Osvaldik Term Sheet, such vesting will only apply to the extent the Osvaldik CIC Benefits are greater than the severance otherwise payable under the Osvaldik Term Sheet.

Executive Severance Benefit Guidelines

Under the Severance Guidelines, if, as a result of a corporate reorganization, a covered Named Executive Officer is terminated or resigns after being offered a new position that would: (i) result in a greater than 5% reduction in total cash compensation, (ii) require a move to a work location more than 50 miles from the executive’s current work location, or (iii) significantly reduce their duties and responsibilities (including such a change to their existing position), then, in any such case, we will consider providing the applicable executive with the Severance Guideline Benefits. Any cash severance paid to the applicable executive under the Severance Guidelines will be reduced by any cash severance payments payable to such executive pursuant to any other severance plans or agreements (including amounts payable under the applicable executive’s employment arrangement and/or the Executive Continuity Plan (as applicable)).

2025 STIP

Under our 2025 STIP, which covered all Named Executive Officers during 2025, if a change in control occurs and, on or before the first anniversary of the change in control, either the executive’s employment is terminated by us without cause or the executive resigns for good reason, the executive’s annual short-term incentive award for the fiscal year of termination will become immediately earned and vested as of the date of termination based on the greater of target or actual performance as of the last trading day prior to the change in control or another specified date if determined by the Compensation Committee to be necessary or appropriate based on the applicable performance goal.

However, pursuant to the terms of the Osvaldik Term Sheet, if Mr. Osvaldik’s employment is terminated due to a Non-Extension Termination or due to a termination by us without “cause” or by Mr. Osvaldik for “good reason” during the term of the Osvaldik Term Sheet, then he will forfeit his annual short-term incentive award for the fiscal year of termination (unless the termination occurs during the 180-day period immediately prior to February 15, 2027 or February 15th of any subsequent calendar year, in which case he will be entitled to a pro rata annual short-term incentive award for the fiscal year of termination, based on actual performance results).

72	PROXY STATEMENT 2026 ■

Executive Compensation

“Best Pay” Provisions

The employment arrangements for Messrs. Gopalan, Sievert, Osvaldik, Nelson, Katz and Freier and our Executive Continuity Plan include “best pay” provisions under Code Section 280G, pursuant to which any “parachute payments” that become payable to the applicable executive will either be paid in full or reduced so that such payments are not subject to the excise tax under Code Section 4999, whichever results in the better after-tax treatment to the executive.

Change in Control (No Termination)

Pursuant to the 2023 Plan, the 2013 Plan, the 2015 Plan and award agreements thereunder, in the event of a change in control of the Company in which outstanding awards are not assumed, converted or replaced by the resulting entity, (i) all time-based LTI awards will become fully vested, (ii) all performance-based LTI awards will vest and paid at the greater of target or actual performance as of the last trading day prior to the change in control, prorated up to and including the date of the change in control, and (iii) all annual short-term incentive awards will be paid at the greater of target or actual performance as of the last trading day prior to the change in control, prorated up to and including the date of the change in control.

Estimated Payments

The following table presents the estimated compensation payable to each of the Company’s Named Executive Officers (other than Mr. Ewaldsson, whose employment with the Company ended on December 1, 2025 and whose severance and termination payments and benefits are described below under “—Separation Payments and Benefits to Mr. Ewaldsson”) if a termination of employment and/or change in control (as applicable) had occurred as of December 31, 2025 under the circumstances described above. The amounts shown with respect to RSUs and PRSUs are based on the closing price of our common stock ($203.04 per share) on December 31, 2025. For Mr. Gopalan, the amounts shown for Match Payments are based on the DT closing share price (€27.66) on December 30, 2025 converted from EUR to USD using the exchange rate (1.175) as of December 31, 2025.

While not contractually obligated to provide medical coverage or outplacement services pursuant to certain existing employment agreements, consistent with our general practices, we plan to provide continued medical coverage under COBRA and outplacement services to all of our executive officers in connection with a qualifying termination. The actual amounts that may become payable to our Named Executive Officers can be determined only following the officer’s termination and the conclusion of all relevant incentive plan performance periods.

Except in connection with a retirement by Messrs. Gopalan, Nelson, Katz or Freier, if an executive voluntarily leaves the Company (other than for good reason), the executive is not entitled to any severance compensation. As of December 31, 2025, none of Messrs. Gopalan, Nelson, Katz and Freier met the eligibility requirements for retirement benefits under their employment arrangements with the Company.

Name	Termination Without Cause or for Good Reason Before a Change in Control ($)	Termination Without Cause or for Good Reason in Connection with or After a Change in Control ($)	Death or Disability ($)

Srinivasan Gopalan

Cash Severance	7,301,370	7,301,370	—

Time-Based RSUs	9,210,707	9,210,707	9,210,707

Performance-Based RSUs	14,068,032	14,068,032	14,068,032

2025 STIP	2,250,685	2,250,685	2,250,685

Match Payment	2,804,306	2,804,306	2,804,306

Medical Coverage	24,038	24,038	—

Outplacement Services	4,200	4,200	—

Total Estimated Value	35,663,337	35,663,337	28,333,730

G. Michael Sievert

Cash Severance	6,057,692	6,057,692	6,057,692

Time-Based RSUs	—	—	—

Performance-Based RSUs	—	—	—

2025 STIP	3,969,178	3,969,178	3,969,178

Medical Coverage	31,516	31,516	31,516

Outplacement Services	4,200	4,200	—

Total Estimated Value	10,062,587	10,062,587	10,058,387

■ PROXY STATEMENT 2026	73

Executive Compensation

Name	Termination Without Cause or for Good Reason Before a Change in Control ($)	Termination Without Cause or for Good Reason in Connection with or After a Change in Control ($)	Death or Disability ($)

Peter Osvaldik

Cash Severance	8,304,467	5,850,000	—

Time-Based RSUs	—	7,858,054	7,858,054

Performance-Based RSUs	12,744,850	27,846,530	27,846,530

2025 STIP	—	1,950,000	1,950,000

Medical Coverage	51,547	51,547	—

Outplacement Services	4,200	4,200	—

Total Estimated Value	21,105,063	43,560,331	37,654,584

Michael J. Katz

Cash Severance	5,850,000	5,850,000	—

Time-Based RSUs	3,684,973	7,489,740	7,489,740

Performance-Based RSUs	8,246,254	16,861,254	16,861,254

2025 STIP	1,950,000	1,950,000	1,950,000

Medical Coverage	53,392	53,392	—

Outplacement Services	4,200	4,200	—

Total Estimated Value	19,788,819	32,208,585	26,300,993

Jonathan A. Freier

Cash Severance	6,000,000	6,000,000	—

Time-Based RSUs	3,182,043	6,397,181	6,397,181

Performance-Based RSUs	7,390,479	15,353,276	15,353,276

2025 STIP	1,900,000	1,900,000	1,900,000

Medical Coverage	54,202	54,202	—

Outplacement Services	4,200	4,200	—

Total Estimated Value	18,530,924	29,708,859	23,650,457

Mark W. Nelson

Cash Severance	6,000,000	6,000,000	—

Time-Based RSUs	4,072,373	7,651,765	7,651,765

Performance-Based RSUs	8,809,442	14,927,095	14,927,095

2025 STIP	1,901,250	1,901,250	1,901,250

Medical Coverage	45,462	45,462	—

Outplacement Services	4,200	4,200	—

Total Estimated Value	20,832,727	30,529,773	24,480,110

Callie R. Field

Cash Severance	5,250,000	5,250,000	—

Time-Based RSUs	3,001,134	5,854,658	5,854,658

Performance-Based RSUs	7,232,079	14,810,753	14,810,753

2025 STIP	1,750,000	1,750,000	1,750,000

Medical Coverage	10,363	10,363	—

Outplacement Services	4,200	4,200	—

Total Estimated Value	17,247,776	27,679,975	22,415,411

In addition to the items described above, the Named Executive Officers are entitled to receive amounts earned during the term of employment through the date of termination. These amounts, which are not included in the table, include earned base salary, vested awards under our LTI awards, any vested entitlements under our applicable employee benefit plans, including vested 401(k) plan balances, and rights to continuation of coverage under our group medical plans at the Named Executive Officer’s expense.

74	PROXY STATEMENT 2026 ■

Executive Compensation

Separation Payments and Benefits to Mr. Ewaldsson

In connection with Mr. Ewaldsson’s termination on December 1, 2025, subject to Mr. Ewaldsson’s execution and non-revocation of a release of claims in favor of the Company, he became eligible to receive certain payments and benefits pursuant to the Severance Guidelines and the award agreements governing his outstanding LTI awards. Such payments and benefits consisted of the following: (i) a cash severance payment of $4,650,000, (ii) a pro rata annual short-term incentive award for 2025 (based on actual performance results) of $2,290,390, (iii) accelerated next tranche vesting of his time-based LTI awards which vested at a value of $3,072,175, (iv) continued pro-rata vesting of his performance-based LTI awards which will vest on the regularly scheduled vesting date, based on actual performance and the number of days he was employed from the grant date through such regularly scheduled vesting date, (v) up to 18 months of COBRA continuation with an estimated value of $46,363 and (vi) up to 12 months outplacement services with an estimated value of $4,200.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Gopalan, our Chief Executive Officer. We have calculated the 2025 total annual compensation for our median employee to be $76,141. We experienced a Chief Executive Officer transition effective November 1, 2025 and, as permitted by Item 402(u), for purposes of calculating our 2025 pay ratio, we chose to annualize the pay of Mr. Gopalan, who was the Chief Executive Officer serving in such position on the date we identified our median employee (December 31, 2025). Our Chief Executive Officer’s total annual compensation for 2025 was $37,993,644. This amount represents the Chief Executive Officer’s compensation as reported in the 2025 Summary Compensation Table above (adjusted to include his employer-paid health benefits with respect to 2025) plus an additional amount that reflects the annualizing of his base salary and short-term incentive award for 2025 consistent with the applicable Securities and Exchange Commission guidance. The estimated ratio of the total compensation of Mr. Gopalan to the annual total compensation of our median employee was 499 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with applicable rules of the SEC. In light of the additional one-time cash and equity compensation that we paid to Mr. Gopalan in 2025 as an incentive for him to join our senior leadership team, we expect the 2025 pay ratio to be significantly higher than the CEO pay ratio in future years when we are not providing compensation to recruit a new Chief Executive Officer. If we were to exclude these one-time cash and equity compensation values, our Chief Executive Officer’s total annual compensation for 2025 would have been $31,020,304 and the resulting pay ratio of the total compensation of Mr. Gopalan to the annual total compensation of our median employee would have been 407 to 1. This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

We identified the median employee by preparing a listing of 70,690 individuals (including only U.S. individuals and excluding employees from the UScellular, Vistar and Blis transactions and Mr. Gopalan) who were employed by us on December 31, 2025, the last day of the calendar year, and examining the 2025 total compensation paid to each such individual as reflected in our payroll records for 2025. We included all such employees (other than Mr. Gopalan), whether employed on a full-time, part-time, or seasonal basis who received a paycheck in the final pay period of the year. As is permitted under Item 402(u) of Regulation S-K, we utilized the “de minimis” exemption to exclude all of our non-U.S. employees from the dataset.

Country	# Employees	Country	# Employees	Country	# Employees

Australia	44	France	5	Singapore	6

Austria	1	Germany	5	Spain	1

Belgium	1	India	247	Sweden	5

Brazil	1	Italy	23	Thailand	1

Canada	21	Netherlands	44	United Kingdom	142

Denmark	1	New Zealand	3

We did not make any assumptions, adjustments, or estimates with respect to total compensation paid, and we did not annualize the compensation for any employees (other than for Mr. Gopalan) that were not employed by us for all of 2025. We believe the use of total compensation paid for all employees as reflected in our payroll records is a consistently applied compensation measure due to our large part-time, retail and customer service employee population and practice of granting annual equity awards across our broad employee base.

Using the method described above, we identified a small sample of employees, consisting of the median employee and 19 other employees whose gross pay was very close to the median employee’s gross pay (“median group”). We then calculated annual total compensation for such employees using the same methodology we use for our Named Executive Officers as set forth in the 2025 Summary Compensation Table in this Proxy Statement, taking into account employer-paid costs for 2025 health benefits, and selected the median employee from this median group. We believe that our median employee’s compensation reasonably reflects the actual annual compensation of our employees generally in terms of realized pay and benefits.

■ PROXY STATEMENT 2026	75

Executive Compensation

Pay Versus Performance
The following table summarizes the relationship between the compensation paid to our Chief Executive Officer(s) (referred to in this discussion as our “PEO(s)”) and the other Named Executive Officers (referred to in this discussion as our
“Non-PEO
NEOs”) and our financial performance for the fiscal years shown in the table below.

Year (1)	Summary Compensation Table Total for PEO (Mr. Gopalan) ($)	Summary Compensation Table Total for PEO (Mr. Sievert) ($)	Compensation Actually Paid to PEO (Mr. Gopalan) ($) (2) (3)	Compensation Actually Paid to PEO (Mr. Sievert) ($) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs (2) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2) (3)	Value of Initial Fixed $100 Investment Based on:		Net Income (millions) ($)	Adjusted Free Cash Flow (5) (millions) ($)
							TMUS Total Shareholder Return ($) (4)	Peer Group Total Shareholder Return (4) ($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	35,439,421	50,408,096	29,796,797	63,432,371	18,826,522	14,580,415	156	112	10,992	17,995

2024	—	30,040,245	—	70,190,679	9,778,552	20,462,125	167	109	11,339	17,032

2023	—	37,488,851	—	55,021,146	10,759,665	13,633,451	119	89	8,317	13,586

2022	—	29,060,048	—	86,602,023	10,461,699	21,148,334	104	82	2,590	7,656

2021	—	22,610,659	—	(15,052,969)	9,689,891	3,906,500	86	91	3,024	5,646

1
In accordance with applicable SEC rules, since Messrs. Gopalan and Sievert both served as Chief Executive Officer during 2025, they are each included in the table above and corresponding footnotes as a PEO. The following table lists the PEOs and
Non-PEO
NEOs for each of fiscal years 2025, 2024, 2023, 2022, and 2021.

Year	PEO	Non-PEO NEOs

2025	Srinivasan Gopalan & G. Michael Sievert	Peter Osvaldik, Mark W. Nelson, Michael J. Katz, Jonathan A. Freier, Callie R. Field, Ulf Ewaldsson

2024	G. Michael Sievert	Peter Osvaldik, Mark W. Nelson, Michael J. Katz, Jonathan A. Freier, Callie R. Field

2023	G. Michael Sievert	Peter Osvaldik, Mark W. Nelson, Michael J. Katz, Jonathan A. Freier, Callie R. Field

2022	G. Michael Sievert	Peter Osvaldik, Neville R. Ray, Mark W. Nelson, Peter A. Ewens, Brandon D. Draper

2021	G. Michael Sievert	Peter Osvaldik, Neville R. Ray, Mark W. Nelson, Peter A. Ewens, David A. Miller

2
The following table shows the amounts deducted from and added to the Summary Compensation Table totals to calculate “Compensation Actually Paid” to our PEOs and to the average Summary Compensation Table totals for our Non-PEO NEOs in accordance with Item 402(v)(2)(iii) of Regulation S-K:

	2025

	Mr. Gopalan ($)	Mr. Sievert ($)	Average Non-PEO NEOs ($)

Summary Compensation Table Total	35,439,421	50,408,096	18,826,522

- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(27,114,078)	(27,546,942)	(14,165,185)

+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	21,471,455	—	8,171,653

+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	—	—	(163,789)

+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	19,777,194	146,294

+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	20,794,023	2,173,522

- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	(408,602)

Compensation Actually Paid	29,796,797	63,432,371	14,580,415

3
The dollar amounts reported represent the amount of “Compensation Actually Paid,” as calculated in accordance with Item 402(v)(2)(iii) of Regulation S-K. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable year. For purposes of calculating “Compensation Actually Paid,” the fair value of stock awards is calculated in accordance with FASB ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of stock awards for purposes of the Summary Compensation Table. For additional information regarding the valuation assumptions used to calculate the fair value of our stock awards, please see the notes to our financial statements in our Annual Report on Form
10-K
for the applicable fiscal year.

4
The Company and the Company’s peer group cumulative TSR (the “Peer Group TSR”) is determined based on the value of an initial fixed investment of $100 in our common stock for the period beginning on the last trading day of 2020 through the end of the relevant fiscal year, assuming reinvestment of all dividends. The Peer Group TSR set forth in this table was determined using Dow Jones U.S. Mobile Telecommunications TSM Index, which we also use in preparing the stock performance graph required by Item 201(e) of Regulation
S-K
for our Annual Report on Form
10-K
for 2025.

5
The Company has identified Adjusted Free Cash Flow as the company-selected measure for the pay versus performance disclosure, as it represents the most important financial performance measure used to link compensation actually paid to the PEOs and the
Non-PEO
NEOs in 2025 to the Company’s performance. See Appendix A to this Proxy Statement for a reconciliation of Adjusted Free Cash Flow, a non-GAAP measure to the most directly comparable GAAP measure.

76	PROXY STATEMENT 2026 ■

Executive Compensation

Relationship Between Compensation Actually Paid and Performance Measures
The charts below illustrate how “Compensation Actually Paid” to our PEOs and average “Compensation Actually Paid” to the
Non-PEO
NEOs aligns with the Company’s financial performance as measured by TSR, Net Income, and Adjusted Free Cash Flow, as well as a comparison of TSR and Peer Group TSR.
Compensation Actually Paid, TSR, and Peer Group TSR

Compensation Actually Paid and Net Income

■ PROXY STATEMENT 2026	77

Executive Compensation

Compensation Actually Paid and Adjusted Free Cash Flow

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2025:

Service Revenues;

Core Adjusted EBITDA; and

Adjusted Free Cash Flow.
In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our “pay-for-performance” compensation philosophy. We believe the Company’s executive compensation program appropriately rewards our PEO and the Non-PEO NEOs for Company and individual performance, promotes retention of our senior leadership team and supports long-term value creation for our stockholders.
Equity Compensation Plan Information
The following table provides information as of December 31, 2025, with respect to outstanding equity awards and shares available for future issuance under our equity compensation plans.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted Average Exercise Price of Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(#) (c)

Equity Compensation Plans Approved by Stockholders:				35,399,751	(3)

Stock Options	—	(2)	—	—

Restricted Stock Units	6,178,954	(2)	—	—

Equity Compensation Plans Not Approved by Stockholders (1)	—		—	—

Total	6,178,954		—	35,399,751	(3)

1
The Layer3 TV, Inc. 2013 Stock Plan, and the Sprint Corporation Amended and Restated 2015 Plan were assumed by the Company in connection with prior mergers or other acquisitions and have not been approved by
T-Mobile’s
stockholders. No further awards may be granted under any of these plans. An aggregate of 436,460 shares of common stock may be issued

78	PROXY STATEMENT 2026 ■

Executive Compensation

upon the exercise or settlement (as applicable) of outstanding options, RSUs and PRSUs (calculated assuming target performance) under our non-stockholder
approved equity compensation plans as follows: (i) Layer3 TV, Inc. 2013 Stock Plan, 843 shares; and (iii) Sprint Corporation Amended and Restated 2015 Plan, 435,617 shares. The weighted average exercise price of options granted under our non-stockholder
approved equity compensation plans is $60.22 per share. RSUs and PRSUs do not have an exercise price and are not included in the weighted average exercise price.

2
Represents the number of underlying shares of common stock associated with outstanding options or RSUs and PRSUs, as applicable, granted under our 2023 Plan and 2013 Plan (with PRSUs calculated assuming target performance).

3
Represents the number of shares available for future issuance under stockholder approved equity compensation plans as of December 31, 2025, which is comprised of 24,777,491 shares under our 2023 Plan and 10,622,260 shares under our ESPP. 10,622,260 shares are subject to outstanding rights under the ESPP (of which 754,705 shares were purchased on March 31, 2026 for the offering period that included December 31, 2025). The ESPP allows eligible employees to purchase shares at 85% of the lower of the fair market value on the first or last trading day of the six-month
offering period.

■ PROXY STATEMENT 2026	79

The following table sets forth information, as of March 31, 2026, regarding the beneficial ownership of our common stock by:

each of our directors and director nominees;

each of the Named Executive Officers;

all of our directors and executive officers as a group; and

each person known by us to beneficially own more than 5% of the outstanding shares of our common stock.

The beneficial ownership information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, each of the persons set forth below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him or her. The number of shares of common stock used to calculate each listed person’s percentage ownership of each such class includes the shares of common stock underlying options or other convertible securities held by such person that are exercisable or vest within 60 days after March 31, 2026.

	Common Stock Beneficially Owned

	Number	Percentage

Directors, Nominees and Named Executive Officers[1]

Marcelo Claure[2]	2,738,583	*

Thomas Dannenfeldt	—	*

Srikant M. Datar[3]	30,767	*

Ulf Ewaldsson[4]	53,056	*

Callie R. Field[4]	96,838	*

Jonathan A. Freier	182,642	*

Srinivasan Gopalan	54,926	*

Timotheus Höttges	—	*

Christian P. Illek	—	*

James J. Kavanaugh	3,039	*

Michael J. Katz	135,826	*

Raphael Kübler	—	*

Thorsten Langheim	—	*

Dominique Leroy	—	*

Letitia A. Long	4,196	*

Mark W. Nelson[5]	34,939	*

Peter Osvaldik	13,367	*

G. Michael Sievert	125,696	*

Teresa A. Taylor	5,631	*

All directors, nominees, and executive officers as a group (20 persons)	3,433,635	*

Beneficial Owners of More Than 5%:

Deutsche Telekom AG6 Friedrich-Ebert-Alle 140 53113 Bonn, Germany	592,065,875	54.5%

*	Represents less than 1%
1	Unless otherwise indicated, the address of each person is c/o T-Mobile US, Inc., 3655 131st Avenue SE, Bellevue, Washington 98006.

80	PROXY STATEMENT 2026 ▇

Security Ownership of Principal Stockholders & Management

2

Includes 891,204 shares of common stock held indirectly by Claure Mobile and 1,842,191 shares of common stock that are pledged to secure a line of credit with an unrelated third-party bank. This pledge pre-dated the Sprint Combination.

3.

Includes 8,200 shares of common stock held by Datar Investment LLC, 11,724 shares held by Safari LLC, and 10,843 shares held by Legacycap LLC. Mr. Datar is a co-manager of Datar Investment LLC, Safari LLC, and Legacycap LLC and has shared voting and investment power over the securities held by these entities.

4

Beneficial ownership information for the Company’s former executive officers, Mr. Ewaldsson and Ms. Field, is as of April 1, 2025 and July 29, 2025, respectively, the most recent date for which information is available. Ms. Field served as our President, Business Group through September 30, 2025, and, thereafter, served as our Executive Vice President, Strategic Advisor until her departure from the Company effective March 2, 2026. Mr. Ewaldsson served as our President, Technology through August 25, 2025. Mr. Ewaldsson continued to serve as our Executive Vice President, Strategic Advisor until his departure from the Company effective December 1, 2025.

5	Includes 10,719 shares of common stock from vested RSUs that have been deferred.

6

According to the Schedule 13D/A filed by Deutsche Telekom on March 23, 2026, reflecting 582,065,875 shares of common stock held of record by Deutsche Telekom Holding B.V., which is a direct wholly owned subsidiary of T-Mobile Global Holding GmbH, which is a direct wholly owned subsidiary of T-Mobile Global Zwischenholding GmbH, which is a direct wholly owned subsidiary of Deutsche Telekom, over which shares each of the foregoing entities claims sole voting and dispositive power. Also includes 10,000,000 shares of common stock held by Signal Bright LLC (“Signal Bright”), a wholly owned subsidiary of SoftBank and subject to a voting proxy and call options granted by Signal Bright to Deutsche Telekom. Deutsche Telekom disclaims beneficial ownership in any common stock held by Signal Bright.

▇ PROXY STATEMENT 2026	81

Related Person Transactions

We are a participant in a number of related person transactions (as defined in the Related Person Transaction Policy described below) with our significant stockholders, Deutsche Telekom and SoftBank, and their respective affiliates. These transactions include important financing arrangements and commercial arrangements pursuant to which we obtain or provide various services and/or license intellectual property or technology. SoftBank and its affiliates ceased to be related persons in August 2025 (the “Termination Date”).

As noted below, certain transactions with Deutsche Telekom that occurred before the Metro Combination and certain transactions with SoftBank that occurred before the Sprint Combination or during the period when SoftBank and its affiliates ceased to be related persons following the Sprint Combination were not required to be approved in accordance with our Related Person Transaction Policy as Deutsche Telekom or SoftBank, as applicable, did not qualify as a related person at the time such transactions were entered into. Otherwise, each of the related person transactions with Deutsche Telekom or SoftBank or their respective affiliates (with respect to SoftBank and affiliates, until the Termination Date) was reviewed and approved by the Audit Committee in accordance with our then-current Related Person Transaction Policy. The Audit Committee considered, among other things, whether the terms of each transaction were comparable to those generally available in arm’s-length transactions with unaffiliated third parties and whether the related person transaction is consistent with the best interests of the Company. All factors that are considered by the Audit Committee are described below.

Related Person Transaction Policy

Under the Company’s written Related Person Transaction Policy, any proposed or existing transaction, arrangement or relationship involving a director, director nominee, executive officer, or a member of the immediate family of any of the foregoing, or a greater than 5% owner of our stock (a “related person”), must be reviewed by our Chief Legal Officer and General Counsel to determine whether such transaction is a related person transaction. A “related person transaction” is any transaction, arrangement or relationship or any series of transactions, arrangements or relationships in which:

the Company, or any of its subsidiaries, is, was or will be a participant;

the aggregate amount involved exceeds, or may be expected to exceed, $120,000; and

any related person has, had or will have a direct or indirect material interest.

A transaction, arrangement or relationship that is determined to be a related person transaction must be submitted to our Audit Committee for review, approval or ratification based on certain factors, including the following:

the nature of the related person transaction and the terms of the related person transaction;

the extent of the related person’s interest in the transaction;

the business reasons for the Company to enter into the related person transaction;

whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties;

whether the terms are comparable to those generally available in arm’s-length transactions with unaffiliated third parties;

whether the related person transaction is consistent with the best interests of the Company; and

in the case of any related person transaction involving an outside director of the Company, the potential impact of such related person transaction on such outside director’s independence and the Company’s continued compliance with the requirements under the Exchange Act, NASDAQ rules, or other applicable rules, laws and regulations.

82	PROXY STATEMENT 2026 ▇

Transactions with Related Persons & Approval

Transactions with Deutsche Telekom and SoftBank

Certain of the related person transactions with Deutsche Telekom or its affiliates described below were not required to be approved in accordance with our current Related Person Transaction Policy because they were entered into prior to or in connection with the consummation of the Metro Combination, at which time Deutsche Telekom became a “related person” and our current Related Person Transaction Policy became effective.

Similarly, certain of the related person transactions with SoftBank or its affiliates described below were not required to be approved in accordance with our current Related Person Transaction Policy because they were entered into prior to the consummation of the Sprint Combination or during the period when SoftBank or its affiliates ceased to be related persons following the consummation of the Sprint Combination.

Stockholders’ Agreement

Pursuant to the Stockholders’ Agreement, we granted certain governance and other rights to Deutsche Telekom and SoftBank, and each of Deutsche Telekom and SoftBank agreed to certain restrictions. In September 2021, the Stockholders’ Agreement generally terminated with respect to SoftBank (except with respect to certain surviving provisions, including with respect to indemnification and contribution) when SoftBank ceased to hold at least 5% of the voting percentage of the outstanding stock of the Company. The Stockholders’ Agreement will also terminate with respect to Deutsche Telekom at any time Deutsche Telekom no longer holds at least 5% of the voting percentage of the outstanding stock of the Company.

The rights and restrictions applicable to Deutsche Telekom under the Stockholders’ Agreement are further outlined below:

Under the Stockholders’ Agreement, at all times when the sum of the collective voting percentage of Deutsche Telekom, SoftBank and Marcelo Claure is 50% or more, Deutsche Telekom can designate up to 10 nominees for election to our Board.

So long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of our common stock, without Deutsche Telekom’s consent, we are not permitted to take certain actions, including the incurrence of debt (excluding certain permitted debt) if our consolidated ratio of debt to cash flow for the most recently ended four full fiscal quarters for which financial statements are available would exceed 5.25 to 1.0 on a pro forma basis, the acquisition of any business, debt or equity interests, operations or assets of any person for consideration in excess of $1 billion, the sale of any of the Company’s or its subsidiaries’ divisions, businesses, operations or equity interests for consideration in excess of $1 billion, any change in the size of our Board, the issuances of equity securities in excess of 10% of our outstanding shares or for the purpose of redeeming or purchasing debt held by Deutsche Telekom, the repurchase or redemption of equity securities or the declaration of extraordinary or in-kind dividends or distributions other than on a pro rata basis, or the termination or hiring of our Chief Executive Officer.

We must notify Deutsche Telekom any time it is reasonably likely that we will default on any indebtedness with a principal amount greater than $75 million, and Deutsche Telekom will have the right, but not the obligation, to provide us with new debt financing up to the amount of the indebtedness that is the subject of the potential default plus any applicable prepayment or other penalties, on the same terms and conditions as such indebtedness (together with any waiver of the potential default).

As long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of our common stock, we must provide Deutsche Telekom with certain information and consultation rights, subject to certain confidentiality restrictions.

Deutsche Telekom may not support, enter into or vote in favor of any transaction in excess of $120,000 in the aggregate between or involving both us and Deutsche Telekom or any of its affiliates, or any amendment or modification to, extension or waiver of, or statement of work under, any such transaction, without the approval of our Audit Committee.

In the event that Deutsche Telekom’s voting percentage would be reduced to less than 30% as a direct result of a dilutive issuance, Deutsche Telekom will have the right to acquire newly issued voting securities issued from us up to an amount that would cause Deutsche Telekom’s voting percentage to equal its voting percentage prior to the dilutive issuance.

Deutsche Telekom and its affiliates are generally prohibited from acquiring our common stock if such acquisition would cause their collective beneficial ownership to exceed a certain percentage of the outstanding shares of our common stock unless they make an offer to acquire all of the then-remaining outstanding shares of our common stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the Company, which is either (i) accepted or approved by the majority of the directors, which majority includes a majority of non-affiliated directors or (ii) accepted or approved by holders of a majority of our common stock held by stockholders other than Deutsche Telekom and its affiliates.

Deutsche Telekom is prohibited from transferring any shares of the Company’s common stock in any transaction that would result in the transferee owning more than 30% of the outstanding shares of the Company’s common stock unless (i) such transfer is approved by the majority of the directors or (ii) such transferee offers to acquire all of the then-outstanding shares of the Company’s common stock at the same price and on the same terms and conditions as the proposed transfer.

▇ PROXY STATEMENT 2026	83

Transactions with Related Persons & Approval

We have granted Deutsche Telekom certain demand and piggyback registration rights for shares of our common stock and debt securities beneficially owned by Deutsche Telekom.

Deutsche Telekom’s ability to compete with the Company in the United States, Puerto Rico and the territories and protectorates of the United States is subject to certain restrictions during the period beginning on the date of the closing of the Sprint Combination and ending on the date that is six months after the date on which Deutsche Telekom beneficially owns less than 10% of the outstanding shares of the Company’s common stock. In addition, in the case of Deutsche Telekom, for the period that commenced at the closing of the Sprint Combination and expires on the first anniversary of the termination of the trademark license in accordance with its terms, Deutsche Telekom may not manufacture, market or distribute any products or services under, or use in any way, the trademark “T-Mobile” in connection with certain specified activities, other than by the Company and its affiliates in accordance with the terms of the trademark license. The trademark license is more fully described below.

Deutsche Telekom Trademark License Agreement

In connection with the Metro Combination, we and Deutsche Telekom entered into a trademark license agreement, pursuant to which we received (i) a limited, exclusive, non-revocable and royalty-bearing license to certain T-Mobile trademarks (including internet domains) for use in connection with telecommunications and broadband products and services in the United States, Puerto Rico and the territories and protectorates of the United States, (ii) a limited, non-exclusive, non-revocable and royalty-bearing license to use certain other trademarks for use in connection with telecommunications and broadband products and services in the United States, Puerto Rico and the territories and protectorates of the United States, and (iii) free of charge, the right to use the trademark “T-Mobile” as a name for the Company.

In 2025, we paid Deutsche Telekom royalties totaling approximately $80.0 million under the terms of the trademark license agreement. On the fifth anniversary of the trademark license, the Company and Deutsche Telekom have agreed to adjust the royalty rate to the royalty rate found under similar licenses for trademarks in the field of wireless telecommunication, broadband and information products and services in the territory through a binding benchmarking process.

Under Amendment No. 1 to the License Agreement, effective on April 1, 2020, we are obligated to pay Deutsche Telekom a royalty in an amount equal to 0.25% (the “royalty rate”) of the net revenue (as defined in the trademark license) generated by products and services sold by the Company under the licensed trademarks subject to a cap of $80 million per calendar year through December 31, 2028. The trademark license contains certain quality control requirements, branding guidelines and approval processes that the Company is obligated to maintain.

Deutsche Telekom is obligated to indemnify us against trademark infringement claims with respect to certain licensed T-Mobile marks and has the right (but not the obligation) to indemnify us against trademark infringement claims with respect to certain other licensed trademarks. If Deutsche Telekom chooses not to defend us against trademark infringement claims with respect to certain other licensed trademarks, we have the right to defend ourselves against such claims. We are obligated to indemnify Deutsche Telekom against third-party claims due to the Company’s advertising or anti-competitive use by the Company of the licensed trademarks. Except for indemnification obligations and intentional misconduct, the liability of the Company and Deutsche Telekom is limited to €1 million per calendar year.

We and Deutsche Telekom are obligated to negotiate a new trademark license agreement when (i) Deutsche Telekom has 50% or less of the voting power of the outstanding shares of capital stock of the Company or (ii) any third party owns or controls, directly or indirectly, 50% or more of the voting power of the outstanding shares of capital stock of the Company, or otherwise has the power to direct or cause the direction of the management and policies of the Company. If we and Deutsche Telekom fail to agree on a new trademark license, either we or Deutsche Telekom may terminate the trademark license and such termination shall be effective, in the case of clause (i) above, on the third anniversary after notice of termination and, in the case of clause (ii) above, on the second anniversary after notice of termination. We have the right to continue to sell products under the licensed trademarks for a period of 12 months after termination or expiration of the trademark license. Additionally, we have the right to continue to use advertising materials bearing the licensed trademarks for a period of up to six months after termination or expiration of the trademark license.

Deutsche Telekom Financing Arrangements

We are a participant in a number of related person transactions (as defined in the Related Person Transaction Policy described below) with our significant stockholders, Deutsche Telekom and SoftBank, and their respective affiliates. These transactions include important financing arrangements and commercial arrangements pursuant to which we obtain or provide various services and/or license intellectual property or technology. SoftBank and its affiliates ceased to be related persons on the Termination Date.

84	PROXY STATEMENT 2026 ▇

Transactions with Related Persons & Approval

Other Related Person Transactions with Deutsche Telekom and Softbank Entities

The related person transactions described below consist of ongoing arrangements under which the execution of transactions or the provision of services, and the payments related thereto, may vary from period to period or may only occur from time to time, depending on the circumstances of the parties involved and the terms of the applicable arrangements.

Management Agreement

The Management Agreement covers certain international multinational corporation (“MNC”) services that Deutsche Telekom Business Solutions GmbH (“DTBS”), an affiliate of Deutsche Telekom, provides to T-Mobile USA in the MNC segment. These services include sales, business development and account management services, marketing and bid management services, business strategy and information technology services, and business solicitation services aimed toward multinational enterprises. The Management Agreement may be terminated by either party on 12 months’ notice. During 2025, T-Mobile USA incurred approximately $0.3 million in expenses for DTBS’s services under the Management Agreement.

Discount Agreements on Inter-Operator Tariffs

T-Mobile USA has entered into Discount Agreements on Inter-Operator Tariffs with certain Deutsche Telekom affiliates. The Discount Agreements establish a reciprocal discount scheme for roaming charges based on inter-operator tariffs to be paid by the Home Public Mobile Network operator to the Visited Public Mobile Network operator according to their respective international roaming agreements. The Discount Agreements had an initial term ending on December 31, 2016 with yearly or bi-annual renewal terms thereafter. During 2025, T-Mobile USA received approximately $18.3 million in net revenue and incurred approximately $6.7 million in net expenses for Deutsche Telekom’s and its affiliates’ services under the Discount Agreements. In March 2026, the parties entered into a Commercial Side Letter Agreement, pursuant to which (a) Deutsche Telekom pays the Company a one-time fee of $5 million and (b) the Company provides Deutsche Telekom a one-time credit of $1.1 million.

Agreement on Commercial Roaming Broker Services Between Deutsche Telekom and T-Mobile USA

Under this agreement, Deutsche Telekom negotiates, for the benefit of certain of its wireless affiliates, including T-Mobile USA (“NatCos”), the terms of group roaming discount agreements with third-party network/service operators, or roaming partners. This agreement has an indefinite term, but by September 30 of each year, T-Mobile USA has the right to elect to participate or decline to participate under the broker arrangement for the following calendar year, and the parties negotiate the scope of roaming partners with which Deutsche Telekom is entitled to negotiate for T-Mobile USA’s benefit. If T-Mobile USA agrees to be a participating NatCos in a given calendar year, T-Mobile USA will receive and/or provide roaming services according to the terms of the group roaming discount agreements during such calendar year, and at the end of a specified settlement period, Deutsche Telekom will receive from, or make payments to, the roaming partners for T-Mobile USA and the other participating NatCos, pursuant to the payment terms of the roaming agreements. Intercompany payments are made between Deutsche Telekom and T-Mobile USA to settle any amounts due to, or owed by, T-Mobile for roaming services under the roaming agreements.

Deutsche Telekom may realize volume discounts for roaming services based on the NatCos’ participation in the group roaming discount agreements. Deutsche Telekom also allocates its commercial roaming costs, which consist of certain strategic and financial planning costs associated with roaming transactions, to the NatCos, including T-Mobile USA. During 2025, T-Mobile USA experienced an approximately $9.6 million increase in roaming revenues and experienced an approximately $3.1 million increase in roaming expenses for roaming usage provided to, or delivered by, third-party operators under this agreement.

Telecom Master Services Agreement

Pursuant to the Master Services Agreement, Deutsche Telekom North America, a wholly owned subsidiary of Deutsche Telekom, provides international long-distance and IP transit (internet connectivity) services to T-Mobile USA. The Master Services Agreement will remain in effect for so long as there remain statements of work pending. During 2025, T-Mobile USA incurred approximately $14.9 million in expenses for Deutsche Telekom North America’s services and received revenues of approximately $1.8 million for T-Mobile’s services provided under the Master Services Agreement.

Insurance Brokerage Services Provided by DeTeAssekuranz-Deutsche Telekom Assekuranz-Vermittlungsgesellschaft mbH (DeTeAssekuranz)

DeTeAssekuranz, a wholly owned subsidiary of Deutsche Telekom, provides certain insurance brokerage services for T-Mobile USA. During 2025, T-Mobile USA incurred approximately $10.5 million in expenses for DeTeAssekuranz’s services under this arrangement.

Services Agreement

In February 2015, T-Mobile entered into a Services Agreement effective as of January 1, 2014 with Deutsche Telekom pertaining to the provision by T-Mobile of certain financial, tax and accounting-related services to Deutsche Telekom and the payment by

▇ PROXY STATEMENT 2026	85

Transactions with Related Persons & Approval

Deutsche Telekom for such services. The services related to certain operating and financial data and other information that Deutsche Telekom may request from T-Mobile. In 2024, the agreement was further amended with updates to the fees and services schedule. Pursuant to the Services Agreement, as amended, T-Mobile received approximately $4.0 million in revenues for such services in 2025.

Connected Solutions Agreement

In November 2016, T-Mobile entered into a Connected Car Agreement effective as of November 18, 2016 with Mojio, Inc. (“Mojio”), a company in which an affiliate of Deutsche Telekom at the time owned an approximately 14% equity interest. In December 2018, the Connected Car Agreement was further amended and restated in the form of a Master Agreement for Connected Solutions, effective December 20, 2018. The amended and restated agreement enables Mojio to provide cloud platform and software support to the Company for multiple connected device product lines, including the connected car services, as well as attendant or related one-off professional services. The Company terminated the agreement with Mojio during the first half of 2025. During 2025, the Company incurred approximately $6.0 million in fees and expenses under the arrangement.

Master Agreement and Statement of Work for Application Development Services

In May 2023, the Company and an affiliate of Deutsche Telekom entered into a Master Agreement and related Statement of Work, pursuant to which Deutsche Telekom agrees to provide application development services and managed services. In 2025, the Company incurred approximately $10.1 million in expenses under the Master Agreement and related Statement of Work.

License Agreement with DT IT

In January 2024, the Company entered into a License Agreement with Deutsche Telekom IT GmbH (“DT IT”), an affiliate of DT, pursuant to which DT IT makes available to T-Mobile certain software (including subsequent updates thereto) that T-Mobile utilizes to power key consumer-facing features within T-Mobile’s new “T-Life” mobile application. In 2025, the Company incurred approximately $0.5 million in expenses pursuant to this arrangement.

Aircraft Time Sharing Agreement

In February 2021, T-Mobile entered into an Aircraft Time Sharing Agreement with G. Michael Sievert, the Company’s then serving Chief Executive Officer, pursuant to which any personal usage by Mr. Sievert will be fully reimbursed in accordance with government regulations. In 2025, Mr. Sievert fully reimbursed the Company for any personal usage of the Company’s corporate aircraft under this arrangement to the extent allowed by the FAA regulations.

International Roaming Agreement

Prior to the closing of the Sprint Combination, Sprint and an affiliate of SoftBank were parties to an agreement pursuant to which each party allows the other party’s customers to roam on certain of its networks free of charge or to roam on certain networks at a discount rate. The parties also entered into the Roaming Agreement Addendum—Inter Operator Tariff Agreement for M2M Traffic. The agreement and related addendum continued and was further amended following the closing of the Sprint Combination. Through September 30, 2025, the Company received approximately $4.0 million in revenues and incurred approximately $3.9 million in expenses. SoftBank and its affiliates ceased to be related persons on the Termination Date.

Wireless Wholesale Master Services Agreement and Solution Provider Agreement

Pursuant to a Wireless Wholesale Master Services Agreement and Solution Provider Agreement, Netradyne, Inc., an affiliate of SoftBank, resells the Company’s 5G/LTE IoT data to Netradyne’s end customers as a package bundled with its fleet dash camera products. Through September 30, 2025, T-Mobile received approximately $9.5 million in revenues from Netradyne under this arrangement. SoftBank and its affiliates ceased to be related persons on the Termination Date.

Wireless Services Agreements

The Company entered into agreements with SoftBank and several of its affiliates to provide wireless services. Through September 30, 2025, the Company received approximately $0.2 million in revenues and incurred less than $0.1 million in expenses pursuant to these wireless services agreements. SoftBank and its affiliates ceased to be related persons on the Termination Date.

License Agreement with Mapbox

The Company entered into a License Agreement with Mapbox, Inc. (“Mapbox”), an affiliate of SoftBank, pursuant to which the Company licenses Mapbox’s map rendering technology for integration into the Company’s internet service provider customer analytics tool. Through September 30, 2025, the Company incurred approximately $0.4 million in expenses pursuant to this arrangement. SoftBank and its affiliates ceased to be related persons on the Termination Date.

86	PROXY STATEMENT 2026 ▇

Why did I Receive these Materials?

As a holder of common stock of T-Mobile US, Inc. at the close of business on April 17, 2026, the record date, you are entitled to vote at the Annual Meeting. We are providing you with these proxy materials in connection with the solicitation of proxies by our Board to be used at the Annual Meeting. These proxy materials were first made available to our stockholders on or about April 27, 2026. This Proxy Statement describes the proposals to be voted on at the Annual Meeting by the holders of record of our common stock on the record date and includes information required to be disclosed to our stockholders.

How do Proxies Work?

You may vote by authorizing the persons selected by us as your proxy to vote your shares at the Annual Meeting according to your instructions on the matters discussed in this Proxy Statement, and according to their discretion on any other business that may properly come before the Annual Meeting. We have designated two of our executive officers as proxies for the Annual Meeting: Srinivasan Gopalan and Peter Osvaldik.

Who is Entitled to Vote?

If you are a holder of record of our common stock as of the record date (April 17, 2026), you may vote your shares on the matters to be voted on at the Annual Meeting. You will receive only one proxy card for all the shares of common stock you hold in certificate and book-entry form.

If, as of the record date, you hold shares of our common stock in “street name”—that is, through an account with a bank, broker or other institution—you may direct the registered holder how to vote your shares at the Annual Meeting by following the instructions that you will receive from the registered holder.

How do I Vote?

By Internet. Go to www.proxyvote.com, available 24 hours a day, seven days a week, and follow the on-screen instructions to submit your proxy. You will need to have your proxy card available and use the Company number and account number shown on your proxy card to cast your vote. This method of voting will be available until 11:59 p.m. Eastern Daylight Time, or EDT, on June 15, 2026, or the date immediately before any date to which the Annual Meeting may be continued, adjourned or postponed.

By Mail. You may submit your proxy by mail by returning your executed proxy card. You should sign your proxy card using exactly the same name as appears on the card, date your proxy card and indicate your voting preference on each proposal. You should mail your proxy card with plenty of time in advance to allow for delivery prior to the Annual Meeting. Proxy cards received after 8:00 a.m. Pacific Daylight Time on June 16, 2026 may not be considered unless the Annual Meeting is continued, adjourned or postponed and then only if such proxy cards are received before the date and time the continued, adjourned or postponed Annual Meeting is held.

By Phone. You also may submit your proxy by phone from the United States and Canada, using the toll-free number on the proxy card and the procedures and instructions described on the proxy card. Telephone voting will be considered at the Annual Meeting if completed prior to 11:59 p.m. EDT on June 15, 2026, or the date immediately before any date to which the Annual Meeting may be continued, adjourned or postponed.

At the Annual Meeting. You may also vote electronically at the virtual Annual Meeting. See “What do I need in order to virtually attend the Annual Meeting?” below.

How are the Votes Recorded? What is the Effect if I do not Vote?

If you are a registered holder and we receive a valid proxy card from you by mail or receive your vote by phone or internet, your shares will be voted by the named proxy holders as indicated in your voting preference selection.

If you return your signed and dated proxy card without indicating your voting preference on one or more of the proposals to be considered at the Annual Meeting, or if you otherwise do not indicate your voting preference via phone or internet on one or more

▇ PROXY STATEMENT 2026	87

Annual Meeting and Voting Questions and Answers

of the proposals to be considered at the Annual Meeting, your shares will be voted on the proposals for which you did not indicate your voting preference in accordance with the recommendations of the Board.

If you hold your shares in street name and want your shares to be voted, you must instruct your broker, bank or other institution how to vote such shares. Absent your specific instructions, brokers and banks are not permitted to vote your shares on a discretionary basis for non-routine corporate governance matters, such as the election of directors proposal or “say-on-pay” proposal (resulting in a “broker non-vote”), but participating brokers can vote your shares without your instructions on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm because this is considered a routine matter.

If you indicate that you wish to withhold authority or abstain from voting on a proposal, your shares will not be voted and will have no direct effect on the outcome of that proposal. Your shares, however, will count toward the quorum necessary to hold the Annual Meeting.

Proposal	Recommended Vote	Vote Required		Withhold Votes/ Abstentions	Broker Non-Votes

1. Election of Directors	FOR	Plurality		No Effect	No Effect

2. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2026	FOR	Majority	*	No Effect	*	*

3. Advisory Vote to Approve the Compensation Provided to the Company’s Named Executive Officers for 2025	FOR	Majority	*	No Effect	No Effect

*

Under our bylaws, this proposal is decided by the vote of a majority of the votes cast in person (virtually) or by proxy at the Annual Meeting by the holders of our shares of common stock entitled to vote thereon. Under this voting standard, this proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions will not count as votes cast “FOR” or “AGAINST” the proposal. Therefore, abstentions will have no direct effect on the outcome of the proposal.

**	Broker non-votes are not expected for this proposal.

Can I Change my Vote or Revoke my Proxy?

Yes. If you are a holder of record of our common stock, you may revoke your proxy at any time prior to the voting deadlines referred to in “How do I vote?” above by:

delivering a written revocation to our Corporate Secretary at our principal executive office located at 3655 131st Avenue SE, Bellevue, Washington 98006;

submitting another valid proxy card with a later date by mail;

submitting another, later-dated proxy by phone or internet; or

virtually attending the Annual Meeting and voting electronically.

Attendance at the virtual Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in street name, you must contact your broker or other registered holder in order to revoke your previously submitted voting instructions. Such revocation should be made sufficiently in advance of the Annual Meeting to ensure that the revocation of the proxy card submitted by your registered holder is received by our Corporate Secretary prior to the date and time of the Annual Meeting.

What is Required for a Quorum at the Annual Meeting?

To transact business at the Annual Meeting, a majority of the shares of our common stock issued and outstanding on the record date and entitled to vote at the Annual Meeting must be present, in person (virtually) or by proxy, at the Annual Meeting. If a quorum is not present at the Annual Meeting, no business can be transacted at that time, and the meeting will be continued, adjourned or postponed to a later date. On April 17, 2026, the record date, there were 1,083,161,329 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A stockholder’s instruction to “withhold authority,” abstentions, and broker non-votes will be counted as present and entitled to vote at the Annual Meeting for purposes of determining a quorum.

What do I need in Order to Virtually Attend the Annual Meeting?

The Annual Meeting will again be held solely by means of remote communication, in a virtual only format. You will not be able to attend the Annual Meeting in person. You can virtually attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/TMUS2026 and entering the 16-digit control number included on your Notice of Internet

88	PROXY STATEMENT 2026 ▇

Annual Meeting and Voting Questions and Answers

Availability of Proxy Materials, proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 8:00 a.m. PDT. Online check-in will begin at 7:45 a.m. PDT, and you should allow ample time for the online check-in procedures.

Who will Tabulate and Count the Votes?

Representatives of Broadridge Financial Solutions will tabulate the votes and act as the Company’s Inspector of Elections.

Where can I find the Voting Results for Each Proposal?

We will file a Current Report on Form 8-K within four business days after the Annual Meeting to announce the preliminary results of voting.

Who Bears the Cost of the Proxy Solicitation?

We will bear all of the costs of soliciting proxies, including the preparation, assembly, printing and distribution of all proxy materials. We also reimburse brokers, banks, fiduciaries, custodians and other institutions for their costs in forwarding the proxy materials to the beneficial owners or holders of our common stock. Our directors, officers and employees also may solicit proxies by mail, personally, by telephone, by email or by other appropriate means. No additional compensation will be paid to directors, officers or other employees for such services.

What if I am having Technical Difficulties Attending the Virtual Annual Meeting?

We encourage stockholders to join 15 minutes before the start time to ensure a proper connection and to give time to resolve any technical difficulties. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone numbers displayed on the meeting website on the meeting date.

How to Ask Questions at the Virtual Annual Meeting?

If you are attending the meeting as a stockholder of record or beneficial owner, you will be able to submit questions. Questions can be submitted through the “Ask A Question” box in the bottom left-hand corner of the page within the meeting center site. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions should relate to matters of concern to stockholders generally. We ask that stockholders please limit themselves to one question or topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together.

▇ PROXY STATEMENT 2026	89

Company Information

Our website contains the Company’s current Corporate Governance Guidelines, Director Selection Guideline, committee charters, Speak Up Policy (f.k.a. Whistleblower Protection Policy), Code of Business Conduct, Code of Ethics for Senior Financial Officers, Supplier Code of Conduct, Supplier Data Processing Requirements and SEC filings. You may view or download any of these documents free of charge on the Investor Relations section of our website at http://investor.t-mobile.com by selecting “Governance Documents” under the “Corporate Governance” tab. By selecting “SEC Filings” under the “Financials” tab, you will also find a copy of this Proxy Statement, a copy of the 2025 Annual Report to Stockholders, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and copies of the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain a copy of any of the above-listed documents, including the Company’s Annual Report on Form 10-K, upon request, free of charge, by sending a request in writing to the Company’s Investor Relations Department at T-Mobile US, Inc., 3655 131st Ave SE, Bellevue, WA 98006.

Duplicate Mailings (Householding)

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we may deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of this Proxy Statement and our 2025 Annual Report to Stockholders, to multiple stockholders who share the same address unless we have received contrary instructions from an affected stockholder.

If you received only one copy of this Proxy Statement and the 2025 Annual Report to Stockholders or Notice of Internet Availability of Proxy Materials and wish to receive a separate copy for each stockholder in your household, please contact Broadridge Financial Solutions, Inc. by calling toll free at (866) 540-7095 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, NY 11717. We will promptly deliver, upon written or oral request to the address or telephone number above by stockholders at a shared address to which a single copy of the documents was delivered, a separate copy of the Proxy Statement and the 2025 Annual Report to Stockholders.

A number of brokerage firms have instituted householding. If you request more information on householding or if you wish to participate in householding, (a) if you hold your shares as a registered holder, please contact our transfer agent Equiniti Trust Company, LLC, by calling toll free at (800) 499-8410, or (b) if you hold your shares in street name, please contact your bank, broker or other holder of record.

Stockholder Proposals for the 2027 Annual Meeting of Stockholders

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our 2027 annual meeting of stockholders. To be eligible for inclusion in our 2027 Proxy Statement under Rule 14a-8, your proposal must be received by us no later than the close of business on December 28, 2026, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our Proxy Statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Business Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2027 annual meeting of stockholders that will not be included in our Proxy Statement pursuant to Rule 14a-8, you must comply with the procedures and timing specifically described in our bylaws. In addition, assuming the date of the 2027 annual meeting of stockholders is not more than 30 days before and not more than 60 days after the anniversary date of the Annual Meeting, you must notify us in writing, and such written notice must be delivered to our secretary no earlier than February 16, 2027, and no later than March 18, 2027.

A copy of our bylaws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained free of charge from our Corporate Secretary at 3655 131st Avenue SE, Bellevue, Washington 98006. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy solicitation material.

90	PROXY STATEMENT 2026 ▇

Other Information & Business

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than nominees by our Board must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We intend to file a proxy statement and a WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2027 annual meeting of stockholders.

Other Business

Management does not know of any other items or business, other than those in the accompanying Notice of Annual Meeting of Stockholders, that may properly come before the Annual Meeting or other matters incident to the conduct of the Annual Meeting.

As to any other item or proposal that may properly come before the Annual Meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

▇ PROXY STATEMENT 2026	91

Appendix A

Reconciliation of Non-GAAP Financial Measures

“Adjusted EBITDA”: Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization, stock-based compensation and certain expenses, gains and losses, which are not reflective of our ongoing operating performance (“Special Items”). Special Items include Merger-related costs (gain), net, network restructuring initiative costs (as discussed below), certain legal-related recoveries and expenses, Impairment expense, restructuring costs not directly attributable to the Sprint merger or UScellular acquisition (including severance), and other non-core gains and losses.

“Core Adjusted EBITDA”: Core Adjusted EBITDA represents Adjusted EBITDA less device lease revenues.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter								Year Ended December 31,

(in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025

Net income	$2,374	$2,925	$3,059	$2,981	$2,953	$3,222	$2,714	$2,103	$11,339	$10,992

Adjustments:

Interest expense, net	880	854	836	841	916	922	924	1,012	3,411	3,774

Other (income) expense, net	(20)	8	(7)	(94)	46	11	78	89	(113)	224

Income tax expense	764	843	908	858	885	1,058	814	532	3,373	3,289

Operating income	3,998	4,630	4,796	4,586	4,800	5,213	4,530	3,736	18,010	18,279

Depreciation and amortization	3,371	3,248	3,151	3,149	3,198	3,146	3,408	3,756	12,919	13,508

Stock-based compensation (1)	140	147	143	156	168	178	217	209	586	772

Merger-related costs (gain), net (2) (3)	130	(9)	16	10	14	33	73	143	147	263

Network restructuring initiative costs (4)	—	—	—	—	—	—	—	93	—	93

Legal-related expenses (recoveries), net (5)	—	15	1	(105)	6	(4)	8	6	(89)	16

Impairment expense	—	—	—	—	—	—	278	—	—	278

Other, net (6)	13	22	136	120	73	(19)	170	504	291	728

Adjusted EBITDA	7,652	8,053	8,243	7,916	8,259	8,547	8,684	8,447	31,864	33,937

Lease revenues	(35)	(26)	(21)	(11)	(1)	(6)	(4)	(2)	(93)	(13)

Core Adjusted EBITDA	$7,617	$8,027	$8,222	$7,905	$8,258	$8,541	$8,680	$8,445	$31,771	$33,924

1.

Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Additionally, certain stock-based compensation expenses associated with the Sprint merger have been included in Merger-related costs (gain), net.

2.	Merger-related costs (gain), net, includes Sprint merger-related costs and UScellular merger-related costs.

3.

Merger-related costs (gain), net, for the three months ended June 30, 2024 and the year ended December 31, 2024, includes the $100 million gain recognized for the extension fee previously paid by DISH associated with the DISH License Purchase Agreement.

4.

In Q4 2025, we began implementing network restructuring initiatives as a result of recent technological advancements that enhanced our Customer-Driven Coverage insights. Network restructuring initiative costs consist of network decommissioning and contract termination costs related to the rationalization of our network and backhaul services and the elimination of duplicative costs.

5.

Legal-related expenses (recoveries), net, consists of the settlement of certain litigation and compliance costs associated with the August 2021 cyberattack and is presented net of insurance recoveries.

6.

Other, net, primarily consists of certain severance, restructuring and other expenses, gains and losses, not directly attributable to the Sprint merger or UScellular acquisition, which are not reflective of T-Mobile’s ongoing core business activities and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA. Other, net, for the three months ended and year ended December 31, 2025, includes $390 million of severance and related costs associated with the 2025 workforce transformation.

Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management, including our chief operating decision maker, to monitor the financial performance of our operations and allocate resources of the Company as a whole. T-Mobile historically used Adjusted EBITDA and T-Mobile currently uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. T-Mobile uses Adjusted EBITDA and Core Adjusted EBITDA as benchmarks to evaluate its operating performance in comparison to competitors. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and

▇ PROXY STATEMENT 2026	A-1

Appendix A

to facilitate comparisons with other wireless communications and broadband services companies because they are indicative of our ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation, and Special Items. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the Company’s device financing strategy, by excluding the impact of device lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for Income from operations, Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

“Adjusted Free Cash Flow”: Adjusted Free Cash Flow is a non-GAAP financial measure utilized by management, investors and analysts of our financial information to evaluate cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business. It represents Net cash provided by operating activities less Cash purchases of property and equipment, plus Proceeds from sales of tower sites and Proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment or debt extinguishment costs.

Adjusted Free Cash Flow is reconciled to Net cash provided by operating activities as follows:

	Year Ended December 31,

(in millions, except percentages)	2021	2022	2023	2024	2025

Net cash provided by operating activities (1)	$13,917	$16,781	$18,559	$22,293	$27,950

Cash purchases of property and equipment, including capitalized interest	(12,326)	(13,970)	(9,801)	(8,840)	(9,955)

Proceeds from sales of tower sites	40	9	12	—	—

Proceeds related to beneficial interests in securitization transactions (1)	4,131	4,836	4,816	3,579	—

Cash payments for debt prepayment or debt extinguishment costs	(116)	—	—	—	—

Adjusted Free Cash Flow	$5,646	$7,656	$13,586	$17,032	$17,995

Net cash provided by operating activities 2021-2025 growth					101%

Adjusted Free Cash Flow 2021-2025 growth					219%

1.

Effective November 1, 2024, following amendments to the Company’s Equipment Installment Plan Sale and Service Receivable Sale arrangements, all cash proceeds associated with the sale of such receivables, a portion of which was previously recognized as Proceeds related to beneficial interests in securitization transactions within investing cash flows, were recognized as operating cash flows. These amendments did not have a net impact on Adjusted Free Cash Flow.

A-2	PROXY STATEMENT 2026 ▇

T-MOBILE US, INC. ATTN: BROADY HODDER 12920 SE 38TH STREET BELLEVUE, WA 98006 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on June 15, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TMUS2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on June 15, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V90667-P50558 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY T-MOBILE US, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Election of Directors. Nominees: 01) Marcelo Claure 02) Thomas Dannenfeldt 03) Srikant M. Datar 04) Srinivasan Gopalan 05) Timotheus Höttges 06) Christian P. Illek 07) James J. Kavanaugh 08) Raphael Kübler 09) Thorsten Langheim 10) Dominique Leroy 11) Letitia A. Long 12) G. Michael Sievert 13) Teresa A. Taylor The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2026. 3. Advisory Vote to Approve the Compensation Provided to the Company’s Named Executive Officers for 2025. NOTE: Consider any other business that is properly brought before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2026 ANNUAL MEETING OF STOCKHOLDERS OF T-MOBILE US, INC. Tuesday, June 16, 2026 8:00 A.M., Pacific Daylight Time Online only at www.virtualshareholdermeeting.com/TMUS2026 At the Annual Meeting, stockholders will vote upon the proposals outlined in the Notice of 2026 Annual Meeting of Stockholders of T-Mobile US, Inc. and any other business as may properly come before the Annual Meeting. We look forward to your participation. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V90668-P50558 T-MOBILE US, INC. Annual Meeting of Stockholders June 16, 2026, 8:00 A.M., Pacific Daylight Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Srinivasan Gopalan and Peter Osvaldik, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of T-MOBILE US, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M. PDT on Tuesday, June 16, 2026, virtually at www.virtualshareholdermeeting.com/TMUS2026. This proxy, when properly executed, will be voted in the manner directed herein and, in the proxyholders’ discretion, upon any other business that properly comes before the meeting. If no direction is given, this proxy will be voted in accordance with the recommendation of the Board of Directors: FOR the election of each of the nominees to the Board and FOR Proposal 2 and Proposal 3. Continued and to be signed on reverse side